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                                                                      Ex 4-1






                          PROFIT SHARING PLAN AND TRUST

                           WITH EMPLOYEE CONTRIBUTIONS
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                                TABLE OF CONTENTS



                                    ARTICLE I
                                   DEFINITIONS


                                   ARTICLE II
                          ELIGIBILITY AND PARTICIPATION

2.01      Initial Eligibility                                               30

2.02      Change in Employee Classification                                 30

2.03      Eligibility Upon Reemployment                                     31

2.04      Participation During an Authorized Leave of Absence               31

2.05      Limitations with Regard to Owner-Employees                        31



                                   ARTICLE III
                                  CONTRIBUTIONS

3.01      Employee Elective Deferrals                                       33

3.02      Terms of Deferral Agreement                                       33

3.03      Employer Matching and Qualified Matching Contributions            33

3.04      Employer Profit Sharing Contributions                             34

3.05      Employer Qualified Non-Elective Contributions                     34

3.06      Employee Post-Tax Voluntary Contributions                         34

3.07      Employee Rollover/Transfer Contributions                          34

3.08      Payment of Employer Contributions to Trustee                      34
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                                   ARTICLE IV
                            ACCOUNTING AND ALLOCATION

4.01      Accounting Procedure                                              36

4.02      Allocation of Employer Profit Sharing Contributions
          and Forfeitures                                                   38

4.03      Timing of Employer Contributions                                  40

4.04      Valuation and Allocation of Contracts                             41

4.05      Correction of Allocations                                         41

4.06      Additional Eligible Employees                                     41



                                    ARTICLE V
             LIMITATION ON ALLOCATIONS, DEFERRALS AND CONTRIBUTIONS

5.01      Limitation on Allocations                                         43

5.02      Limitation on Employee Elective Deferrals                         45

5.03      Limitations on Employer Matching Contributions and Employer
          Post-Tax Voluntary Contributions                                  47

5.04      Procedure for Distribution of Excess Elective Deferrals           48

5.05      Distribution of Excess Contributions                              49

5.06      Distribution of Excess Matching Contributions or Employee
          Post-Tax Voluntary Contributions                                  50

5.07      Multiple Use Limitation                                           50



                                   ARTICLE VI
                             VESTING AND FORFEITURES

6.01      Nonforfeitable Accounts                                           52

6.02      Accounts Subject to Vesting Schedule                              52

6.03      Vesting at Termination                                            52

6.04      Forfeitures                                                       53

6.05      Buyback                                                           53
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                                   ARTICLE VII
                               PAYMENT OF BENEFITS

7.01      Payment of Benefits                                               54

7.02      Commencement of Benefits                                          55

7.03      Joint and Survivor Requirements                                   56

7.04      Minimum Distribution Requirements                                 56

7.05      Payment at Death                                                  57

7.06      Optional Form of Payment of Benefits                              59

7.07      Designation of Beneficiary                                        59

7.08      Restrictions on Immediate Distributions                           60

7.09      Notice Requirements                                               61

7.10      Special Rule for Elective Plans                                   62

7.11      Transitional Joint and Survivor Annuity Rules                     62

7.12      Hardship Withdrawals                                              63

7.13      Transitional Minimum Distribution Rules                           65

7.14      In-Service Distributions                                          66

7.15      Distributions Under Qualified Domestic Relations Order            66

7.16      Direct Rollover                                                   67



                                  ARTICLE VIII
                          SPECIAL TOP-HEAVY PLAN RULES

8.01      Applicability of Article                                          68

8.02      Minimum Allocations                                               68

8.03      Minimum Vesting                                                   69

8.04      Super Top-Heavy Plans                                             69
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                                   ARTICLE IX
                             ADMINISTRATION OF PLAN

9.01      Responsibilities of Employer                                      70

9.02      Rights and Responsibilities of Plan Administrator                 70

9.03      Administrative Committee                                          71

9.04      Benefit Claims Procedure                                          72

9.05      Multiple Roles                                                    74



                                    ARTICLE X
                                 TRUST AGREEMENT

10.01     Trust Agreement                                                   75

10.02     Basic Responsibilities of Trustee                                 75

10.03     Investment                                                        75

10.04     Rights and Powers of the Trustee                                  77

10.05     Administration and Payment                                        79

10.06     Compensations and Expenses                                        80

10.07     Accounts of the Trustee                                           80

10.08     Co-Trustees                                                       81

10.09     Resignation and Removal of Trustee                                81

10.10     Successor Trustee                                                 81



                                   ARTICLE XI
                              LOANS TO PARTICIPANTS

11.01     Loans to Participants                                             82

11.02     Terms and Conditions                                              82

11.03     Protection of Trustee                                             84
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                                   ARTICLE XII
                               INSURANCE CONTRACTS

12.01     Investment in Insurance Contracts                                 85

12.02     Investment Limitations                                            85

12.03     General Provisions                                                85

12.04     Insurance as General Investment                                   87

12.05     Insurance Company Not a Party                                     87



                                  ARTICLE XIII
                                EXCLUSIVE BENEFIT

13.01     Exclusive Benefit                                                 88

13.02     Mistake of Fact                                                   88

13.03     Requirement of Qualification                                      88

13.04     Requirement of Deductibility                                      88



                                   ARTICLE XIV
                       AMENDMENT, TERMINATION, AND MERGER

14.01     Amendment                                                         89

14.02     Plan Termination                                                  90

14.03     Distribution Upon Plan Termination                                90

14.04     Merger                                                            90



                                   ARTICLE XV
                                  MISCELLANEOUS

15.01     This Plan is not an Employment Contract                           91

15.02     Limitations on the Obligations of the Employer                    91

15.03     Agreement Binding                                                 91
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15.04     Assignment, Alienation, or Encumbrance                            91

15.05     Retroactive Effect                                                91

15.06     Construction                                                      92

15.07     Headings                                                          92

15.08     Governing Law                                                     92



                                   ARTICLE XVI
                             PARTICIPATING EMPLOYERS

16.01     Adoption by Other Employers                                       93

16.02     Requirements of Participating Employers                           93

16.03     Designation of Agent                                              94

16.04     Employee Transfers                                                94

16.05     Participating Employers Contribution                              94

16.06     Amendment                                                         94

16.07     Discontinuance of Participation                                   95

16.08     Administrator's Authority                                         95
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                       PLAN DATA, INC. REGIONAL PROTOTYPE
                          PROFIT SHARING PLAN AND TRUST
                           WITH EMPLOYEE CONTRIBUTIONS
                                   (PLAN 001)

The Employer whose name and signature appear on the attached Adoption Agreement hereby adopts a profit sharing plan in the form of this Plan Data, Inc. Regional Prototype Profit Sharing Plan and Trust With Employee Contributions, as modified by the information provided and selections made in the Adoption Agreement.

The Employer hereby establishes the Plan and creates the Trust for the exclusive benefit of Participants and their Beneficiaries, as follows:

                                    ARTICLE I
                                   DEFINITIONS

The following words and phrases, when used herein, shall have the meanings indicated below, unless a different meaning is clearly indicated by the context. All references to sections herein pertain to sections of the Plan unless otherwise indicated by the text or context.

1.01     ACTUAL DEFERRAL PERCENTAGE ("ADP"):
         For a specified group of Participants for a Plan Year, the average of the ratios (calculated separately for each Participant in such group) of (1) the amount of Employer contributions actually paid over to the trust on behalf of such Participant for the Plan Year to (2) the Participant's Compensation for such Plan Year.

         For purposes of the preceding sentence, "Employer contributions" on behalf of any Participant shall include: (1) any Employee Elective Deferrals made pursuant to the Participant's Deferral Agreement, including Excess Elective Deferrals, but excluding Elective Deferrals that are taken into account in the Contribution Percentage test (provided the ADP test is satisfied both with and without exclusion of these Employee Elective Deferrals); and (2) Employer Qualified Non-Elective Contributions and Employer Qualified Matching Contributions. The amounts of Employer Qualified Matching Contributions and Employer Qualified Non-Elective Contributions taken into account for purposes of calculating the Actual Deferral Percentage, subject to such other requirements as may be prescribed by the Secretary of the Treasury, shall be such amounts as are needed to meet the Actual Deferral Percentage test in section 5.02(a) of the Plan.

         For purposes of computing Actual Deferral Percentages, "Participant" shall include an Employee who would be a Participant (with respect to eligibility to make Employee Elective Deferrals) but for the failure to make Employee Elective Deferrals. Such Employee shall be treated as a Participant on whose behalf no Employee Elective Deferrals are made.

1.02     ADMINISTRATOR, PLAN ADMINISTRATOR:
         The person or Committee named to administer the Plan on behalf of the Employer, as specified in the Adoption Agreement. If no person or Committee is named, the Employer shall be the Administrator.


                                       1
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1.03     ADOPTION AGREEMENT:
         The instrument, completed and executed by the Employer and accepted by the Trustee, in which the Employer adopts the Plan and Trust and selects its options under this Plan. Such agreement may be amended by the Employer from time to time.

1.04     AFFILIATED EMPLOYER:
         Any corporation which is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) which includes the Employer; any trade or business (whether or not incorporated) which is under common control (as defined in Section 414(c) of the Code) with the Employer; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Section 414(m) of the Code) which includes the Employer; and any other entity required to be aggregated with the Employer pursuant to regulations under 414(o) of the Code.

1.05     AGGREGATE LIMIT:
         The sum of (a) 125 percent of the greater of the ADP of the Non-highly Compensated Employees for the Plan Year or the ACP of Non-highly Compensated Employees under the Plan subject to section 401(m) of the Code for the Plan Year beginning with or within the Plan Year of the cash or deferred arrangement and (b) the lesser of 200% or two plus the lesser of such ADP or ACP.

1.06     ANNIVERSARY DATE:
         The last day of the Plan Year.

1.07     ANNUAL ADDITIONS:

         The sum of the following amounts allocated on behalf of a Participant for the Limitation Year:

         (a)      all employer contributions,

         (b)      all forfeitures,

         (c)      all employee contributions.

         For purposes of this subsection, amounts reapplied to reduce employer contributions under section 5.01 shall also be included as Annual Additions. Excess Elective Deferrals and Excess Contributions shall be treated as Annual Additions under the Plan.

         Amounts allocated, after March 31, 1984, to an individual medical account, as defined in section 415(l)(2) of the Code, which is part of a pension or annuity plan maintained by the Employer, are treated as Annual Additions to a defined contribution plan. Also, amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account of a key employee, as defined in section 419A(d)(3) of the Code, under a welfare benefit fund, as defined in section 419(e), maintained by the Employer, are treated as Annual Additions to a defined contribution plan.

1.08     ANNUITY STARTING DATE:
         Annuity Starting Date is the first day of the first period for which an amount is paid as an annuity or any other form.


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1.09     APPLICABLE LIFE EXPECTANCY:
         The life expectancy (or joint and last survivor expectancy) calculated using the attained age of the Participant (or Designated Beneficiary) as of the Participant's (or Designated Beneficiary's) birthday in the applicable calendar year reduced by one for each calendar year which has elapsed since the date life expectancy was first calculated. If life expectancy is being recalculated, the Applicable Life Expectancy shall be the life expectancy as so recalculated. The applicable calendar year shall be the first Distribution Calendar Year, and if life expectancy is being recalculated, such succeeding calendar year.

         Life expectancy and joint and last survivor expectancy are computed by use of the expected return multiples in Tables V and VI of section 1.72- 9 of the Income Tax Regulations.

         Unless otherwise elected by the Participant (or Spouse, in the case of distributions described in section 7.05(c)(2)(B)) by the time distributions are required to begin, life expectancies shall not be recalculated annually. Such election shall be irrevocable as to the Participant (or Spouse) and shall apply to all subsequent years. The life expectancy of a nonspouse beneficiary may not be recalculated.

1.10     APPLICABLE PERIOD:
         The Applicable Period for notice in the case of a Preretirement Survivor Annuity is whichever of the following periods ends last:

         (a) the period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35;

         (b) a reasonable period ending after the individual becomes a Participant;

         (c) a reasonable period ending after section 7.03 first applies to the Participant. Notwithstanding the foregoing, notice must be provided within a reasonable period ending after separation from service in the case of a Participant who separates from service before attaining age 35.

         For purposes of the above, a reasonable period ending after the enumerated events described in (b) and (c) is the end of the two-year period beginning one year prior to the date the applicable event occurs, and ending one year after that date. In the case of a Participant who separates from service before the Plan Year in which age 35 is attained, notice shall be provided within the two-year period beginning one year prior to separation and ending one year after separation. If such a Participant thereafter returns to employment with the Employer, the Applicable Period for such Participant shall be redetermined.

1.11     AUTHORIZED LEAVE OF ABSENCE:
         Any absence authorized by the Employer under the Employer's standard personnel practices, so long as all persons under similar circumstances will have such practices uniformly applied to them, and further provided that the Participant either returns or retires within the period of the Authorized Leave of Absence. An absence due to service in the armed forces of the United States or of any state shall be considered an Authorized Leave of Absence if that absence is caused by war or other emergency or if the Participant is required to serve under the laws of conscription in time of peace, and the Participant returns to employment within the time provided by law.

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1.12     AVERAGE CONTRIBUTION PERCENTAGE ("ACP"):
         The average of the Contribution Percentages of the Eligible Participants in a specified group.

1.13     BENEFICIARY:
         The person or persons designated pursuant to Article VII of the Plan to receive a Participant's benefits upon the Participant's death, subject to the restrictions of Article VII.

1.14     BREAK IN SERVICE:
         (a) Hour of Service Method - If the Employer has specified in the Adoption Agreement that the Hour of Service method shall be used, then a Break in Service shall mean a Plan Year during which an Employee does not complete more than 500 Hours of Service with the Employer. However, in determining the Break in Service referenced in section 1.121(a)(2), the computation period shall be the same as that which is used to determine a Year of Service for eligibility purposes.

                  Solely for purposes of determining whether a Break in Service for eligibility and vesting purposes has occurred in a computation period, an individual who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such individual but for such absence, or in any case in which such hours cannot be determined, 8 Hours of Service per day of such absence. The Hours of Service credited under this paragraph shall be credited in the computation period in which the absence begins if the crediting is necessary to prevent a Break in Service in that period, or, in all other cases, in the following computation period.

         (b) Regular Time Hours Method - If the Employer has specified in the Adoption Agreement that the Regular Time Hours Method shall be used, then a Break in Service will be determined under the Hour of Service Method described in (a) above, except that 375 Regular Time Hours will be substituted for 500 Hours of Service.

         (c) Elapsed Time Method - If the Employer has specified in the Adoption Agreement that the elapsed time method shall be used, then a Break in Service shall mean a Period of Severance of at least twelve-consecutive months.

                  In the case of an individual who is absent from work for maternity or paternity reasons, the twelve-consecutive month period beginning on the first anniversary of the first date of such absence shall not constitute a Break in Service.

         (d) For purposes of sections 1.14(a) and (c) above, an absence from work for maternity or paternity reasons means an absence
                  (1) by reason of the pregnancy of the individual, (2) by reason of the birth of a child of the individual, (3) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement.

1.15     CHANGE DATE:
         The date or dates elected in Item 19 of the Adoption Agreement as of which a Participant will be able to change the amount deferred pursuant to his Deferral Agreement.

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1.16     CODE:
         The Internal Revenue Code of 1986 and the regulations thereunder, as heretofore or hereafter amended. Reference to a section of the Code shall include that section and any comparable section or sections, or any future statutory provision which amends, supplements or supersedes that section.

1.17     COLLECTIVE BARGAINING AGREEMENT:
         An agreement which the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and one or more employers, if there is evidence that retirement benefits were the subject of good faith bargaining. For this purpose, the term "employee representatives" does not include any organization more than half of whose members are employees who are owners, officers or executives of the Employer.

1.18     COMMITTEE:
         If the Employer so designates in the Adoption Agreement, the person or persons appointed by the Employer to have the responsibilities set forth in Article IX.

1.19     COMPENSATION:

         (a) Compensation shall mean one of the following amounts as elected by the Employer in item 18. of the Adoption Agreement:

                  (1) Wages, Tips and Other Compensation Box on Form W-2 Compensation is defined as wages as defined in section 3401(a) of the Code and all other payments of compensation to an employee by the employer (in the course of the employer's trade or business) for which the employer is required to furnish the employee a written statement under section 6041(d) and 6051(a)(3) of the Code. Compensation must be determined without regard to any rules under section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in section 3401(a)(2)).

                  (2)      Section 3401(a) Wages
                           Compensation is defined as wages within the meaning of section 3401(a) for the purposes of income tax withholding at the source but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in section 3401(a)(2)).

                  (3)      415 Safe-Harbor Compensation.
                           Compensation is defined as wages, salaries, and fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the employer maintaining the plan to the extent that the amounts are includable in gross income (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits and reimbursements or other expense allowances under a nonaccountable plan (as described in 1.62-2(c)), and excluding the following:

                             i) Employer contributions to a plan of deferred compensation which are not includable in the employee's gross income for the taxable years in which contributed, or employer contributions under a simplified employee pension plan to the extent such contributions are deductible by the employee, or any distributions from a plan of deferred compensation;

                            ii) Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

                           iii) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

                            iv) other amounts which received special tax benefits, or contributions made by the employer (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in section 403(b) of the Code (whether or not the contributions are actually excludable from the gross income of the employee).

                  Notwithstanding the above, if elected by the employer in the Adoption Agreement item 18., compensation shall include any amount which is contributed by the Employer pursuant to a salary reduction agreement and which is not includable in the gross income of the employee under sections 125, 402(a)(8), 402(h) or 403(b) of the Code.

                  For plan years beginning on or after January 1, 1989, and before January 1, 1994, the annual Compensation of each Participant taken into account for determining all benefits provided under the Plan for any Compensation Determination Period shall not exceed $200,000, as adjusted by the Secretary at the same time and in the same manner as under section 415(d) of the Code, except that the dollar increase in effect on January 1 of any calendar year is effective for plan years beginning in such calendar year and the first adjustment to the $200,000 limitation is effective on January 1, 1990.

                  For plan years beginning on or after January 1, 1994, the annual compensation of each participant taken into account for determining all benefits provided under the plan for any Compensation Determination Period shall not exceed $150,000, as adjusted for increases in the cost-of-living in accordance with section 401(a)(17)(B) of the Internal Revenue Code. The cost-of-living adjustment in effect for a calendar year applies to any determination period beginning in such calendar year.

                  If the determination period consists of fewer than 12 months, the annual compensation limit is an amount equal to the otherwise applicable annual compensation limit multiplied by a fraction, the numerator of which is the number of months in the short determination period, and the denominator of which is 12.

                  In determining the Compensation of a Participant for purposes of this limitation, the rules of section 414(q)(6) of the Code shall apply, except that in applying such rules, the term "family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the year. If, as a result of application of such rules, the adjusted annual compensation limitation is exceeded, then (except for purposes of determining the portion of Compensation up to the Integration Level if this Plan provides for permitted disparity), the limitation shall be prorated among the affected individuals in proportion to each such individual's Compensation as determined under this section prior to the application of this limitation.

                  If Compensation for any prior Compensation Determination Period is taken into account in determining an employee's allocations or benefits for the current Plan Year, the Compensation for such prior Compensation Determination Period is subject to the applicable annual compensation limit in effect for that prior period. For this purpose, for years beginning on or after January 1, 1989, the annual compensation limit in effect for Compensation Determination Periods beginning before that date is $200,000 (as adjusted). In addition, in determining allocations in plan years beginning on or after January 1, 1994, the annual compensation limit in effect for Compensation Determination Periods beginning on or after that date is $150,000 (as adjusted).

                  If so elected in Item 18.c. of the Adoption Agreement, Compensation for purposes of allocating Employer Contributions shall not include Compensation prior to the date the Employee's participation in this Plan commenced. For purposes of determining the Compensation of a Self-Employed, Compensation shall be deemed to have been earned at a uniform rate throughout the year, and shall include a pro rata amount based on the number of complete months of participation in this Plan.

                  If so elected in Item 18.d. of the Adoption Agreement, Compensation for purposes of allocating Employer Contributions shall not include any of the amounts specified in Item 18.d. However, these amounts can be excluded for a Compensation Determination Period only if the "compensation percentage" for the Employer's Highly Compensated Employees is not greater than the "compensation percentage" for the Employer's Nonhighly Compensated Employees by more than a DE MINIMIS amount. The compensation percentage for a group of Employees is calculated by averaging the separately calculated compensation ratios for each Employee in the group. An Employee's compensation ratio is calculated by dividing the amount of the Employee's Compensation taking Item 18.d. into account by the amount of the Employee's Compensation without regard to Item 18.d.

         (b) When the Plan refers to "_415 Compensation," such term shall mean the amount as elected by the Employer in item 18.a of the Adoption Agreement determined without regard to the additional amounts included or excluded under items 18.b., or 18.c., or 18.d. of the Adoption Agreement.

                  _415 Compensation for a Limitation Year is the Compensation actually paid or includable in gross income during such Limitation Year.

         (c) For purposes of determining the Actual Contribution Percentage and the Actual Deferral Percentage and testing under 410(b) and 401(a)(4), Compensation shall mean an amount elected by the Employer which satisfies the requirements of Code Section 414(s) and the regulations thereunder. Further, the Employer may elect to exclude from Compensation considered for this purpose any Compensation paid prior to the time the Employee became a Participant in the Plan.

         (d) When the Plan refers to "_414(q) Compensation", such term shall mean the amount elected by the Employer in item 18.a of the Adoption Agreement and shall include salary deferral contributions under sections 125, 402(a)(8), 402(h)(1)(B), and 403(b) of the Code.

1.20     COMPENSATION DETERMINATION PERIOD:
         The Compensation Determination Period is the period selected by the Employer in the Adoption Agreement over which Compensation is determined.

1.21     CONTRACT:
         A life insurance policy or annuity contract (group or individual) issued by an insurer.

1.22     CONTRIBUTION PERCENTAGE:
         The ratio (expressed as a percentage) of the Participant's Contribution Percentage Amounts to the Participant's Compensation for the Plan Year (whether or not the Employee was a Participant for the entire Plan
         Year).

1.23     CONTRIBUTION PERCENTAGE AMOUNTS:
         The sum of the Employee Contributions, Matching Contributions, and Employer Qualified Non-Elective Contributions (to the extent not taken into account for purposes of the ADP test) made under the Plan on behalf of the Participant for the Plan Year. The Employer may include Employee Elective Deferrals in the Contribution Percentage Amounts so long as the ADP test is met before the Employee Elective Deferrals are used in the ACP test and continues to be met following the exclusion of those Employee Elective Deferrals that are used to meet the ACP test.

1.24     DEFERRAL AGREEMENT:
         A written agreement between an Employee who has otherwise satisfied the participation requirements of Section 2.01 and the Employer which provides that the Participant's cash compensation will be reduced in accordance with Item 19 of the Adoption Agreement and that the Employer will contribute an equivalent amount to the Trust as an Employee Elective Deferral on behalf of such Participant. Under no circumstances shall a Deferral Agreement be adopted retroactively.

1.25     DEFINED BENEFIT FRACTION:
         A fraction, the numerator of which is the sum of the Participant's Projected Annual Benefits under all the defined benefit plans (whether or not terminated) maintained by the Employer, and the denominator of which is the lesser of 125 percent of the dollar limitation determined for the Limitation Year under sections 415(b) and (d) of the Code or 140 percent of the Highest Average Compensation, including any adjustments under section 415(b) of the Code.

         Notwithstanding the above, if the Participant was a participant as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined benefit plans maintained by the Employer which were in existence on May 6, 1986, the denominator of this fraction will not be less than 125 percent of the sum of the annual benefits under such plans which the Participant had accrued as of the close of the last Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the Plan after May 5, 1986. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of section 415 for all Limitation Years beginning before January 1, 1987.

1.26     DEFINED CONTRIBUTION DOLLAR LIMITATION:
         $30,000 or if greater, one-fourth of the defined benefit dollar limitation set forth in section 415(b)(1) of the Code as in effect for the Limitation Year.

1.27     DEFINED CONTRIBUTION FRACTION:
         A fraction, the numerator of which is the sum of the Annual Additions to the Participant's account under all the defined contribution plans (whether or not terminated) maintained by the Employer for the current and all prior Limitation Years, (including the Annual Additions attributable to the Participant's nondeductible employee contributions to all defined benefit plans, whether or not terminated, maintained by the Employer and the Annual Additions attributable to all welfare benefit funds, as defined in section 419(e) of the Code, and individual medical accounts, as defined in section 415(l)(2) of the Code, maintained by the Employer), and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior Limitation Years of service with the Employer (regardless of whether a defined contribution plan was maintained by the Employer). The maximum aggregate amount in any Limitation Year is the lesser of 125 percent of the dollar limitation determined under sections 415(b) and (d) of the Code in effect under section 415(c)(1)(A) of the Code or 35 percent of the Participant's _415 Compensation for such year.

         If the Employee was a Participant as of the end of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined contribution plans maintained by the Employer which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the Defined Benefit Fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (1) the excess of the sum of the fractions over 1.0 times (2) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the plan made after May 5, 1986, but using the section 415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987. The Annual Addition for any Limitation Year beginning before January 1, 1987, shall not be recomputed to treat all employee contributions as Annual Additions.

1.28     DESIGNATED BENEFICIARY:
         The individual who is designated as the Beneficiary under the Plan in accordance with section 401(a)(9) of the Code and the regulations thereunder.

1.29     DETERMINATION DATE:
         For the first Plan Year of the Plan, the last day of that year. For any subsequent Plan Year, the last day of the preceding Plan Year.

1.30     DIRECT ROLLOVER:
         A Direct Rollover is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

1.31     DISABILITY:
         A medically determinable physical or mental condition resulting from bodily injury, disease, or mental disorder which is expected to be of long and indefinite duration and which renders a Participant incapable of continuing his usual and customary employment with the Employer. Disability shall be determined by a licensed physician selected by the Administrator.

1.32     DISTRIBUTEE:
         A Distributee is a Participant or a former Participant who is eligible to receive a distribution from this Plan. In addition, a Distributee includes a Participant's or former Participant's Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code with regard to the interest of the Spouse or former Spouse.

1.33     DISTRIBUTION CALENDAR YEAR:
         A calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant's Required Beginning Date. For distributions beginning after the Participant's death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin pursuant to section 7.05(c).

1.34     EARNED INCOME:
         The net earnings from self-employment in the trade or business with respect to which the Plan is established, for which personal services of the Self-Employed are a material income-producing factor. Net earnings will be determined without regard to items not included in gross income and the deductions allocable to such items. Net earnings are reduced by contributions by the Employer to a qualified plan to the extent deductible under section 404 of the Code. Net earnings shall be determined with regard to the deduction allowed to the Employer by section 164(f) of the Code for taxable years beginning after December 31, 1989.

1.35     ELIGIBLE PARTICIPANT:
         Any Employee who is eligible to make an Employee Contribution, or an Employee Elective Deferral (if the Employer takes such contributions into account in the calculation of the Contribution Percentage), or to receive an Employer Matching Contribution (including forfeitures) or an Employer Qualified Matching Contribution.

1.36     ELIGIBLE RETIREMENT PLAN:
         An Eligible Retirement Plan is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the Surviving Spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

1.37     ELIGIBLE ROLLOVER DISTRIBUTION:
         Any distribution of all or any portion of the balance to the credit of the Distributee, except:

         (a) a distribution that is one of a series of substantially equal periodic payments, made not less frequently than annually, that is made over the life or life expectancy of the Distributee, or the joint lives of the Distributee and the Distributee's designated Beneficiary, the joint life and last survivor expectancy of the Distributee and the Distributee's designated Beneficiary, or a specified period of ten years or more; or,

         (b) any distribution to the extent the distribution is required under section 401(a)(9) of the Code; or,

         (c) the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); or,

         (d) such other distributions the Secretary or Commissioner designates ineligible for treatment as Eligible Rollover Distributions in regulations, rulings, notices or other guidance of general applicability.

1.38     EMPLOYEE:
         Any employee of the Employer maintaining the Plan or of any other employer required to be aggregated with such Employer under sections 414(b), (c), (m) or (o) of the Code. The term "Employee" shall also include any "Leased Employee" deemed to be an employee of any employer described in the previous sentence as provided in sections 414(n) or
         (o) of the Code.

         A Leased Employee shall not be considered an employee of the recipient if: (a) such employee is covered by a money purchase pension plan providing: (1) a nonintegrated employer contribution rate of at least 10 percent of compensation, as defined in section 415(c)(3) of the Code, but including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee's gross income under section 125, section 402(a)(8), section 402(h) or section 403(b) of the Code, (2) immediate participation, and (3) full and immediate vesting; and (b) Leased Employees do not constitute more than 20 percent of the recipient's nonhighly compensated workforce.

1.39     EMPLOYEE CONTRIBUTION:
         Any contribution made to the Plan by or on behalf of a Participant that is included in the Participant's gross income in the year in which made and that is maintained under a separate account to which earnings and losses are allocated.

1.40     EMPLOYEE ELECTIVE DEFERRALS:
         Any Employer contributions made to the Plan at the election of the Participant, in lieu of cash compensation, including contributions made pursuant to a Deferral Agreement or other deferral mechanism. With respect to any taxable year, a Participant's Employee Elective Deferrals is the sum of all employer contributions made on behalf of such Participant pursuant to an election to defer under any qualified cash or deferred arrangement as described in section 401(k) of the Code, any simplified employee pension cash or deferred arrangement as described in section 402(h)(1)(B), any eligible deferred compensation plan under section 457, any plan as described under section 501(c)(18), and any employer contributions made on the behalf of a Participant for the purchase of an annuity contract under section 403(b) pursuant to a salary reduction agreement.

1.41     EMPLOYEE ELECTIVE DEFERRAL ACCOUNT:
         The account maintained with respect to a Participant in which is recorded his Employee Elective Deferrals under this Plan and any adjustments thereto.

1.42     EMPLOYEE POST-TAX VOLUNTARY CONTRIBUTIONS:
         Amounts contributed by a Participant pursuant to section 3.06 of the Plan.

1.43     EMPLOYEE POST-TAX VOLUNTARY CONTRIBUTION ACCOUNT:
         The account maintained with respect to a Participant in which is recorded his Employee Post-Tax Voluntary Contributions and adjustments thereto.

1.44     EMPLOYEE ROLLOVER/TRANSFER CONTRIBUTIONS:
         Amounts received by the Trustee which either -

         (a) Were received by a Participant from another Qualified Deferred Compensation Plan and were then contributed to the Trustee of this Plan in such manner that the requirements for deferral of income pursuant to section 402(a)(5), 403(a)(4), 408(d)(3)(A)(ii), or other applicable provision of the Code dealing with rollover contributions are met; or

         (b) Were transferred on behalf of a Participant directly to the Trustee of this Plan by the Trustee of another Qualified Deferred Compensation Plan, provided such transfer meets any applicable requirements of law.

1.45     EMPLOYEE ROLLOVER/TRANSFER ACCOUNT:
         The account maintained with respect to a Participant in which is recorded his Employee Rollover/Transfer Contributions and any adjustments thereto.

1.46     EMPLOYEE VDEC CONTRIBUTIONS:
         Amounts received by the Trustee which are voluntary deductible employee contributions. This Plan will not accept deductible employee contributions which are made for a taxable year beginning after December 31, 1986.

1.47     EMPLOYEE VDEC ACCOUNT:
         The account maintained with respect to a Participant in which is recorded his Employee VDEC Contributions and any adjustments thereto. The account will be nonforfeitable at all times. The account will share in the gains and losses of the trust in the same manner as described in section 4.01(h) of the Plan. No part of the account will be used to purchase life insurance.

1.48     EMPLOYER:
         The sole proprietorship, partnership, corporation or other entity whose name appears on the Adoption Agreement executed by it, any successor which elects to continue the Plan, and any predecessor which has maintained this Plan.

         For purposes of section 5.01, "Employer" shall include not only the Employer adopting this Plan, but also all Affiliated Employers.

1.49     EMPLOYER CONTRIBUTION ACCOUNT:
         The account maintained with respect to a Participant which consists of his Employer Profit Sharing Account, Employer Matching Account, Employer Qualified Matching Account, and Employer Qualified Non-Elective Account.

1.50     EMPLOYER MATCHING CONTRIBUTIONS:
         Amounts contributed to the Plan by the Employer for a Plan Year pursuant to section 3.03(a) of the Plan.

1.51     EMPLOYER MATCHING CONTRIBUTION ACCOUNT:
         The account maintained with respect to a Participant in which is recorded his Employer Matching Contributions under this Plan and any adjustments thereto.

1.52     EMPLOYER PROFIT SHARING CONTRIBUTIONS:
         Amounts contributed to the Plan by the Employer for a Plan Year pursuant to section 3.04 of the Plan.

1.53     EMPLOYER PROFIT SHARING CONTRIBUTION ACCOUNT:
         The account maintained with respect to a Participant in which is recorded his Employer Profit Sharing Contributions and any adjustments thereto.

1.54     EMPLOYER QUALIFIED MATCHING CONTRIBUTIONS:
         Amounts contributed to the Plan by the Employer for a Plan Year and designated as such pursuant to section 3.03(b) of the Plan. Such contributions are nonforfeitable when made and are distributable only in accordance with the distribution provisions that are applicable to Employee Elective Deferrals. These amounts will be determined in accordance with the provisions of Section 1.401(k)-1(b)(5) of the Code, which are incorporated herein by this reference.

1.55     EMPLOYER QUALIFIED MATCHING CONTRIBUTION ACCOUNT:
         The account maintained with respect to a Participant in which is recorded his Employer Qualified Matching Contributions and any adjustments thereto.

1.56     EMPLOYER QUALIFIED NON-ELECTIVE CONTRIBUTIONS:
         Amounts contributed to the Plan by the Employer for a Plan Year and designated as such pursuant to section 3.05 of the Plan. Participants shall have no right to elect to receive such contributions in cash until such amounts are otherwise distributable under the Plan. Such contributions are nonforfeitable when made and are distributable only in accordance with the distribution provisions that are applicable to Employee Elective Deferrals. These amounts will be determined in accordance with the provisions of Section 1.401(k)-1(b)(5) and Section 1.401(m)-1(b)(5) of the Code, which are incorporated herein by this reference.

1.57     EMPLOYER QUALIFIED NON-ELECTIVE CONTRIBUTION ACCOUNT:
         The account maintained with respect to a Participant in which is recorded his Employer Qualified Non-Elective Contributions and any adjustments thereto.

1.58     ENTRY DATE:
         The date or dates set out in the Adoption Agreement as of which an Employee who has satisfied the eligibility requirements may enter this Plan and become a Participant hereunder.

1.59     ERISA:
         Public Law No. 93-406, known as the "Employee Retirement Income Security Act of 1974," as amended from time to time.

1.60     EXCESS AGGREGATE CONTRIBUTIONS:
         With respect to any Plan Year, the excess of:

         (a) The aggregate Contribution Percentage Amounts taken into account in computing the numerator of the Contribution Percentage actually made on behalf of Highly Compensated Employees for such Plan Year, over

         (b) The maximum Contribution Percentage Amounts permitted by the ACP test (determined by reducing contributions made on behalf of Highly Compensated Employees in order of their Contribution Percentages beginning with the highest of such percentages).

         Such determination shall be made after first determining Excess Elective Deferrals pursuant to section 5.04 and then determining Excess Contributions pursuant to section 5.05.

1.61     EXCESS AMOUNT:
         The excess of the Participant's Annual Additions for the Limitation Year over the Maximum Permissible Amount.

1.62     EXCESS COMPENSATION:
         A Participant's Compensation in excess of the Integration Level.

1.63     EXCESS COMPENSATION PERCENTAGE:
         The percentage in Item 24 of the Adoption Agreement, which shall not exceed the percentage equal to the portion of the rate of tax under section 3111(a) of the Code in effect at the beginning of the Plan Year which is attributable to old-age insurance. If the Integration Level is less than the Taxable Wage Base, the Excess Compensation Percentage shall not exceed the following applicable percentage:

         If the Integration Level is:
         ----------------------------

         more than                  but not more than         the applicable percentage is
         ---------                  -----------------         ----------------------------

            $0                               X*                                      5.7%

         X* of TWB                        80% of the TWB                             4.3%

         80% of TWB                          Y**                                     5.4%

               X* = the greater of $10,000 or 20% of the TWB

               Y** = any amount more than 80% but less than 100% of the TWB

1.64     EXCESS CONTRIBUTIONS:
         With respect to any Plan Year, the excess of:

         (a) The aggregate amount of Employer contributions (as defined in section 1.01) actually taken into account in computing the ADP of Highly Compensated Employees for such Plan Year, over

         (b) The maximum amount of such contributions permitted by the ADP test (determined by reducing contributions made on behalf of Highly Compensated Employees in order of the ADPs, beginning with the highest of such percentages).

1.65     EXCESS ELECTIVE DEFERRALS:
         Those Employee Elective Deferrals that are includable in a Participant's gross income under section 402(g) of the Code to the extent such Participant's Employee Elective Deferrals for a taxable year exceed the dollar limitation under such Code section.

1.66     FAMILY MEMBER:
         An individual described in Section 414(q)(6)(B) of the Code. Generally, this term includes, with respect to a Participant, such Participant's spouse and lineal ascendants or descendants and the spouses of such lineal ascendants or descendants.

1.67     FORFEITURE:
         That portion of a Participant's Employer Contribution Account which is not vested and thus becomes a Forfeiture on the earlier of:

         (a) the date of the distribution (or deemed distribution pursuant to section 7.08(a)) of the Vested Percentage of a Participant's Employer Contribution Account; or

         (b) the last day of the Plan Year in which the Participant incurs five consecutive 1-year Breaks in Service.

1.68     FORMER PARTICIPANT:
         A Participant whose employment with the Employer has terminated or who ceased to be a Participant for any reason.

1.69     HIGHEST AVERAGE COMPENSATION:
         The average _415 Compensation for the three consecutive years of service with the Employer that produces the highest average. A year of service with the Employer is the Limitation Year specified in the Adoption Agreement.

1.70     HIGHLY COMPENSATED EMPLOYEE:
         Any Employee who is a "highly compensated active employee" or a "highly compensated former employee."

         (a) Unless otherwise elected in the Adoption Agreement, a "highly compensated active employee" is any Employee who performed service for the Employer during the determination year and who, during the look-back year:

                  (1) received _414(q) Compensation from the Employer in excess of $75,000 (as adjusted pursuant to section 415(d) of the Code).

                  (2) received _414(q) Compensation from the Employer in excess of $50,000 (as adjusted pursuant to section 415(d) of the Code) and who was in the Top Paid Group of Employees for such Plan Year.

                  (3) was an officer of the Employer and received _414(q) Compensation greater than 50% of the amount in effect under Code Section 415(b)(1)(A) during such year. If none of the officers of the Employer meet the compensation requirement of the preceding sentence, then the most highly compensated officer will be treated as a Highly Compensated Employee, regardless of the level of _414(q) Compensation.

                  (4) was both described in (1), (2), or (3) above if the term "determination year" is substituted for the term "look-back year" and was one of the 100 Employees who received the most _414(q) Compensation from the Employer during the determination year.

                  (5) was a "five percent owner" of the Employer at any time during the look-back year or the determination year. "Five percent owner" means any person who owns (or is considered as owning within the meaning of section 318 of the Code) more than five percent (5%) of the outstanding stock of the Employer or possessing more than five percent (5%) of the capital or profits interest in the Employer. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code Sections 414(b), (c) and (m) shall be treated as separate employers.


         (b) A "highly compensated former employee" includes any Employee who separated from service (or was deemed to have separated) prior to the determination year, performs no service for the Employer during the determination year, and was a highly compensated active employee for either the separation year or any determination year ending on or after the Employee's 55th birthdate.

         (c) If an Employee is, during a determination year or look-back year, a Family Member of either a 5 percent owner who is an active or former employee or a Highly Compensated Employee who is one of the 10 most highly compensated employees ranked on the basis of _414(q) Compensation paid by the Employer during such year, then the Family Member and the 5 percent owner or top-ten highly compensated employee shall be aggregated. In such case, the Family Member and 5 percent owner or top-ten Highly Compensated Employee shall be treated as a single Employee receiving Compensation and plan contributions or benefits equal to the sum of such compensation and contributions or benefits of the family member and 5 percent owner or top-ten Highly Compensated Employee.

         (d) For purposes of this section, the determination year shall be the Plan Year. The look-back year shall be the twelve-month period immediately preceding the determination year unless the Employer, in its sole and absolute discretion, elects to make the look-back year calculation for a determination year on the basis of the calendar year ending with or within the applicable determination year (or, in the case of a determination year that is shorter than 12 months, the calendar year ending with the end of the determination year in question). If the applicable period for which the determination is being made is the calendar year, the Employer may still elect to make the calendar year calculation. In order for such calendar year election to be effective, it must apply with respect to all plans, entities and arrangements of the Employer and must be made pursuant to the requirements of Treasury Regulation section 1.414(q)-1T, Q&A-14, or any final regulations or rulings issued with respect thereto.

         (e) The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Employees in the top-paid group, the top 100 Employees, the number of Employees treated as officers and the Compensation that is considered, will be made in accordance with section 414(q) of the Code and the regulations thereunder.

         (f) If the Employer has elected in the Adoption Agreement to determine the Highly Compensated Employees under the method described in section 414(q)(12) of the Code, paragraph (a)(1) of this section will be modified by substituting $50,000 for $75,000 and paragraph (a)(2) will be disregarded. This simplified definition of Highly Compensated Employee will apply only to Employers that maintain significant business activities (and employ Employees) in at least two significantly separate geographic areas, and in compliance with section 414(q)(12) of the Code.

1.71     HOUR OF SERVICE:

         (a)      (1)      Each hour for which an Employee is paid, or
                           entitled to payment, for the performance of duties for the Employer. These hours shall be credited to the Employee for the computation period in which the duties are performed;

                  (2) Each hour for which an Employee is paid, or is entitled to payment, on account of a period during which no duties have been performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including Disability), layoff, jury duty, military duty, maternity or paternity leave (as described in section 1.14(d)) or Authorized Leave of Absence. No more than 501 Hours of Service shall be credited under this paragraph for any single continuous period (whether or not such period occurs in a single computation period). Hours shall be calculated and credited under this paragraph pursuant to section 2530.200b-2 of the Department of Labor Regulations, which are incorporated herein by this reference; and

                  (3) Each hour for which back pay, without regard to mitigation of damages, is either awarded or agreed to by the Employer. The same Hours of Service shall not be credited both under paragraph (1) or (2), as the case may be, and under this paragraph (3). These hours shall be credited to the Employee for the eligibility computation period or periods to which the award or agreement pertains, rather than to the eligibility computation period in which the award, agreement or payment is made.

         (b) Hours of Service will be credited for employment with an Affiliated Employer.

         (c) Hours of Service will also be credited for any individual considered an Employee for purposes of this Plan under section 414(n) or 414(o) of the Code.

         (d) Hours of Service shall be determined from the records of the Employer. However, if the Employer elects an alternative method of crediting service in the Adoption Agreement, then in lieu of crediting on the basis of hours actually completed, Hours of Service shall be credited on the basis of the method selected.

         (e) Where the Employer maintains the plan of a predecessor employer, service for such predecessor shall be treated as service for the Employer.

         (f) The provisions of this section shall be construed so as to resolve any ambiguities in favor of crediting Employees with Hours of Service.

1.72     INTEGRATION LEVEL:
         The amount specified in Item 24 of the Adoption Agreement, which shall not exceed the Taxable Wage Base.

1.73     INVESTMENT MANAGER:
         Any person, firm or corporation who is a registered investment advisor under the Investment Advisors Act of 1940, a bank or an insurance company, who has the power to manage, acquire or dispose of Plan assets, and who acknowledges in writing his fiduciary responsibility to the Plan.

1.74     JOINT AND SURVIVOR ANNUITY:
         An immediate annuity for the life of the Participant with a survivor annuity for the life of the Participant's Spouse equal to 50% of the amount of the annuity payable during the joint lives of the Participant and the Participant's Spouse, and which is the amount of benefit which can be purchased with the Vested Percentage of the Participant's Account.

1.75     KEY EMPLOYEE:
         Any Employee or former Employee (and the beneficiaries of such Employee if such Employee has died) who, at any time during the Plan Year or the four preceding Plan Years (including Plan Years before 1984), is:

         (a) One of the ten Employees who are owners (as defined in section 318 of the Code) of both more than one-half percent (1/2%) interest and the largest interests in the Employer, if such Employee's compensation exceeds the dollar amount under section 415(c)(1)(A) of the Code for the calendar year in which such Plan Year ends;

         (b)      An owner of more than five percent (5%) of the Employer;

         (c) An owner of more than one percent (1%) of the Employer having an annual compensation from the Employer of more than $150,000.00; or

         (d) An officer of the Employer, if such individual's annual compensation exceeds 50% of the dollar limitation under section 415(b)(1)(A) of the Code for the calendar year in which such Plan Year ends. For Plan Years beginning prior to February 28, 1985, an officer shall only be considered a Key Employee if the Employer is a corporation.

         "Compensation" means _415 Compensation, but including amounts contributed by the Employer pursuant to a salary reduction agreement which are excludable from the Employee's gross income under section 125, section 402(a)(8), section 402(h), or section 403(b) of the Code.

         Determination of who is a Key Employee will be made in accordance with section 416(i)(l) of the Code.

1.76     LEASED EMPLOYEE:
         Any person (other than an employee of the recipient) who pursuant to an agreement between the recipient and any other person ("leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with section 414(n)(6) of the Code) on a substantially full time basis for a period of at least one year, and such services are of a type historically performed by employees in the business field of the recipient employer. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the recipient employer shall be treated as provided by the recipient employer.

1.77     LIMITATION YEAR:
         A calendar year or the 12-consecutive month period elected by the Employer in Item 10 of the Adoption Agreement. All qualified plans maintained by the Employer must use the same Limitation Year. If the Limitation Year is amended to a different 12-consecutive month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made.

1.78     MASTER OR PROTOTYPE PLAN:
         A master or prototype plan the form of which is the subject of a favorable opinion letter or a regional prototype plan which receives a notification letter from the Internal Revenue Service.

1.79     MATCHING CONTRIBUTION:
         An Employer contribution made to this or any other defined contribution plan on behalf of a Participant on account of an Employee Contribution made by such Participant, or on account of a Participant's Employee Elective Deferral, under a plan maintained by the Employer.

1.80     MAXIMUM PERMISSIBLE AMOUNT:
         The maximum Annual Addition that may be contributed or allocated to a Participant's account under the Plan for any Limitation Year shall not exceed the lesser of:

         (a)      the Defined Contribution Dollar Limitation, or

         (b) 25 percent of the Participant's _415 Compensation for the Limitation Year.

         The compensation limitation referred to in (b) shall not apply to any contribution for medical benefits (within the meaning of section 401(h) or section 419A(f)(2) of the Code) which is otherwise treated as an Annual Addition under section 415(1)(1) or 419A(d)(2) of the Code.

         If a short Limitation Year is created because of an amendment changing the Limitation Year to a different 12-consecutive month period, the Maximum Permissible Amount will not exceed the Defined Contribution Dollar Limitation multiplied by the following fraction:

                  number of months in the Short Limitation Year
                  ---------------------------------------------
                                       12

1.81     NONHIGHLY COMPENSATED EMPLOYEE:
         An Employee who is neither a Highly Compensated Employee nor a Family Member of a Highly Compensated Employee.

1.82     NONRESIDENT ALIEN:
         A nonresident alien who receives no earned income from the Employer which constitutes income from sources within the United States (with the meaning of section 861(a)(3) of the Code).

1.83     NORMAL RETIREMENT AGE:
         The age specified in the Adoption Agreement, which may not exceed age
         65. Normal Retirement Age may not exceed any mandatory retirement age enforced by the Employer.

1.84     NORMAL RETIREMENT DATE:
         The day on which a Participant attains the Normal Retirement Age specified in the Adoption Agreement.

1.85     OWNER-EMPLOYEE:
         An individual who is a sole proprietor or who is a partner who owns more than 10% of either the capital or profits interest of the partnership.

1.86     PARTICIPANT:
         An Employee who has satisfied the eligibility requirements contained in the Adoption Agreement and in section 2.01 of the Plan with respect to a particular type of contribution, and who was employed by the Employer on the Entry Date. Such

         Employee is a Participant only with respect to the type(s) of contribution for which the eligibility and Entry Date requirements have been satisfied.

1.87     PARTICIPANT'S ACCOUNT:
         The individual account established and maintained for each Participant, Former Participant or Beneficiary who has an interest in the Trust Fund. A Participant's Account shall be comprised of the following accounts, if applicable: Employer Profit Sharing Contribution Account, Employer Matching Contribution Account, Employer Qualified Matching Contribution Account, Employer Qualified Non-Elective Contribution Account, Employee Elective Deferral Account, Employee Post-Tax Voluntary Contribution Account, Employee Rollover/Transfer Contribution Account, and Employee VDEC Account.

1.88     PARTICIPANT'S BENEFITS:
         The balance of the Participant's Account as of the last Valuation Date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year) increased by the amount of any contributions or Forfeitures allocated to the Participant's Account balance as of dates in the valuation calendar year after the Valuation Date and decreased by distributions made in the valuation calendar year after the Valuation Date. However, if any portion of the minimum distribution for the first Distribution Calendar Year is made in the second Distribution Calendar Year on or before the Required Beginning Date, the amount of the minimum distribution made in the second Distribution Calendar Year shall be treated as if it had been made in the immediately preceding Distribution Calendar Year.

1.89     PERIOD OF SERVICE:
         The period running from the date an Employee first completes an Hour of Service upon employment or reemployment and ending on the date a Period of Severance begins. For purposes of eligibility and vesting, a Period of Service shall include a Period of Severance of less than 12 consecutive months.

1.90     PERIOD OF SEVERANCE:
         The period beginning on the earlier of (a) the date on which an Employee quits, retires, is discharged or dies, or (b) the first anniversary of the first date of a period in which an Employee remains absent from service with the Employer for any reason other than quit, retirement, discharge or death.

1.91     PERMISSIVE AGGREGATION GROUP:
         The Required Aggregation Group of plans plus any other plan or plans of the Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of sections 401(a)(4) and 410 of the Code.

1.92     PLAN:
         This Profit Sharing Plan and Trust adopted by the Employer, as provided herein and on the Adoption Agreement executed by the Employer. Unless otherwise indicated, any reference to the Plan shall also include the Adoption Agreement.

1.93     PLAN YEAR:
         The 12-consecutive month period specified by the Employer in the Adoption Agreement.

1.94     PRERETIREMENT SURVIVOR ANNUITY:
         An annuity for the life of the Participant's Spouse in an amount which can be purchased with the entire balance of the Participant's Account.

1.95     PRESENT VALUE:
         Present Value shall be based on the interest and mortality rates specified in the Adoption Agreement.

1.96     PROJECTED ANNUAL BENEFIT:
         The annual retirement benefit (adjusted to an actuarially equivalent straight life annuity if such benefit is expressed in a form other than a straight life annuity) or qualified joint and survivor annuity to which the Participant would be entitled under the terms of the Plan assuming:

         (a) the Participant will continue employment until Normal Retirement Age under the Plan (or current age, if later), and

         (b) the Participant's Compensation for the current Limitation Year and all other relevant factors used to determine benefits under the Plan will remain constant for all future Limitation Years.

1.97     QUALIFIED DEFERRED COMPENSATION PLAN:
         Any pension, profit sharing, stock bonus, or other plan which meets the requirements of section 401 of the Code, which includes a trust exempt from tax under section 501(a) of the Code; any annuity plan described in section 403(a) of the Code; and any such plan established for its employees by the United States or by a state or political division thereof, or by an agency or instrumentality of any of the foregoing.

1.98     QUALIFIED EARLY RETIREMENT AGE:
         The latest of:

         (a) The earliest date, under the Plan, on which the Participant may elect to receive retirement benefits,

         (b) The first day of the 120th month beginning before the Participant reaches Normal Retirement Age, or

         (c)      The date the Participant begins participation.

1.99     QUALIFIED ELECTION:
         An election to waive a Joint and Survivor Annuity or a Preretirement Survivor Annuity which meets the following requirements:

         (a)      the Participant's Spouse consents in writing to the election;

         (b) the election designates a specific beneficiary, including any class of beneficiaries or any contingent beneficiaries, which may not be changed without spousal consent (or the Spouse expressly permits designations by the Participant without any further spousal consent);

         (c)      the Spouse's consent acknowledges the effect of the election;
                  and

         (d) the Spouse's consent is witnessed by a Plan representative or notary public.

         A Participant's waiver of the Joint and Survivor Annuity shall not be effective unless the election designates a form of benefit payment which may not be changed without spousal consent (or the Spouse expressly permits designations by the Participant without any further spousal consent). If it is established to the satisfaction of a Plan representative that there is no Spouse or that the Spouse cannot be located, a waiver will be deemed a Qualified Election. A Participant may elect to or revoke an election to waive a Joint and Survivor Annuity at any time any number of times within the applicable election period.

1.100    QUALIFIED PRERETIREMENT SURVIVOR ANNUITY ELECTION PERIOD:
         The period which begins on the first day of the Plan Year in which the Participant attains age 35 and ends on the date of the Participant's death. If a Participant separates from service prior to the first day of the Plan Year in which age 35 is attained, the election period shall begin on the date of separation. A Participant who will not yet attain age 35 as of the end of any current Plan Year may make a special qualified election to waive the Preretirement Survivor Annuity for the period beginning on the date of such election and ending on the first day of the Plan Year in which the Participant will attain age 35. Such election shall not be valid unless the Participant receives a written explanation of the Preretirement Survivor Annuity in such terms as are comparable to the explanation required under section 7.09. The Preretirement Survivor Annuity will automatically become applicable as of the first day of the Plan Year in which the Participant attains age
         35. Any new waiver on or after such date shall be subject to the full requirements of article VI.

1.101    REGULAR EMPLOYEE:
         Any Employee (or former Employee) who is not a Key Employee.

1.102    REGULAR TIME HOUR:

         (a)      (1)      Each hour, except those hours described in (3.)
                           below, for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer. These hours shall be credited to the Employee for the computation period in which the duties are performed;

                  (2) Each hour, except those hours described in (3.) below, for which back pay, without regard to mitigation of damages, is either awarded or agreed to by the Employer. The same Regular Time Hour shall not be credited both under paragraph (1) and this paragraph (2). These hours shall be credited to the Employee for the computation period or periods to which the award or agreement pertains, rather than to the computation period in which the award, agreement or payment is made.

                  (3)      Regular Time Hours shall not include:

                            i) Hours for which a premium rate is paid because such hours are in excess of the maximum workweek applicable to an Employee under section 7(a) of the Fair Labor Standards Act of 1938, as amended, or because such hours are in excess of a bona fide standard workweek or workday.

                           ii) Hours for which an Employee is paid, or is entitled to payment, on account of a period during which no duties have been performed due to vacation, holiday, illness, incapacity (including Disability), layoff, jury duty, military duty, maternity or paternity leave or Authorized Leave of Absence.

1.103    REQUIRED AGGREGATION GROUP:

         (a) Each qualified plan of the Employer in which at least one Key Employee is participating or participated at any time during the Plan Year containing the Determination Date or any of the four preceding Plan Years (regardless of whether the plan has terminated); and

         (b) Any other qualified plan of the Employer which enables a plan described in (a) above to meet the requirements of sections 401(a)(4) or 410 of the Code.

1.104    REQUIRED BEGINNING DATE:
         The Required Beginning Date of a Participant is the first day of April of the calendar year following the calendar year in which the Participant attains age 70-1/2, except as follows:

         (a) The Required Beginning Date of a Participant who attains age 70- 1/2 before January 1, 1988, shall be determined in accordance with (1) or (2) below:

                  (1) Non-5-percent owners. The Required Beginning Date for a Participant who is not a 5-percent owner is the first day of April of the calendar year following the calendar year in which the later of retirement or attainment of age 70- 1/2 occurs.

                  (2) 5-percent owners. The Required Beginning Date of a Participant who is a 5-percent owner during any year beginning after December 31, 1979, is the first day of April following the later of:

                           (A) the calendar year in which the Participant attains age 70-1/2, or

                           (B) the earlier of the calendar year with or within which ends the Plan Year in which the Participant becomes a 5-percent owner, or the calendar year in which the Participant retires.

                                    A Participant is treated as a 5-percent
                                    owner for purposes of this section if such Participant is a 5-percent owner as defined in section 416(i) of the Code (determined in accordance with section 416 but without regard to whether the plan is top-heavy) at any time during the Plan Year ending with or within the calendar year in which such owner attains age 66-1/2 or any subsequent Plan Year.

                                    Once distributions have begun to a 5-percent owner under this section, they must continue to be distributed, even if the Participant ceases to be a 5-percent owner in a subsequent year.

         (b) The Required Beginning Date of a Participant who is not a 5-percent owner who attains age 70-1/2 during 1988 and who has not retired as of January 1, 1989, is April 1, 1990.

1.105    SELF-EMPLOYED:
         An individual who has Earned Income for the Taxable Year from the trade or business for which the Plan is established, and an individual who would have had Earned Income except for the fact that the trade or business had no net profits for the Taxable Year.

1.106    SPONSOR:
         Plan Data, Inc., the sponsor of this regional prototype plan.

1.107    SPOUSE, SURVIVING SPOUSE:
         The Spouse or Surviving Spouse of the Participant, provided that a former Spouse will be treated as the Spouse or Surviving Spouse and a current spouse will not be treated as the Spouse or the Surviving Spouse to the extent provided under a qualified domestic relations order as described in section 414(p) of the Code.

1.108    SUPER TOP-HEAVY PLAN:
         A Top-Heavy Plan in which the Top-Heavy Ratio is more than 90 percent.

1.109    TAXABLE WAGE BASE:
         The taxable wage base under section 230 of the Social Security Act in effect on the first day of the Plan Year.

1.110    TAXABLE YEAR:
         The Employer's taxable year for federal income tax purposes indicated on the Adoption Agreement.

1.111    TOP-HEAVY PLAN:
         For any Plan Year beginning after December 31, 1983, this Plan is Top-Heavy if any of the following conditions exists:

         (a) If the Top-Heavy Ratio for this Plan exceeds 60 percent and this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans.

         (b) If this Plan is a part of a Required Aggregation Group of plans but not part of a Permissive Aggregation Group and the Top-Heavy Ratio for the group of plans exceeds 60 percent.

         (c) If this Plan is a part of a Required Aggregation Group and part of a Permissive Aggregation Group of plans and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60 percent.

1.112    TOP-HEAVY PLAN YEAR:
         A Plan Year commencing after December 31, 1983, for which the Plan is a Top-Heavy Plan.

1.113    TOP-HEAVY RATIO:

         (a) If the Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the Employer has not maintained any defined benefit plan which during the 5-year period ending on the Determination Date(s) has or has had accrued benefits, the Top-Heavy Ratio for this Plan alone or for the Required or Permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the Determination Date(s) (including any part of any account balance distributed in the 5-year period ending on the Determination Date(s)), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the 5-year period ending on the Determination Date(s)), both computed in accordance with section 416 of the Code and the regulations thereunder. Both the numerator and denominator of the Top-Heavy Ratio are adjusted to reflect any contribution not actually made as of the

                  Determination Date, but which is required to be taken into account on that date under section 416 of the Code and the regulations thereunder.

         (b) If the Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the Employer maintains or has maintained one or more defined benefit plans which during the 5-year period ending on the Determination Date(s) has or has had any accrued benefits, the Top-Heavy Ratio for any Required or Permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of account balances under the aggregated defined contribution plans for all Key Employees determined in accordance with (1) above, and the Present Value of accrued benefits under the aggregated defined benefit plans for all Key Employees as of the Determination Date(s), and the denominator of which is the sum of the account balances under the aggregated defined contribution plans for all Participants determined in accordance with (1) above, and the Present Value of accrued benefits under the defined benefit plans for all Participants as of the Determination Date(s), all determined in accordance with section 416 of the Code and the regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and the denominator of the Top-Heavy Ratio are increased for any distribution of an accrued benefit made in the 5-year period ending on the Determination Date.

         (c) For purposes of (a) and (b) above, the value of account balances and the Present Value of accrued benefits will be determined as of the most recent Top-Heavy Valuation Date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in section 416 of the Code and the regulations thereunder for the first and second plan years of a defined benefit plan. The account balances and accrued benefits of a Participant who is a Regular Employee but who was a Key Employee in a prior year, or a Participant who has not been credited with at least one Hour of Service with any Employer maintaining the Plan at any time during the 5-year period ending on the Determination Date will be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with section 416 of the Code and the regulations thereunder. Deductible voluntary employee contributions will not be taken into account for purposes of computing the Top-Heavy Ratio. When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

                  The accrued benefit of a Participant other than a Key Employee shall be determined under the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of section 411(b)(1)(C) of the Code.

1.114    TOP-HEAVY VALUATION DATE:
         The date elected by the Employer in Item 29 of the Adoption Agreement as of which account balances or accrued benefits are valued for purposes of calculating the Top-Heavy Ratio.

1.115    TOP PAID GROUP:
         An Employee is in the Top Paid Group of Employees for a Plan Year if such Employee is in the group consisting of the top 20 percent of the Employees when ranked on the basis of Compensation paid during such Plan Year. For purposes of determining the number of

         Employees to be considered, the following Employees shall be excluded, unless an election has been made to modify the exclusions in the Adoption Agreement:

         (a)      Employees who have not completed six (6) months of service,

         (b)      Employees who normally work less than 17-1/2 hours per week,

         (c) Employees who normally work during not more than six (6) months during any Plan Year,

         (d)      Employees who have not attained age 21,

         (e) Employees who are included in a bona fide collective bargaining agreement, except to the extent provided in regulations, and

         (f) Employees who are nonresident aliens and who receive no earned income (within the meaning of Code Section 911(d)(2)) from the Employer which constitutes income from sources within the United States (within the meaning of Code Section 861(a)(3)).

1.116    TRUST:
         The legal relationship created under Article X between the Employer, the Trustee, and the Participants and their Beneficiaries.

1.117    TRUST FUND:
         The fund maintained in accordance with Article X and the property held therein.

1.118    TRUSTEE:
         The person or persons named in the Adoption Agreement and accepting the Trust, or any successor or successors appointed by the Employer and accepting the Trust.

1.119    VALUATION DATE:
         The last day of each Plan Year, any additional dates specified in the Adoption Agreement, and such other dates as shall be directed by the Plan Administrator.

1.120    VESTED PERCENTAGE:
         The nonforfeitable amount of each Participant's Employer Profit Sharing Contribution Account and Employer Matching Contribution Account determined in accordance with the vesting schedule specified by the Employer in the Adoption Agreement and Article VI, and 100% of each of the following accounts: Employer Qualified Matching Contribution Account, Employer Qualified Non-Elective Contribution Account, Employee Elective Deferral Account, Employee Post-Tax Voluntary Contribution Account, Employee Rollover/Transfer Account, and Employee VDEC Account.

1.121    YEAR OF SERVICE:
         Except where specifically excluded under sections 1.121(a), 1.121(b), and 1.121(c) below, all of an Employee's Years of Service shall be taken into account for eligibility and vesting purposes, including: (1) Years of Service with the predecessor employer, if so specified in the Adoption Agreement; (2) Years of Service with the predecessor employer during the time a qualified plan was maintained, if so specified in the Adoption Agreement; (3) Years of Service for employment with an Affiliated Employer; and (4) Years of Service for an employee required under section 414(n) or 414(o) of the Code to be considered an employee of any employer aggregated with the Employer pursuant to section 414(b), (c), or (m) of the Code.

         (a)      Hours of Service Method.

                  (1) Crediting Year of Service - An Employee will be credited with a Year of Service upon completion of at least 1,000 Hours of Service during the applicable twelve-consecutive month computation period.

                  (2) For Eligibility Purposes - In the determination of Years of Service for purposes of eligibility, the initial twelve-consecutive month computation period shall commence on the date an Employee first completes an Hour of Service. The succeeding twelve-consecutive month periods shall begin with the Plan Year which commences prior to the end of the initial twelve-consecutive month period, regardless of whether the Employee is entitled to be credited with at least 1000 Hours of Service during the initial eligibility computation period. An Employee who is credited with at least 1,000 Hours of Service in both the initial eligibility computation period and the first Plan Year which commences prior to the end of the initial twelve-consecutive month period will be credited with two Years of Service for purposes of eligibility.

                           If an Employee is required to complete more than one Year of Service in order to become eligible to participate in the Plan, the initial and all subsequent twelve-consecutive month computation periods shall begin on the date an Employee first completes an Hour of Service and anniversaries thereof. However, if, in such case, the Employee fails to complete a Year of Service in the initial twelve-consecutive month period, all subsequent periods shall be Plan Years beginning with the Plan Year that includes his first anniversary of employment. In addition, if such an Employee incurs a 1-year Break in Service prior to satisfaction of the Plan's eligibility requirements, then service prior to such 1-year Break in Service shall not be taken into account in the determination of the Employee's eligibility to participate in the Plan.

                           If any fractional Year of Service is specified in the Adoption Agreement as a service requirement to become a Participant under the Plan, an Employee shall not be required to complete any specified number of Hours of Service to receive credit for such fractional year.

                  (3) For Vesting Purposes - In the determination of Years of Service for purposes of computing a Participant's Vested Percentage, the twelve-consecutive month computation period shall be the Plan Year. If a Participant fails to complete 1,000 Hours of Service in either of the Plan Years which overlap the eligibility computation period in which he becomes a Participant, he shall nevertheless be credited with a Year of Service for determining his Vested Percentage.

                           Notwithstanding the foregoing, for any short Plan Year, the determination of whether an Employee has completed a Year of Service for vesting purposes shall be made in accordance with Department of Labor regulation 2530.203-2(c).

                           In the determination of a Participant's Vested Percentage, the following service shall be disregarded:

                           (A) Service excluded as specified in Item 34 of the Adoption Agreement.

                           (B) Service after five (5) consecutive 1-year Breaks in Service shall be disregarded for purposes of determining a Participant's Vested Percentage in any portion of his Employer Contribution Account attributable to Employer Contributions contributed prior to the time such five (5) consecutive 1-year Breaks in Service occurred; however, both pre-break and post-break service will be counted for purposes of determining a Participant's Vested Percentage in any portion of his Employer Contribution Account attributable to Employer Contributions contributed after such breaks. Separate Employer Contribution Accounts will be maintained for the Participant's pre-break and post-break derived Employer Contributions. Both pre-break and post-break Employer Contribution Accounts will share in the earnings and losses of the Trust Fund. In the case of a Participant who does not have five (5) consecutive 1-year Breaks in Service, both pre-break and post-break service will be counted for purposes of determining such Participant's Vested Percentage in both the pre-break and the post-break derived Employer Contribution Accounts.

         (b)      Regular Time Hours Method.

                  If the Employer has specified in the Adoption Agreement that the Regular Time Hours Method shall be used, then a Year of Service will be determined under the Hour of Service Method described in (a) above, except that 750 Regular Time Hours will be substituted for 1,000 Hours of Service.

         (c)      Elapsed Time Method.

                  (1) Crediting Year of Service - If the Employer has specified in the Adoption Agreement that the elapsed time method shall be used to determine Years of Service, a Period of Service of 365 days shall represent a Year of Service. Periods of Service of less than one year shall be expressed in terms of days. An Employee shall also receive credit for any Period of Severance of less than twelve consecutive months.

                  (2) For Eligibility Purposes - If an Employee is required to complete more than one Year of Service in order to become eligible to participate in the Plan, and such an Employee incurs a 1-year Break in Service prior to satisfaction of the Plan's eligibility requirements, then service prior to such 1-year Break in Service shall not be taken into account in the determination of the Employee's eligibility to participate in the Plan.

                  (3) For Vesting Purposes - In the determination of a Participant's Vested Percentage, the following service shall be disregarded:

                           (A) Service excluded as specified in Item 34 of the Adoption Agreement.

                           (B) Service after five (5) consecutive 1-year Breaks in Service shall be disregarded for purposes of determining a Participant's Vested Percentage in any portion of his Employer Contribution Account attributable to Employer Contributions contributed prior to the time such five (5) consecutive 1-year Breaks in Service occurred; however, both pre-break and post-break service will be counted for purposes of determining a Participant's Vested Percentage in any portion of his Employer Contribution Account attributable to Employer Contributions contributed after such breaks. Separate Employer Contribution Accounts will be maintained for the Participant's pre-break and post-break derived Employer Contributions. Both pre-break and post-break Employer Contribution Accounts will share in the earnings and losses of the Trust Fund.

                                    In the case of a Participant who does not have five (5) consecutive 1-year Breaks in Service, both pre-break and post-break service will be counted for purposes of determining a Participant's Vested Percentage in both the pre-break and the post-break derived Employer Contribution Accounts.

                                   ARTICLE II
                          ELIGIBILITY AND PARTICIPATION

2.01     INITIAL ELIGIBILITY:
         Any Employee of the Employer to whom eligibility has been extended pursuant to Item 12 of the Adoption Agreement and who is still employed by the Employer shall become a Participant on the Entry Date specified in Item 17 of the Adoption Agreement, as follows:

         (a) With respect to eligibility to make Employee Elective Deferrals, after having attained the minimum age and completed the minimum Years of Service specified in Item 13 of the Adoption Agreement.

         (b) With respect to eligibility to make Employee Post-Tax Voluntary Contributions, after having attained the minimum age and completed the minimum Years of Service specified in Item 13 of the Adoption Agreement.

         (c) With respect to eligibility to receive an allocation of Employer Profit Sharing Contributions, after having attained the minimum age and completed the minimum Years of Service specified in Item 13 of the Adoption Agreement.

         (d) With respect to eligibility to receive an allocation of Employer Matching Contributions, after having attained the minimum age and completed the minimum Years of Service specified in Item 13 of the Adoption Agreement.

         (e) With respect to eligibility to receive an allocation of Employer Qualified Matching Contributions, after having attained the minimum age and completed the minimum Years of Service specified in Item 13 of the Adoption Agreement.

         (f) With respect to eligibility to receive an allocation of Employer Qualified Non-Elective Contributions, after having attained the minimum age and completed the minimum Years of Service specified in Item 13 of the Adoption Agreement.

         (g) With respect to eligibility to make Employee Rollover/Transfer Contributions, after having attained the minimum age and completed the minimum Years of Service specified in Item 13 of the Adoption Agreement.

2.02     CHANGE IN EMPLOYEE CLASSIFICATION:

         (a) If a Participant is no longer a member of an eligible class of Employees and therefore becomes ineligible to participate, but has not incurred a Break in Service, such Employee will participate immediately upon returning to an eligible class of Employees. If such Participant does incur a Break in Service, eligibility will be determined under the Break in Service rules of the Plan.

         (b) If an Employee who is not a member of an eligible class of Employees becomes a member of an eligible class, such Employee may participate immediately if such Employee has satisfied the Plan's minimum age and service requirements, and would have otherwise previously become a Participant.

2.03     ELIGIBILITY UPON REEMPLOYMENT:

         (a) A Former Participant will become a Participant immediately upon returning to the employ of the Employer if such Former Participant had a nonforfeitable right to all or a portion of his Employer Contribution Account at the time of termination from service.

         (b) For a Former Participant who did not have a nonforfeitable right to any portion of his Employer Contribution Account or for a former Employee (other than an Employee required to complete more than one Year of Service in order to become eligible to participate in the Plan) who had not yet become a Participant at the time of termination from service, the Participant's Years of Service prior to the Break(s) in Service will be disregarded if the number of consecutive 1-year Breaks in Service equal or exceed the greater of five
                  (5) or the aggregate number of Years of Service before such Breaks in Service.

         (c) A Former Participant whose Years of Service before termination from service cannot be disregarded pursuant to section 2.03(b) shall participate immediately upon reemployment.

         (d)      A former Employee who had met the eligibility requirements of section 2.01 before termination from service but who had not become a Participant and whose Years of Service before termination from service cannot be disregarded pursuant to section 2.03(b) will become a Participant as of the later of:

                  (1)      his date of reemployment, and

                  (2) the Entry Date next following his date of termination from service.

         (e) A former Employee who had not met the eligibility requirements of section 2.01 and whose prior Years of Service cannot be disregarded pursuant to section 2.03(b) will be eligible to participate subject to the provisions of section 2.01 above.

         (f) A former Employee (including a Former Participant) whose Years of Service before termination from service can be disregarded pursuant to section 2.03(b) will be treated as a new Employee for eligibility purposes and will be eligible to participate once he has met the requirements of section 2.01 above following his most recent date of reemployment.

2.04     PARTICIPATION DURING AN AUTHORIZED LEAVE OF ABSENCE:
         All contributions on behalf of a Participant shall be suspended, but membership in the Plan shall be deemed to be continuous, unless otherwise terminated, for the period of any Authorized Leave of Absence, provided that the Employee returns to work for the Employer upon completion of such Authorized Leave of Absence.

2.05     LIMITATIONS WITH REGARD TO OWNER-EMPLOYEES:
         Notwithstanding the provisions of this Article:

         (a) If this Plan provides contributions or benefits for one or more Owner-Employees who control both the business with respect to which this Plan is established and one or more other trades or businesses, this Plan and any plan established with respect to such other trades or businesses must, when looked at as a single plan, satisfy sections 401(a) and (d) of the Code with respect to the employees of this and all such other trades or businesses.

         (b) If this Plan provides contributions or benefits for one or more Owner-Employees who control one or more other trades or businesses, the employees of each such other trade or business must be included in a plan which satisfies sections 401(a) and
                  (d) of the Code and which provides contributions and benefits not less favorable than provided for such Owner-Employees under this Plan.

         (c) If an individual is covered as an Owner-Employee under the plans of two or more trades or businesses which are not controlled and the individual controls a trade or business, then the contributions or benefits for the employees under the plan of the trades or businesses which are controlled must be as favorable as those provided for him under the most favorable plan of the trade or business which is not controlled.

         (d) For purposes of the preceding paragraphs, an Owner-Employee, or two or more Owner-Employees, shall be considered to control a trade or business if such Owner-Employee or such two or more Owner-Employees together:

                  (1) own the entire interest in an unincorporated trade or business, or

                  (2) in the case of a partnership, own more than 50% of either the capital interest or the profits interest in such partnership.

                  For purposes of the preceding sentence, an Owner-Employee, or two or more Owner-Employees, shall be treated as owning any interest in a partnership which is owned, directly or indirectly, by a partnership which such Owner-Employee, or such two or more Owner-Employees, are considered to control within the meaning of the preceding sentence.

                                   ARTICLE III
                                  CONTRIBUTIONS

3.01     EMPLOYEE ELECTIVE DEFERRALS:

         (a) If the Adoption Agreement provides for Employee Elective Deferrals, the Employer shall contribute on behalf of any Participant with whom there is in effect a binding Deferral Agreement, for any full pay period, an amount equal to the amount by which the Participant's Compensation for such pay period was reduced pursuant to the Deferral Agreement. Each such Employee Elective Deferral will be paid in cash to the Trustee in accordance with section 3.08 and shall be credited to the Participant's Employee Elective Deferral Account in accordance with section 4.01.

         (b) Notwithstanding (a) above, no Participant shall be permitted to have Employee Elective Deferrals made under this Plan, or any other qualified plan maintained by the Employer, during any taxable year of the Participant, in excess of the dollar limitation contained in section 402(g) of the Code in effect at the beginning of such taxable year.

3.02     TERMS OF DEFERRAL AGREEMENT:
         An eligible Participant who is not currently having his cash compensation reduced under the terms of a Deferral Agreement with the Employer may enter into a Deferral Agreement as of any Entry Date. A Participant who is currently having or has previously had his cash compensation reduced under the terms of a Deferral Agreement with the Employer may amend such agreement to increase or decrease the amount by which his cash compensation is reduced only in accordance with Item 19 of the Adoption Agreement. The Deferral Agreement shall be in a form prescribed or approved by the Administrator and shall be (a) irrevocable while the agreement is in effect with respect to compensation already earned, but (b) revocable as to the first and subsequent pay periods commencing at least 15 days after written notice is given by the Participant to the Employer. Notwithstanding the foregoing, the Plan Administrator in its sole discretion may, at any time and with or without notice, permit a temporary or permanent change in or a suspension of the terms of any Deferral Agreement if it deems such a change or suspension to be justified by circumstances of the Employees or an individual Employee.

3.03     EMPLOYER MATCHING AND QUALIFIED MATCHING CONTRIBUTIONS:

         (a) If the Adoption Agreement provides for Employer Matching Contributions, the Employer shall make such contributions in accordance with the provisions of Item 22 of the Adoption Agreement. Employer Matching Contributions, if any, will be credited to the Participants' Matching Contribution Accounts in accordance with section 4.01 of the Plan.

         (b) The Employer may designate that all or any portion of the Employer Matching Contributions shall instead be Employer Qualified Matching Contributions. Employer Qualified Matching Contributions, if any, will be credited to the Participants' Employer Qualified Matching Contribution Accounts in accordance with section 4.01 of the Plan.

3.04     EMPLOYER PROFIT SHARING CONTRIBUTIONS:
         Employer Profit Sharing Contributions shall be in amounts, if any, determined annually in the sole discretion of the Employer. The Employer's determination of the amount of any such contribution shall be binding on all Participants, the Employer, and the Trustee. Employer Profit Sharing Contributions shall be credited to Participants' Employer Profit Sharing Contribution Accounts in accordance with section 4.01 and 4.02 of the Plan.

3.05     EMPLOYER QUALIFIED NON-ELECTIVE CONTRIBUTIONS:

(a) The Employer may designate that all or any portion of the Employer Profit Sharing Contributions shall instead be Employer Qualified Non-Elective Contributions. Employer Qualified Non-Elective Contributions shall be credited to Participants' Employer Qualified Non-Elective Contribution Accounts in accordance with section 4.01 of the Plan.

(b) In the Employer's discretion, the Employer may make Employer Qualified Non-Elective Contributions in accordance with section 4.01 of the Plan that are at least sufficient to satisfy either the Actual Deferral Percentage test or the Average Contribution Percentage test, or both, in lieu of distributing Excess Contributions as provided in section
         5.05 or Excess Aggregate Contributions as provided in section 5.06 of the Plan.

3.06     EMPLOYEE POST-TAX VOLUNTARY CONTRIBUTIONS:

         (a) If the Employer provides in the Adoption Agreement, a Participant may elect to make Employee Post-Tax Voluntary Contributions to this Plan. The maximum total Employee Post-Tax Voluntary Contributions which may be made by any Participant under this and all other qualified plans of this Employer is 10% of the Participant's Compensation for the Limitation Year.

         (b) Unless otherwise authorized by the Employer, Employee Post-Tax Voluntary Contributions shall be made only by payroll deductions pursuant to written direction of the Participant, filed with the Employer on such form as may be prescribed by it. All such contributions shall be made in accordance with section 3.08. Amounts deposited in the Trust pursuant to this section shall be credited to the Participant's Employee Post-Tax Voluntary Contribution Account.

3.07     EMPLOYEE ROLLOVER/TRANSFER CONTRIBUTIONS:
         If so elected by the Employer in the Adoption Agreement, the Plan and Trust may accept Employee Rollover/Transfer Contributions. The Plan Administrator may require appropriate evidence that the contribution would qualify as an Employee Rollover/Transfer Contribution, and such evidence may include an opinion of legal counsel acceptable to the Plan Administrator. Employee Rollover/Transfer Contributions may be made without regard to the limitations on allocations under Article V. Amounts deposited in the Trust pursuant to the provisions of this section shall be credited to the Participant's Employee Rollover/Transfer Account.

3.08     PAYMENT OF EMPLOYER CONTRIBUTIONS TO TRUSTEE:

         (a) All Employer Contributions for each Taxable Year shall be paid to the Trustee not later than the date prescribed by law for filing the Employer's federal income tax return for such Taxable Year, including extensions.

         (b) Employee Elective Deferrals and Employee Post-Tax Voluntary Contributions shall be paid to the Trustee as soon as such amounts can reasonably be segregated from the general assets of the Employer, and in any event will be paid by the end of the succeeding month following the month in which the payroll deductions or reductions occurred or the month in which the amount of the deferral was determined.

                                   ARTICLE IV

                            ACCOUNTING AND ALLOCATION

4.01     ACCOUNTING PROCEDURE:
         As of each Valuation Date, the Plan Administrator shall determine from the Trustee the current market value of Trust assets and determine the allocation of such value among the total Participant's Accounts; in doing so, the Plan Administrator shall, in the following order:

         (a) Charge to the proper Participant's Account all payments and distributions made from such account since the last preceding Valuation Date that have not been previously charged. Such charges shall include the payment of any premiums on life insurance Contracts purchased on behalf of specified Participants.

         (b) Allocate any Employee Elective Deferrals directly to the Employee Elective Deferral Account of the Participant on whose behalf the contributions were made.

         (c) Allocate any Employee Post-Tax Voluntary Contributions directly to the Employee Post-Tax Voluntary Contribution Account of the Participant on whose behalf the contributions were made.

         (d) Allocate any Employee Rollover/Transfer Contributions directly to the respective Employee Rollover/Transfer Account of the Participant on whose behalf the contribution was made.

         (e) If the Valuation Date is a Valuation Date specified in Item 22.c.iii. of the Adoption Agreement, allocate any Employer Matching Contributions, Employer Qualified Matching Contributions, and any Forfeitures which were used to reduce Matching Contributions to the respective Employer Matching Contribution Accounts and/or Employer Qualified Matching Contribution Accounts of those Participants eligible to share in the Matching Contributions in accordance with Items 22 and 23 of the Adoption Agreement.

         (f) Allocate any Employer Qualified Non-Elective Contributions to the respective Employer Qualified Non-Elective Contribution Accounts of Participants entitled to receive them in accordance with Item 21 of the Adoption Agreement, pro rata on the basis of Compensation.

         (g) If the Valuation Date is the final Valuation Date of the Plan Year, allocate any Employer Profit Sharing Contributions and any amounts which became Forfeitures during the Plan Year and which may be allocated in accordance with section 6.04(d) among the Employer Profit Sharing Contribution Accounts in accordance with section 4.02.

         (h)      (1)      Except as provided in section 4.01(h)(2),
                           allocate any earnings or losses (net increase or net decrease in the market value) of the Trust Fund among the total Participant's Accounts in one of the following methods selected by the Employer in Item 30 of the Adoption Agreement:

                           (A) Pro rata among Participant's Accounts on the basis of account balances as of the preceding Valuation Date, less distributions, withdrawals, insurance premium payments, and Forfeitures from the respective accounts, and if Item 38.b.i.A. is elected in the Adoption Agreement, less any loans outstanding, plus one-half of Employee Rollover/Transfer Contributions if such Employee Rollover/Transfer Contribution was deposited prior to the mid-point of the period commencing on the immediately preceding Valuation Date and ending on the current Valuation Date.

                           (B) Pro rata among Participant's Accounts on the basis of account balances as of the preceding Valuation Date, less distributions, withdrawals, insurance premium payments, and Forfeitures from the respective accounts, and if Item 38.b.i.A. is elected in the Adoption Agreement, less any loans outstanding, plus one-half of any contributions allocated to the account pursuant to section 4.01(b) or (c) since the preceding Valuation Date, plus one-half of Employee Rollover/Transfer Contributions if such Employee Rollover/Transfer Contribution was deposited prior to the mid-point of the period commencing on the immediately preceding Valuation Date and ending on the current Valuation Date.

                           (C) Pro rata among Participant's Accounts on the basis of account balances as of the preceding Valuation Date, less distributions, withdrawals, insurance premium payments, and Forfeitures from the respective accounts, and if Item 38.b.i.A. is elected in the Adoption Agreement, less any loans outstanding, plus one-half of any contributions allocated to the account pursuant to section 4.01(b) or (c) and any Employer Matching Contributions allocated to the account pursuant to section 4.01(e) since the preceding Valuation Date, plus one-half of Employee Rollover/Transfer Contributions if such Employee Rollover/Transfer Contribution was deposited prior to the mid-point of the period commencing on the immediately preceding Valuation Date and ending on the current Valuation Date.

                           (D) Pro rata among Participant's Accounts on the basis of account balances as of the preceding Valuation Date, adjusted on a nondiscriminatory time-weighted basis which recognizes the actual dates of deposit of contributions to and of distributions and payment of insurance premiums from such accounts.

                  (2)      The following special rules apply:

                           (A) Each segregated account maintained on behalf of a Participant (such as a segregated account for Participant-directed investments) shall be credited or charged with its separate earnings and losses.

                           (B) If Item 38.b.i.A. is elected in the Adoption Agreement, the interest with respect to a Participant's loan shall be credited to the Participant's Account.

                           (C) The earnings or losses with respect to investments in which funds from some Participant-directed accounts have been commingled (pursuant to section 10.04(t)) shall be allocated among the accounts of Participants who have directed such investment in accordance with the method elected under section 4.01(h)(1). Such allocation will be made separately with respect to each investment fund in which Participant-directed accounts have been commingled.

                                    (i)     Allocate any expenses of the Trust
                                            directly to a Participant's Account
                                            if the Plan Administrator so directs
                                            after determining that such expenses
                                            are directly attributable to the
                                            Participant or the Participant's
                                            Account.

4.02     ALLOCATION OF EMPLOYER PROFIT SHARING CONTRIBUTIONS AND FORFEITURES:

         (a)      NON-INTEGRATED PLAN -
                  If the Employer has elected in Item 24 of the Adoption Agreement that allocation of Employer Profit Sharing Contributions and Forfeitures shall not be integrated with Social Security, then Employer Profit Sharing Contributions plus any Forfeitures which may be allocated in accordance with section 6.04(d) will be allocated to the Employer Profit Sharing Contribution Account of each Participant entitled to share in the Employer Profit Sharing Contributions for that Plan Year ( as provided in Item 24 of the Adoption Agreement) as follows:

                  (1) If the Employer has elected in Item 24 of the Adoption Agreement that the allocation will be based on the ratio of each Participant's Compensation to total Participants' Compensation, then the allocation will be made as follows:

                           (A) In a year which is not a Top-Heavy Plan Year, the Employer Profit Sharing Contributions and Forfeitures will be allocated in the ratio that each Participant's Compensation bears to the total Compensation of all Participants.

                           (B)      In a Top-Heavy Plan Year:

                                    (i)      First, Employer Profit Sharing
                                             Contributions and Forfeitures will
                                             be allocated to all Participants
                                             who are not Key Employees in the
                                             ratio that each such Participant's
                                             Compensation bears to all such
                                             Participants' Compensation, but not
                                             in excess of the minimum allocation
                                             amount described in section 8.02.
                                             Such minimum allocation percentage
                                             shall be reduced by the lowest
                                             percentage of Compensation
                                             contributed by the Employer as an
                                             Employer Qualified Nonelective
                                             Contribution on behalf of any
                                             non-Key Employee otherwise eligible
                                             to share in the Employer Profit
                                             Sharing Plan Contribution. If the
                                             Employer has so elected in Item 18
                                             of the Adoption Agreement,
                                             Compensation shall not include
                                             Compensation prior to the
                                             Participant's Entry Date.

                                    (ii)     Next, Employer Profit Sharing
                                             Contributions and Forfeitures will
                                             be allocated to all Participants
                                             who are Key Employees in the ratio
                                             that each such Participant's
                                             Compensation bears to all such
                                             Participants' Compensation, but not
                                             in excess of the minimum allocation
                                             amount described in section 8.02.
                                             Such minimum allocation percentage
                                             shall be reduced by the lowest
                                             percentage of Compensation
                                             contributed by the Employer as an
                                             Employer Qualified Nonelective
                                             Contribution on behalf of any
                                             non-Key Employee otherwise eligible
                                             to share in the Employer Profit
                                             Sharing Plan Contribution. If the
                                             Employer has so elected in Item 18
                                             of the Adoption Agreement,
                                             Compensation shall not include
                                             Compensation prior to the
                                             Participant's Entry Date.

                                    (iii)   Finally, any remaining Employer
                                            Profit Sharing Contributions and
                                            Forfeitures will be allocated in the
                                            ratio that each Participant's
                                            Compensation bears to the total
                                            Compensation of Participants.

                  (2) If the Employer has elected in Item 24 of the Adoption Agreement that the allocation will be an equal dollar amount for each Participant, then the Employer Profit Sharing Contributions and Forfeitures will be allocated to each eligible Participant's account in an amount equal to the total Employer Profit Sharing Contributions and Forfeitures divided by the number of Participants entitled to share in the allocation.

         (b)      INTEGRATED PLAN -
                  If the Employer has elected in Item 24 of the Adoption Agreement that allocation of Employer Profit Sharing Contributions and Forfeitures shall be integrated with Social Security, then Employer Profit Sharing Contributions for the Plan Year plus any Forfeitures which may be allocated in accordance with section 6.04(d) will be allocated to the Employer Profit Sharing Contribution Account of each Participant entitled to share in them for that Plan Year as follows:

                  (1)      In a year which is not a Top-Heavy Plan Year:

                           (A) First, Employer Profit Sharing Contributions and Forfeitures will be allocated simultaneously as follows so that the allocation percentage for each allocation will be equal:

                                    (i)     In the ratio that each
                                            Participant's Compensation bears to
                                            the Compensation of all
                                            Participants; and

                                    (ii)    In the ratio that each
                                            Participant's Excess Compensation
                                            bears to Excess Compensation of all
                                            Participants.

                                            The allocation percentage shall not
                                            exceed the Excess Compensation
                                            Percentage set out in Item 24 of the
                                            Adoption Agreement.

                           (B) Finally, any remaining Employer Profit Sharing Contributions will be allocated in the ratio that each Participant's Compensation bears to total Compensation of all Participants.

                  (2)      In a Top-Heavy Plan Year:

                           (A) First, Employer Profit Sharing Contributions and Forfeitures will be allocated to all Participants who are not Key Employees in the ratio that each such Participant's Compensation bears to all such Participants' Compensation, but not in excess of the minimum allocation amount described in section 8.02. Such minimum allocation
                                    percentage shall be reduced by the lowest percentage of Compensation contributed by the Employer as an Employer Qualified Nonelective Contribution on behalf of any non-Key Employee otherwise eligible to share in the Employer Profit Sharing Plan Contribution. If the Employer has so elected in Item 18 of the Adoption Agreement, Compensation shall not include Compensation prior to the Participant's Entry Date.

                           (B) Next, Employer Profit Sharing Contributions and Forfeitures will be allocated to all Participants who are Key Employees in the ratio that each such Participant's Compensation bears to all such Participants' Compensation, but not in excess of the minimum allocation amount described in section 8.02. Such minimum allocation
                                    percentage shall be reduced by the lowest percentage of Compensation contributed by the Employer as an Employer Qualified Nonelective Contribution on behalf of any non-Key Employee otherwise eligible to share in the Employer Profit Sharing Plan Contribution. If the Employer has so elected in Item 18 of the Adoption Agreement, Compensation shall not include Compensation prior to the Participant's Entry Date.

                           (C) Next, Employer Profit Sharing Contributions and Forfeitures will be allocated in the same ratio that each Participant's Excess Compensation bears to the Excess Compensation of all Participants for the Plan Year, but not in excess of the minimum allocation percentage determined under section 8.02. Such percentage shall be
                                    reduced by the lowest percentage of
                                    Compensation contributed by the Employer as an Employer Qualified Nonelective Contribution on behalf of any non-Key Employee otherwise eligible to share in the Employer Profit Sharing Plan Contribution.

                           (D) Next, Employer Profit Sharing Contributions and Forfeitures will be allocated simultaneously as follows, so that the allocation percentage for each allocation will be equal:

                                    (i)      In the ratio that each
                                             Participant's Compensation bears to
                                             the Compensation of all
                                             Participants; and

                                    (ii)     In the ratio that each
                                             Participant's Excess Compensation
                                             bears to Excess Compensation of all
                                             Participants.

                                             The allocation percentage shall not
                                             exceed the difference between the
                                             Excess Compensation Percentage and
                                             the allocation percentage used in
                                             (b)(2)(B) above.

                           (E) Finally, any remaining Employer Profit Sharing Contributions and Forfeitures will be allocated in the ratio that each Participant's Compensation bears to total Compensation of Participants.

         (c) Notwithstanding the provisions of 4.02(a) and 4.02(b), if a Participant is eligible to share in the allocation of the Employer Profit Sharing Contributions and Forfeitures solely because the plan is a Top-Heavy Plan and the Participant is entitled to the minimum allocation described in 8.02(a), the allocation to such Participant will not exceed the minimum allocation required under section 8.02.

4.03     TIMING OF EMPLOYER CONTRIBUTIONS:
         For purposes of this Article IV, any Employer Contributions to the Plan for a given Plan Year made after the close of the Plan Year but by the due date of the Employer's federal income tax return, including extensions, will be considered to have been made on the last Valuation Date of such Plan Year.

4.04     VALUATION AND ALLOCATION OF CONTRACTS:
         The value of any Contracts issued under the Plan as of a given date shall be the cash values of such Contracts as of such date. All Contracts held by the Trustee shall be allocated to the accounts of those Participants on whose behalf such Contracts are maintained. Unallocated Contracts shall be valued at cash value and shall be part of the general Trust Fund.

4.05     CORRECTION OF ALLOCATIONS:

         (a) In the event that the Plan Administrator learns that allocations have not been made on behalf of an Employee for whom allocations should have been made pursuant to the terms of this Plan, the Participant's Account for such Employee shall be restored to its proper balance as soon as is reasonably possible. Restoration shall be accomplished by allocating to the account amounts necessary to restore the account from the following sources:

                  (1) First, from Forfeitures for the Plan Year in which the account is restored;

                  (2) Next, from income for the Plan Year in which the account is restored; and

                  (3) Next, from Employer Contributions for the Plan Year in which the account is restored.

                  (4) Finally, from additional Employer Contributions.

         (b) In the event that the Plan Administrator learns that contributions or allocations have been made on behalf of an Employee for whom allocations should not have been made pursuant to the terms of this Plan:

                  (1) If such contributions were made pursuant to a mistake of fact, such contributions shall be returned to the Employer within one year of the contributions, if possible. Earnings attributable to the mistaken contribution shall not be returned to the Employer, but losses attributable to the mistaken contribution shall reduce the amount to be returned to the Employer.

                  (2) In other cases, the erroneous contributions or allocations plus earnings or less losses attributable thereto, shall be deemed to be Forfeitures and shall be allocated pursuant to section 6.04.

4.06     ADDITIONAL ELIGIBLE EMPLOYEES

         Notwithstanding anything to the contrary, if this Plan would otherwise fail to meet the requirements of Code Section 401(a)(26) and the Regulations thereunder because Employer contributions would not be allocated to a sufficient number or percentage of Participants for a Plan Year, then the rules described in (a) and (b) below shall apply. Notwithstanding anything to the contrary, if this Plan would otherwise fail to meet the requirements of Code Sections 410(b)(1)(A) and 410(B)(1)(B) and the Regulations thereunder because Employer contributions would not be allocated to a sufficient number or percentage of Participants for a Plan Year, then the rules described in
         (a) and (b) below shall apply:

         (a) The group of Participants eligible to share in the Employer's contribution and Forfeitures for the Plan Year shall be expanded to include the minimum number of Participants who would not otherwise be eligible as are necessary to satisfy the applicable test specified above. The specific Participants who shall become eligible under the terms of this paragraph shall be those who are actively employed on the last day of the Plan Year, and, when compared to similarly situated Participants, have completed the greatest number of Hours of Service in the Plan Year.

         (b) If after the application of paragraph (a) above, the applicable test is still not satisfied, then the group of Participants eligible to share in the Employer's contribution and Forfeitures for the Plan Year shall be further expanded to include the minimum number of Participants who are not actively employed on the last day of the Plan Year as are necessary to satisfy the applicable test. The specific Participants who shall become eligible to share shall be those Participants, when compared to similarly situated Participants, who have completed the greatest number of Hours of Service in the Plan Year before terminating employment.

                                    ARTICLE V

             LIMITATION ON ALLOCATIONS, DEFERRALS AND CONTRIBUTIONS

5.01     LIMITATION ON ALLOCATIONS:

         (a)      (1)      If the Participant does not participate in, and has
                           never participated in another qualified plan maintained by the Employer or a welfare benefit fund, as defined in section 419(e) of the Code maintained by the Employer, or an individual medical account, as defined in section 415(1)(2) of the Code, maintained by the Employer, which provides an Annual Addition as defined in section 1.07, the amount of Annual
                           Additions which may be credited to the Participant's account for any Limitation Year will not exceed the lesser of the Maximum Permissible Amount or any other limitation contained in this Plan. If the Employer contribution that would otherwise be contributed or allocated to the Participant's account would cause the Annual Additions for the Limitation Year to exceed the Maximum Permissible Amount, the amount contributed or allocated will be reduced so that the Annual Additions for the Limitation year will equal the Maximum Permissible Amount.

                  (2) Prior to determining the Participant's actual _415 Compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount for a Participant on the basis of a reasonable estimation of the Participant's _415 Compensation for the Limitation Year, uniformly determined for all Participants similarly situated.

                  (3) As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible amount for the Limitation Year will be determined on the basis of the Participant's actual _415 Compensation for the Limitation Year.

                  (4) If, as a result of the allocation of Forfeitures, a reasonable error in estimating a Participant's Compensation, a reasonable error in determining the amount of elective deferrals (within the meaning of Code Section 402(g)(3)) that may be made with respect to any Participant hereunder or other facts and circumstances to which Regulation 1.415-6(b)(6) shall be applicable, there is an Excess Amount, the excess will be disposed of as follows:

                           (A) Any elective deferrals (within the meaning of Code Section 402(g)(3)) or any nondeductible voluntary employee contributions, to the extent they would reduce the Excess Amount, will be returned to the Participant;

                           (B) If after the application of paragraph (A) an Excess Amount still exists, and the Participant is covered by the Plan at the end of the Limitation Year, the Excess Amount in the Participant's account will be used to reduce Employer Contributions (including any allocation of forfeitures) for such Participant in the next Limitation Year, and each succeeding Limitation Year if necessary.

                           (C) If after the application of paragraph (A) an Excess Amount still exists, and the Participant is not covered by the Plan at the end of a Limitation Year, the Excess Amount will be held unallocated in a suspense account. The suspense account will be applied to reduce future Employer Contributions (including allocation of any Forfeitures) for all remaining Participants in the next Limitation Year, and each succeeding Limitation Year if necessary.

                           (D) If a suspense account is in existence at any time during a Limitation Year pursuant to this section, it will not participate in the allocation of the trust's investment gains and losses. If a suspense account is in existence at any time during a particular Limitation Year, all amounts in the suspense account must be allocated and reallocated to Participant's Accounts before any Employer Contributions or any employee contributions may be made to the Plan for that Limitation Year. Excess Amounts may not be distributed to Participants or Former Participants.

         (b)      (1)      This subsection applies if, in addition to this Plan,
                           the Participant is covered under another qualified master or prototype defined contribution plan maintained by the Employer, a welfare benefit fund, as defined in section 419(e) of the Code maintained by the Employer, or an individual medical account, as defined in section 415(1)(2) of the Code, maintained by the Employer, which provides an Annual Addition as defined in section 1.07, during any Limitation Year.
                           The Annual Additions which may be credited to a Participant's account under this Plan for any such Limitation Year will not exceed the Maximum
                           Permissible Amount reduced by the Annual Additions credited to a Participant's account under the other plans and welfare benefit funds for the same
                           Limitation Year. If the Annual Additions with respect to the Participant under other defined contribution plan and welfare benefit funds maintained by the Employer are less than the Maximum Permissible Amount and the Employer Contribution that would otherwise be contributed or allocated to the Participant's account under this Plan would cause the Annual Additions for the Limitation Year to exceed this limitation, the amount contributed or allocated will be reduced so that the Annual Additions under all such plans and funds for the Limitation Year will equal the Maximum
                           Permissible Amount. If the Annual Additions with respect to the Participant under such other defined contribution plans and welfare benefit funds in the aggregate are equal to or greater than the Maximum
                           Permissible Amount, no amount will be contributed or allocated to the Participant's account under this Plan for the Limitation Year.

                  (2) Prior to determining the Participant's actual _415 Compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount for a Participant in the manner described in section 5.01(a)(2).

                  (3) As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year will be determined on the basis of the Participant's actual _415 Compensation for the Limitation Year.

                  (4) If, pursuant to section 5.01(b)(3) or as a result of the allocation of Forfeitures, a Participant's Annual Additions under this Plan and such other plans would result in an Excess Amount for a Limitation Year, the Excess Amount will be deemed to consist of the Annual Additions last allocated, except that Annual Additions attributed to a welfare benefit fund or individual medical account will be deemed to have been allocated first regardless of the actual allocation date.

                  (5) If an Excess Amount was allocated to a Participant on an allocation date of this Plan which coincides with an allocation date of another plan, the Excess Amount attributed to this Plan will be the product of -

                           (A) the total Excess Amount allocated as of such date, times

                           (B) the ratio of (i) the Annual Additions allocated to the participant for the Limitation Year as of such date under this Plan to (ii) the total Annual Additions allocated to the Participant for the Limitation Year as of such date under this and all the other qualified master or prototype defined contribution plans.

                  (6) Any Excess Amount attributed to this Plan will be disposed in the manner described in section 5.01(a)(4).

         (c) If the Participant is covered under another qualified defined contribution plan maintained by the Employer which is not a Master or Prototype Plan, Annual Additions which may be credited to the Participant's account under this Plan for any Limitation Year will be limited in accordance with section 5.01(b)(1) through (6) as though the other plan were a Master or Prototype Plan unless the Employer provides other limitations in Item 43 of the Adoption Agreement.

         (d) If the Employer maintains, or at any time maintained, a qualified defined benefit plan covering any Participant in this Plan, the sum of the Participant's Defined Benefit Plan Fraction and Defined Contribution Plan Fraction will not exceed 1.0 in any Limitation Year. The Annual Additions which may be credited to the Participant's account under this Plan for any Limitation Year will be limited in accordance with
                  Item 43 of the Adoption Agreement.

5.02     LIMITATIONS ON EMPLOYEE ELECTIVE DEFERRALS:

         (a) The Actual Deferral Percentage (hereinafter sometimes "ADP") for Participants who are Highly Compensated Employees for each Plan Year and the ADP for Participants who are Nonhighly Compensated Employees for the same Plan Year must satisfy one of the following tests:

                  (1) The Actual Deferral Percentage for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Actual Deferral Percentage for Participants who are Nonhighly Compensated Employees for the Plan Year multiplied by 1.25; or

                  (2) The Actual Deferral Percentage for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Actual Deferral Percentage for Participants who are Nonhighly Compensated Employees for the Plan Year multiplied by 2, provided that the Actual Deferral Percentage for Participants who are Highly Compensated Employees does not exceed the Actual Deferral Percentage for

                           Participants who are Nonhighly Compensated Employees by more than two (2) percentage points.

         (b)  Special Rules

                  (1) The ADP for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Employee Elective Deferrals (and Employer Qualified NonElective Contributions or Employer Qualified Matching Contributions, or both, if treated as Employee Elective Deferrals for purposes of the ADP test) allocated to his or her accounts under two or more arrangements described in section 401(k) of the Code, that are maintained by the Employer, shall be determined as if such Employee Elective Deferrals (and, if applicable such Employer Qualified Non- elective Contributions or Employer Qualified Matching Contributions, or both) were made under a single arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangements.

                  (2) In the event that this Plan satisfies the requirements of sections 401(k), 401(a)(4), or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this section shall be applied by determining the ADP of employees as if all such plans were a single plan. For Plan Years beginning after December 31, 1989, plans may be aggregated in order to satisfy section 401(k) of the Code only if they have the same Plan Year.

                  (3) For purposes of determining the ADP of a Participant who is a 5-percent owner or one of the ten most highly-paid Highly Compensated Employees, the Employee Elective Deferrals (and Employer Qualified Non-elective Contributions or Employer Qualified Matching Contributions, or both, if treated as Employee Elective Deferrals for purposes of the ADP test) and Compensation of such Participant shall include the Employee Elective Deferrals (and, if applicable, Employer Qualified Non-elective Contributions and Employer Qualified Matching Contributions, or both) and Compensation for the Plan Year of Family Members (as defined in section 414(g)(6) of the Code). Family Members, with respect to such Highly Compensated Employees, shall be disregarded as separate employees in determining the ADP both for Participants who are Nonhighly Compensated Employees and for Participants who are Highly Compensated Employees.

                  (4) For purposes of determining the ADP test, Employee Elective Deferrals, Employer Qualified Non-elective Contributions and Employer Qualified Matching Contributions must be made before the last day of the twelve-month period immediately following the Plan Year to which contributions relate.

                  (5) The Employer shall maintain records sufficient to demonstrate satisfaction of the ADP test and the amount of Employer Qualified Non-Elective Contributions or Employer Qualified Matching Contributions, or both, used in such test.

                  (6) The determination and treatment of the ADP amounts of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

5.03 LIMITATIONS ON EMPLOYER MATCHING CONTRIBUTIONS AND EMPLOYEE POST-TAX VOLUNTARY CONTRIBUTIONS:

         (a) The Average Contribution Percentage (hereinafter sometimes "ACP") for Participants who are Highly Compensated Employees for each Plan Year and the ACP for Participants who are Non-highly Compensated Employees for the same Plan Year must satisfy one of the following tests:

                  (1) The Average Contribution Percentage for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Contribution Percentage for Participants who are Nonhighly Compensated Employees for the Plan Year multiplied by 1.25; or

                  (2) The Average Contribution Percentage for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Contribution Percentage for Participants who are Nonhighly Compensated Employees for the Plan Year multiplied by 2, provided that the Average Contribution Percentage for Participants who are Highly Compensated Employees does not exceed the Average Contribution Percentage for Participants who are Nonhighly Compensated Employees by more than two (2) percentage points.

         (b)  Special Rules

                  (1) For purposes of this section, the Contribution Percentage for any Participant who is a Highly Compensated Employee and who is eligible to have Contribution Percentage Amounts allocated to his or her account under two or more plans described in section 401(k) of the Code that are maintained by the Employer, shall be determined as if the total of such Contribution Percentage Amounts was made under each plan. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.

                  (2) In the event that this Plan satisfies the requirements of sections 401(m), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this section shall be applied by determining the Contribution Percentage of employees as if all such plans were a single plan. For Plan Years beginning after December 31, 1989, plans may be aggregated in order to satisfy section 401(m) of the Code only if they have the same Plan Year.

                  (3) For purposes of determining the Contribution Percentage of a Participant who is a five-percent owner or one of the ten most highly-paid Highly Compensated Employees, the Contribution Percentage Amounts and Compensation of such Participant shall include the Contribution Percentage Amounts and Compensation for the Plan Year of Family

                           Members (as defined in section 414(q)(6) of the Code). Family Members, with respect to Highly Compensated Employees, shall be disregarded as separate employees in determining the Contribution Percentage both for Participants who are Nonhighly Compensated Employees and for Participants who are Highly Compensated Employees.

                  (4) For purposes of determining the Contribution Percentage test, Employee Contributions are considered to have been made in the Plan Year in which contributed to the trust. Employer Matching Contributions, Employer Qualified Matching Contributions, and Employer Qualified Non-elective Contributions will be considered made for a Plan Year if made no later than the end of the twelve-month period beginning on the date after the close of the Plan Year.

                  (5) The Employer shall maintain records sufficient to demonstrate satisfaction of the ACP test and the amount of Employer Qualified Non-elective Contributions or Employer Qualified Matching Contributions, or both, used in such test.

                  (6) For purposes of the ACP test, the Plan will take into account the Contribution Percentages of all eligible employees. For this purpose, an eligible employee is any employee who is directly or indirectly eligible to receive an allocation of Employer Matching Contributions, including: an employee who would be a Participant but for the failure to make required contributions; an employee whose right to make Employee Contributions or to receive Employer Matching Contributions has been suspended because of an election (other than certain one-time elections) not to participate; and an employee who is unable to make an Employee Contribution or receive an Employer Matching Contribution because his Compensation is less than a stated dollar amount. In the case of an eligible employee who makes no Employee Contributions and receives no Employer Matching Contributions, the Contribution Percentage to be included in determining the Average Contribution Percentage is zero.

                  (7) For Plan Years beginning before the later of January 1, 1992 or the date that is 60 days after publication of final regulations, "Compensation" for purposes of computing an Employee's Contribution Percentage shall be limited to Compensation (as defined in section 1.19) received by the Employee while a Participant in the Plan.

                  (8) The determination and treatment of the Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

5.04     PROCEDURE FOR DISTRIBUTION OF EXCESS ELECTIVE DEFERRALS:

         (a) Notwithstanding any other provision of this Plan, Excess Elective Deferrals assigned to this Plan, plus any income and minus any losses allocable thereto, shall be distributed no later than April 15 to Participants who claim Excess Elective Contributions for the preceding taxable year and assign them to the Plan for such preceding year.

         (b) A Participant may assign to this Plan any Excess Elective Deferrals made during a taxable year of the Participant by notifying the Plan Administrator on or before

                  March 15 of the amount of the Excess Elective Deferrals to be assigned to the Plan. The Participant's notice shall be in writing, shall specify the Participant's Excess Elective Deferrals for the preceding taxable year, and shall be accompanied by the Participant's written statement that if such amounts are not distributed, such Excess Elective Deferrals when added to amounts deferred under other plans or arrangements described in sections 401(k), 408(k) or 403(b) of the Code, exceed the limit imposed on the Participant by section 402(g) of the Code for the year in which the deferral occurred.

         (c) Excess Elective Deferrals shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to Excess Elective Deferrals is the income or loss allocable to the Participant's Employee Elective Deferral account for the taxable year multiplied by a fraction, the numerator of which is such Participant's Excess Elective Deferrals for the year and the denominator is the Participant's account balance attributable to Employee Elective Deferrals without regard to any income or loss occurring during such taxable year. There shall be no further adjustment for income or loss allocable to the period between the end of the taxable year and the date of distribution.

5.05     DISTRIBUTION OF EXCESS CONTRIBUTIONS:

         (a) Notwithstanding any other provision of this Plan, Excess Contributions, plus any income or minus any loss allocable thereto, shall be distributed no later than the last day of each Plan Year to Participants to whose accounts such Excess Contributions were allocated for the preceding Plan Year. If such excess amounts are distributed more than 2-1/2 months after the last day of the Plan Year in which such excess amounts arose, a ten (10) percent excise tax will be imposed on the Employer maintaining the Plan with respect to such amounts. Such distributions shall be made to Highly Compensated Employees on the basis of the respective portions of the Excess Contributions attributable to each of such Employees. Excess Contributions shall be allocated to Participants who are subject to the Family Member aggregation rules of section 414(q)(6) of the Code in the manner prescribed by the regulations.

         (b) Distribution of Excess Contributions shall include any income or loss up to the date of distribution. The income or loss allocable to Excess Contributions is the sum of: (1) income or loss allocable to the Participant's Employee Elective Deferral Account (and, if applicable, the Employer Qualified Non-elective Contribution Account or the Employer Qualified Matching Contributions Account or both) for the Plan Year multiplied by a fraction, the numerator of which is such Participant's Excess Contributions for the year and the denominator is the Participant's account balance attributable to Employee Elective Deferrals (and Employer Qualified Non-Elective Contributions or Employer Qualified Matching Contributions, or both, if any of such contributions are included in the ADP test) without regard to any income or loss occurring during such Plan Year. There shall be no further adjustment for income or loss allocable to the period between the end of the Plan Year and the date of the distribution.

         (c) Excess Contributions shall be first distributed from the Participant's Employee Elective Deferral Account until exhausted and then from the Employer Qualified Matching Contribution Account (to the extent used in the ADP test) for the Plan Year. Excess Contributions shall be distributed from the Participant's Employer Qualified Non-Elective Contribution account only to the extent that such Excess

                  Contributions exceed the balance in the Participant's Employee Elective Deferral Account and Employer Qualified Matching Contribution Account.

5.06 DISTRIBUTION OF EXCESS MATCHING CONTRIBUTIONS OR EMPLOYEE POST-TAX VOLUNTARY CONTRIBUTIONS:

         (a) Notwithstanding any other provision of this Plan, Excess Aggregate Contributions, plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of each Plan Year to Participants to whose accounts such Excess Aggregate Contributions were allocated for the preceding Plan Year. Excess Aggregate Contributions shall be allocated to Participants who are subject to the Family Member aggregation rules of section 414(q)(6) of the Code in the manner prescribed by the regulations.

                  If such Excess Aggregate Contributions are distributed more than 2-1/2 months after the last day of the Plan Year in which such excess amounts arose, a ten (10) percent excise tax will be imposed on the Employer maintaining the Plan with respect to those amounts.

         (b) The amount of Excess Aggregate Contributions to be distributed shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to Excess Aggregate Contributions is the income or loss allocable to the Participant's Employee Post-Tax Voluntary Contribution Account, Employer Matching Contribution Account (if any, and if all amounts therein are not used in the ADP test) and, if applicable, Employer Qualified Non-Elective Contribution Account, Employer Qualified Matching Account, and Employee Elective Deferral Account for the Plan Year multiplied by a fraction, the numerator of which is such Participant's Excess Aggregate Contributions for the year and the denominator is the Participant's account balance(s) attributable to Contribution Percentage Amounts without regard to any income or loss occurring during such Plan Year. There shall be no further adjustment for income or loss allocable to the period between the end of the Plan Year and the date of distribution.

         (c) Excess Aggregate Contributions shall be distributed on a pro rata basis from the Participant's Employee Post-Tax Voluntary Contribution Account, Employer Matching Contribution Account, Employer Qualified Matching Contribution Account (and, if applicable, from the Participant's Employer Qualified Non-elective Contribution Account or Employee Elective Deferral Account, or both).

5.07     MULTIPLE USE LIMITATION:

         If one or more Highly Compensated Employees participate in both a cash or deferred arrangement and a plan subject to the ACP test maintained by the Employer, and the sum of the ADP and ACP of those Highly Compensated Employees subject to either or both tests exceeds the Aggregate Limit, then the ADP of those Highly Compensated Employees who also participate in a cash or deferred arrangement will be reduced (beginning with such Highly Compensated Employee whose ADP is the highest) so that the limit is not exceeded. The amount by which each Highly Compensated Employee's Contribution Percentage Amounts is reduced shall be treated as an Excess Aggregate Contribution. The ADP and ACP of the Highly Compensated Employees are determined after any corrections required to meet the ADP and ACP tests. Multiple use does not occur if both ADP and ACP of the Highly Compensated Employees does not exceed 1.25 multiplied by the ADP and ACP of the Non-highly Compensated Employees.

         Provided, however, that for Plan Years beginning before the later of January 1, 1992 or the date that is 60 days after publication of final regulations, the Aggregate Limit in the preceding paragraph is increased to the greater of the Aggregate Limit or the following new aggregate limit. The new aggregate limit is the sum of:

         (a) 125 percent of the lesser of (1) the actual deferral percentage of the group of non-highly compensated employees eligible under the arrangement subject to section 401(k) of the Code for the Plan Year, or (2) the actual contribution percentage of the group of non-highly compensated employees eligible under the Plan subject to section 401(m) of the Code for the Plan year beginning with or within the Plan Year of the arrangement subject to section 401(k) of the Code, and

         (b) Two plus the greater of (1) or (2) above. In no event, however, shall this amount exceed 200 percent of the greater of (1) or (2) above.

                                   ARTICLE VI
                             VESTING AND FORFEITURES

6.01     NONFORFEITABLE ACCOUNTS:
         A Participant's Employee Elective Deferral Account, Employee Post-Tax Voluntary Contribution Account, Employee Rollover/Transfer Account, Employee VDEC Account, Employer Qualified Matching Contribution Account, and Employer Qualified Non-Elective Contribution Account, and all earnings, appreciations and additions thereto, less any losses, depreciation and distributions allocable thereto, shall be fully vested and nonforfeitable at all times.

6.02     ACCOUNTS SUBJECT TO VESTING SCHEDULE:
         A Participant's Vested Percentage in his Employer Profit Sharing Contribution Account and Employer Matching Contribution Account shall be determined as follows:

         (a)      NORMAL RETIREMENT AGE:
                  A Participant's interest in his Employer Profit Sharing Contribution Account and Employer Matching Contribution Account shall become fully vested when he reaches Normal Retirement Age. A Participant who terminates his service with the Employer prior to Normal Retirement Age but does not suffer a one-year Break in Service before the close of the Plan Year in which his Normal Retirement Date occurs will be deemed to have terminated employment on his Normal Retirement Age.

         (b)      DEATH OR DISABILITY:
                  A Participant's interest in his Employer Profit Sharing Contribution Account and Employer Matching Contribution Account shall become fully vested upon his death or Disability prior to Normal Retirement Age.

         (c)      TERMINATION BEFORE NORMAL RETIREMENT AGE:
                  A Participant's Vested Percentage in his Employer Profit Sharing Contribution Account and Employer Matching Contribution Account shall be determined according to the vesting schedule specified in the Adoption Agreement if the Participant terminates his employment before attaining Normal Retirement Age.

         (d)      PLAN TERMINATION:
                  A Participant's interest in his Employer Profit Sharing Contribution Account and Employer Matching Contribution Account shall become fully vested in the event of termination or partial termination of this Plan, or upon complete discontinuance of Employer contributions.

6.03     VESTING AT TERMINATION:

         (a) When a Participant's employment is terminated on account of retirement on or after Normal Retirement Age, death, Disability, or otherwise, the Vested Percentage of his Employer Profit Sharing Contribution Account and his Employer Matching Contribution Account (after all required adjustments thereto) shall be determined in accordance with section 6.02 and the vesting schedule specified in the Adoption Agreement as of the Valuation Date coincident with or next following termination of employment. The Participant's Vested Percentage of his Employer Profit Sharing Contribution Account and his Employer Matching

                  Contribution Account and the balance, if any, of all of the Participant's other accounts will become distributable to the Participant or his Beneficiary in accordance with Article VII. Any nonvested balance will become a Forfeiture and will be allocated pursuant to section 6.04.

         (b) If a Participant terminates employment and elects in accordance with the requirements of section 7.02(b) to receive less than the entire value of the Vested Percentage of his Participant's Account derived from Employer contributions, the part of the nonvested portion that will be a Forfeiture is the total nonvested portion multiplied by a fraction, the numerator of which is the amount of the distribution attributable to employer contributions and the denominator of which is the total value of the Vested Percentage of the Participant's Employer Contribution Account.

6.04     FORFEITURES:
         Forfeitures will be allocated as follows:

         (a) Forfeitures shall be first used to restore Participants' Employer Profit Sharing Contribution Accounts and Employer Matching Contribution Accounts pursuant to the buyback provisions of section 6.05;

         (b) Forfeitures shall next be used to restore any Participant's Accounts pursuant to the restoration provisions of sections 4.05(a)(1) and 9.04(e);

         (c) Forfeitures shall next be used to reduce the Employer's Matching Contribution, if any, for the Plan Year, if so elected in the Adoption Agreement; and

         (d) Any remaining Forfeitures shall be allocated to Participant's Employer Profit Sharing Contribution Accounts in accordance with section 4.02 for the Plan Year in which the Forfeiture occurs.

6.05     BUYBACK:

         (a) If a Former Participant is reemployed by the Employer before the Former Participant incurs five consecutive 1-year Breaks in Service, and such Former Participant has received a distribution of all or any portion of the Vested Percentage of his Participant's Account prior to his reemployment, any forfeited amounts shall be restored to the amount on the date of distribution if he repays the full amount distributed to him, other than his Employee Post-Tax Voluntary Contribution Account and his Employee Rollover/Transfer Contribution Account, before the earlier of 5 years after the first date on which the Participant is subsequently reemployed by the Employer, or the date the Participant incurs five consecutive 1-year Breaks in Service after the date of the distribution.

         (b) If a Former Participant is reemployed by the Employer before the Former Participant incurs five consecutive 1-year Breaks in Service, and such Former Participant was deemed to have received a distribution of the entire Vested Percentage of his Participant's Account prior to his reemployment, he shall be deemed to have repaid the amount of the deemed distribution, and any amounts forfeited on the date of deemed distribution shall be restored.

                                   ARTICLE VII
                               PAYMENT OF BENEFITS

7.01     PAYMENT OF BENEFITS:

         (a) The Vested Percentage of a Participant's Account shall become payable to a Participant or his beneficiary pursuant to this
                  Article VII as follows:

                  (1) Upon actual retirement on or after the Participant's Normal Retirement Date.

                  (2)      Upon the death of the Participant.

                  (3)      Upon the Disability of the Participant.

                  (4) Upon termination of the Participant's employment prior to retirement, death, or Disability.

         (b) The Vested Percentage of a Participant's Account may also be distributed upon:

                  (1) Termination of the Plan without the establishment of another defined contribution plan.

                  (2) The disposition by the Employer (if a corporation) to an unrelated corporation of substantially all of the assets (within the meaning of section 409(d)(2) of the Code) used in a trade or business of such corporate Employer if such corporate Employer continues to maintain this Plan after the disposition, but only with respect to Employees who continue employment with the corporation acquiring such assets.

                  (3) The disposition by the Employer (if a corporation) to an unrelated entity of such corporate Employer's interest in a subsidiary (within the meaning of section 409(d)(3) of the Code) if such corporate Employer continues to maintain the Plan, but only with respect to Employees who continue employment with such subsidiary.

                  (4) The attainment of the age, if any, elected in Item 42 of the Adoption Agreement. However, under no circumstances will any distribution be made from a Participant's Employee Elective Deferral Account, Employer Qualified Non-Elective Contribution Account, or Employer Qualified Matching Contribution Account pursuant to this provision before the Participant attains age 59-1/2.

                  (5)      The hardship of the Participant as described in
                           section 7.12 of the Plan, if the Employer so elects in the Adoption Agreement.

         (c) If so elected in Item 20 of the Adoption Agreement, a Participant shall be entitled to withdraw all or a portion of his Employee Post-Tax Voluntary Contributions and, with the consent of the Plan Administrator, the actual earnings thereon. In the event such a withdrawal is made, a Participant shall be barred from making any additional Employee Post-Tax Voluntary Contributions or withdrawals until the first day of the next Plan Year. All withdrawals of Employee Post-Tax Voluntary Contributions shall be made subject to the uniform and nondiscriminatory requirements of the Employer as to the timing and manner of such withdrawals. No Forfeitures shall result solely as a result of withdrawal of Employee Post-Tax Voluntary Contributions.

                  All distributions that may be made pursuant to one or more of the foregoing distributable events are subject to the spousal and participant consent requirements (if applicable) contained in sections 401(a)(11) and 417 of the Code.

7.02     COMMENCEMENT OF BENEFITS:

         (a) A Participant whose benefit has become payable pursuant to 7.01(a)(1), (2) or (3) (retirement, death or Disability) shall be eligible to commence receiving benefit payments as of the Valuation Date coincident with or next following the date of termination of employment. Such Participant (or the Participant's Beneficiary, if the Participant has died) may request that up to 50% of the Participant's Account be distributed as soon as administratively feasible, and the remainder will be distributed after such Valuation Date. However, if the Employer has elected item 37.c or 37.d which would permit payment sooner had the Participant terminated for reasons other than death, Disability or retirement, then the Participant (or his Beneficiary) may elect such earlier payment as if his benefit had become payable pursuant to 7.01(a)(4). A Participant whose benefit has become payable pursuant to 7.01(a)(4) shall be eligible to commence receiving benefit payments in accordance with the selection made in Item 37 of the Adoption Agreement.

         (b) Each Participant whose employment with the Employer has terminated for a cause other than death of the Participant shall be eligible to elect the time at which his benefit payments hereunder shall commence. Such election may be made at any time after the Participant's termination of employment and must be made in writing to the Plan Administrator. The election must specify the proposed date as of which the Participant elects to commence receiving benefit payments. The Plan Administrator shall commence benefit payments pursuant to the election as soon as administratively feasible after the Valuation Date coincident with or next following the commencement date specified in the Participant's election. However, if the Employer has elected Item 37.c. in the Adoption Agreement, the distribution will be made in one or more payments as soon as administratively feasible after the proposed date, based on the balance of the Participant's Account as of the immediately preceding Valuation Date, adjusted for any contributions, withdrawals, distributions, loans, insurance payments, or expenses since that date.

         (c) Unless the Participant elects to the contrary pursuant to 7.02(b), distribution of benefits shall commence no later than sixty (60) days after the latest of:

                  (1) The close of the Plan Year in which the Participant attains the Normal Retirement Age specified in the Adoption Agreement;

                  (2) If the Participant does not retire by his Normal Retirement Date, the date the Participant terminates employment; or

                  (3) The 10th anniversary of the year in which the Participant commenced participation in the Plan.

                  Notwithstanding the foregoing, the failure of a Participant and Spouse to consent to a distribution while a benefit is immediately distributable, within the meaning of section 7.08 of the Plan, shall be deemed to be an election to defer commencement of payment of any benefit sufficient to satisfy this section.

         (d) Distribution of a Participant's Account must be made or begun by the Required Beginning Date.

7.03     JOINT AND SURVIVOR REQUIREMENTS:

         (a) Unless an election was made in the Adoption Agreement not to provide life annuity benefit options pursuant to the special rule described in section 7.10, the provisions of this section
                  7.03 shall apply to any Participant who is credited with at least one Hour of Service with the Employer on or after August 23, 1984 and such other Participants as provided in section 7.11.

         (b) Except as provided in section 7.03(a) and 7.10, a Participant or Former Participant who has a Vested Percentage in his Participant's Account, including any balance held in the Participant's Employee Post-Tax Voluntary Contribution Account and Employee Rollover/Transfer Account, which becomes payable for any reason other than the death of the Participant shall receive any distribution from the Plan in the form of a Joint and Survivor Annuity if the Participant is married on the date benefit payments commence, or in the form of a life annuity if the Participant is unmarried, unless an optional form of benefit described in section 7.06 is selected pursuant to a Qualified Election within the 90 day period ending on the Annuity Starting Date, or unless the benefit is payable under section 7.08(a). These joint and survivor annuity requirements shall apply to any benefit payable to a Participant under a contract purchased by the Plan and paid by a third party.

7.04     MINIMUM DISTRIBUTION REQUIREMENTS:

         (a) Subject to the joint and survivor annuity requirements, the requirements of sections 7.04, 7.05, 7.06, 7.07, and 7.13 shall apply to any distribution of a Participant's Account and will take precedence over any inconsistent provisions of this Plan. Unless otherwise specified, the provisions of such sections apply to calendar years beginning after December 31, 1984. All distributions required under such sections shall be determined and made in accordance with the proposed regulations under section 401(a)(9) of the Code, including the minimum distribution incidental benefit requirement of section 1.401(a)(9)-2 of the proposed regulations.

         (b) If the Participant's Account is to be distributed in other than a single sum, the following minimum distribution rules shall apply on or after the Required Beginning Date:

                  (1)      For amounts distributed from an individual account:

                           (A)      If a Participant's Benefit is to be
                                    distributed over (i) a period not extending beyond the life expectancy of the Participant or the joint life and last survivor expectancy of the Participant and the Participant's Designated Beneficiary or
                                    (ii) a period not extending beyond the life expectancy of the Designated Beneficiary, the amount required to be distributed for each calendar year, beginning with distributions for the first Distribution Calendar Year, must at least equal the quotient obtained by dividing the Participant's Benefit by the Applicable Life Expectancy.

                           (B) For calendar years beginning before January 1, 1989, if the Participant's Spouse is not the Designated Beneficiary, the method of distribution selected must assure that at least 50% of the present value of the amount available for distribution is paid within the life expectancy of the Participant.

                           (C) For calendar years beginning after December 31, 1988, the amount to be distributed each year, beginning with distributions for the first Distribution Calendar Year, shall not be less than the quotient obtained by dividing the Participant's Benefit by the lesser of (i) the Applicable Life Expectancy or (ii) if the Participant's Spouse is not the Designated Beneficiary, the applicable divisor determined from the table set forth in Q&A-4 of section 1.401(a)(9)- 2 of the proposed regulations. Distributions after the death of the Participant shall be distributed using the Applicable Life Expectancy in section 7.04(b)(1)(a) above as the relevant divisor without regard to proposed regulations section 1.401(a)(9)- 2.

                           (D) The minimum distribution required for the Participant's first Distribution Calendar Year must be made on or before the Participant's Required Beginning Date. The minimum distribution for the other calendar years, including the minimum distribution for the Distribution Calendar Year in which the Employee's Required Beginning Date occurs, must be made on or before December 31 of that Distribution Calendar Year.

                  (2) If the Participant's Benefit is distributed in the form of an annuity purchased from an insurance company, distributions thereunder shall be made in accordance with the requirements of section 401(a)(9) of the Code and the proposed regulations thereunder.

7.05     PAYMENT AT DEATH:

         (a) Except as provided in sections 7.03(a) and 7.10, if a Participant or Former Participant dies before benefit payments have commenced, the Vested Percentage of the Participant's Account, including the proceeds of any life insurance Contracts allocated to the Participant's Account, will be paid in the form of a Preretirement Survivor Annuity unless an optional form of benefit described in section 7.06 is selected pursuant to a Qualified Election within the Qualified Preretirement Survivor Annuity Election Period. Furthermore, the Surviving Spouse may elect to have such Preretirement Survivor Annuity distributed within a reasonable period after the death of the Participant.

         (b) Notwithstanding section 7.05(a), the Participant's Beneficiary, including the Participant's Surviving Spouse, shall have the right to elect following the death of the Participant that the Vested Percentage of the Participant's Account be paid in an optional form of benefit as described in section 7.06. Further, the Participant's Beneficiary may elect the time at which benefit payments shall commence. Such election may be made at any time after the Participant's death and must be made in writing to the Plan Administrator. The election must specify the proposed date as of which the Beneficiary elects to commence receiving benefit payments. Such commencement date shall not be earlier than the date the Beneficiary becomes eligible for payment pursuant to section 7.02(a) and shall comply with the requirements of 7.05(c) below. The Plan Administrator shall commence benefit payments pursuant to the election as soon as administratively feasible after the Valuation Date coincident with or next following the commencement date specified in the Participant's Beneficiary's election.

         (c) Any benefits paid because of the death of the Participant, including the proceeds of any life insurance Contracts held by the Plan on the life of the Participant, shall be distributed according to the following rules:

                  (1) If the Participant dies after distribution of his interest has begun, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant's death.

                  (2) If the Participant dies before distribution of his interest begins, distribution of the Participant's entire interest shall be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death, except to the extent that an election is made to receive the distribution in accordance with (A) or (B) below.

                           (A) If any portion of the Participant's interest is payable to a Designated Beneficiary, distributions may be made over the life or over a period certain not greater than the life expectancy of the Designated Beneficiary commencing on or before December 31 of the calendar year immediately following the calendar year in which the Participant died.

                           (B) If the Designated Beneficiary is the Participant's Surviving Spouse, the date distributions are required to begin in accordance with (A) above need not be earlier than the later of (i) December 31 of the calendar year immediately following the calendar year in which the Participant died and (ii) December 31 of the calendar year in which the Participant would have attained age 70-1/2.

                                    If the Participant has not made an election pursuant to this section 7.05(c)(2) by the time of his death, the Participant's Designated Beneficiary must elect the method of distribution no later than the earlier of
                                    (1) December 31 of the calendar year in
                                    which distributions would be required to begin under this section, or (2) December 31 of the calendar year which contains the fifth anniversary of the date of death of the Participant. If the Participant has no Designated Beneficiary, or if the Designated Beneficiary does not elect a method of distribution, distribution of the Participant's entire interest must be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

                  (3) For purposes of section 7.05(c)(2) above, if the Surviving Spouse dies after the Participant, but before payments to such spouse begin, the provisions of section 7.05(c)(2), with the exception of paragraph (B) therein, shall be applied as if the Surviving Spouse were the Participant.

                  (4) For purposes of this section 7.05(c), any amount paid to a child of the Participant will be treated as if it had been paid to the Surviving Spouse if the amount becomes payable to the Surviving Spouse when the child reaches the age of majority.

                  (5) For the purposes of this section 7.05(c), distribution of a Participant's interest is considered to begin on the Participant's Required Beginning Date (or, if section 7.05(c)(3) above is applicable, the date distribution is required to begin to the surviving spouse pursuant to section 7.05(c)(2) above). If distribution in the form of an annuity irrevocably commences to the Participant before the Required Beginning Date, the date distribution is considered to begin is the date distribution actually commences.

7.06     OPTIONAL FORM OF PAYMENT OF BENEFITS:
         Benefits may be paid in any of the following forms subject to the provisions of sections 7.03, 7.04, and 7.05. However, options (c) and
         (d) are not applicable if the Employer has elected in the Adoption Agreement that the benefit options will not include any form of life annuity.

         (a) A single payment to the Participant (or to the Designated Beneficiary, if the Participant has died).

         (b) Installments for a period certain not to exceed the life expectancy of the Participant (or the Participant's Beneficiary, if the Participant has died) or the joint lives and last survivor expectancies of the Participant and the Participant's Designated Beneficiary. In such case, the Participant's Account from which such benefits are paid shall remain part of the general Trust Fund and shall be subject to the gains and losses of the Trust Fund. However, the Participant may elect to have such Participant's Account held in a segregated account and to invest the same as directed by such Participant in writing.

         (c) An annuity for the life of the Participant (or for the life of the Designated Beneficiary, if the Participant has died).

         (d) A joint and survivor annuity for the lives of the Participant and the Designated Beneficiary.

         (e)      A combination of the above.

7.07     DESIGNATION OF BENEFICIARY:

         (a) Each Participant may, by written notice filed with the Administrator, designate a Beneficiary or Beneficiaries to receive the Participant's benefit at the Participant's death. Such designation may be changed or revised from time to time by written instrument filed with the Administrator. If no designation has been made, or if no Beneficiary is living at the time of a Participant's death, his Beneficiary shall be:

                  (1)      his Surviving Spouse; but if he has no Surviving
                           Spouse,

                  (2) his surviving children, in equal shares; but if he has no surviving children,

                  (3)      his estate.

         (b) A Beneficiary designation shall be effective only to the extent that the Plan is not required to:

                  (1) pay the Vested Percentage of the Participant's Account in the form of an annuity for the life of the Surviving Spouse pursuant to section 7.03(b), or

                  (2) pay the Vested Percentage of the Participant's Account to the Surviving Spouse in accordance with section 7.10.

7.08     RESTRICTIONS ON IMMEDIATE DISTRIBUTIONS:

         (a) If a Participant's Account has become payable pursuant to the provisions of section 7.02 and the Vested Percentage of the Participant's Account does not exceed $3,500, the value of the Vested Percentage of the Participant's Account shall be distributed to him. If the Vested Percentage of the Participant's Account is zero, the Participant shall be deemed to have received a distribution of the value of the Vested Percentage of the account. For purposes of computing the value of the Vested Percentage of the Participant's Account, accumulated deductible employee contributions within the meaning of section 72(o)(5)(B) of the Code for Plan Years beginning before January 1, 1989 shall not be considered.

         (b)      (1)      If the value of the Vested Percentage of a
                           Participant's Account derived from Employer and Employee contributions exceeds (or at the time of any prior distribution exceeded) $3,500, and the account balance is immediately distributable, the Participant and the Participant's Spouse (or where either the Participant or the Spouse has died, the survivor) must consent to any distribution of such account balance. The consent of the Participant and the Participant's Spouse shall be obtained in writing within the 90-day period ending on the Annuity
                           Starting Date. The Plan Administrator shall notify the Participant and the Participant's Spouse of the right to defer any distribution until the Participant's account balance is no longer immediately distributable. Such notification shall include a general description of the material features, and an explanation of the relative values of, the optional forms of benefit available under the Plan in a manner that would satisfy the notice requirements of section 417(a)(3), and shall be provided no less than 30 days and no more that 90 days prior to the Annuity Starting Date.

                           Notwithstanding the foregoing, if a distribution is one to which sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than 30 days after the notice required under section 1.411(a)-11(c) of the regulations under the Code is given, provided that:

                           (A) the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

                           (B) the Participant, after receiving the notice, affirmatively elects a distribution.

                  (2) Notwithstanding the foregoing, only the Participant need consent to the commencement of a distribution in the form of a Joint and Survivor


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

                           Annuity while the account balance is immediately distributable. (Furthermore, if payment in the form of a Joint and Survivor Annuity is not required with respect to the Participant pursuant to section 7.10 of the Plan, only the Participant need consent to the distribution of an account balance that is immediately distributable.) Neither the consent of the Participant nor the Participant's Spouse shall be required to the extent that a distribution is required to satisfy section 401(a)(9) or section 415 of the Code. In addition, upon termination of this Plan if the Plan does not offer an annuity option (purchased from a commercial provider), the Participant's Account may, without the Participant's consent, be distributed to the Participant or transferred to another defined contribution plan (other than an employee stock ownership plan as defined in section 4975(e)(7) of the Code) within the same controlled group.

                  (3) An account balance is immediately distributable if any part of the account balance could be distributed to the Participant (or Surviving Spouse) before the Participant attains (or would have attained if not deceased) the later of Normal Retirement Age or age 62.

                  (4) For purposes of determining the applicability of the foregoing consent requirements to distributions made before the first day of the first Plan Year beginning after December 31, 1988, the value of the Vested Percentage of the Participant's Account shall not include amounts attributable to accumulated deductible employee contributions within the meaning of section 72(o)(5)(B) of the Code.

7.09     NOTICE REQUIREMENTS:

         (a) In the case of a Joint and Survivor Annuity, the Plan Administrator shall no less than 30 days and no more than 90 days prior to the Annuity Starting Date provide each Participant a written explanation of:

                  (1)      The terms and conditions of a Joint and Survivor
                           Annuity;

                  (2) The Participant's right to make and the effect of an election to waive the Joint and Survivor Annuity form of benefit;

                  (3)      The rights of a Participant's Spouse; and

                  (4) The right to make, and the effect of, a revocation of a previous election to waive the Joint and Survivor Annuity.

         (b) In the case of a Preretirement Survivor Annuity, the Plan Administrator shall provide each Participant within the Applicable Period a written explanation of the Preretirement Survivor Annuity in such terms and in such manner as would be comparable to the explanation provided for meeting the requirements of section 7.09(a) applicable to a Joint and Survivor Annuity.


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

7.10     SPECIAL RULE FOR ELECTING PLANS:

         (a) This section applies if the Employer has elected in the Adoption Agreement that the benefit options will not include any form of life annuity. If such an election is made by the Employer, then the following two conditions are applicable to the Plan:

                  (1) The Participant cannot elect payments in the form of a life annuity, and

                  (2) On the death of the Participant, the Participant's Account including any life insurance proceeds from Contracts on the life of the Participant will be paid to the Participant's Surviving Spouse, but if there is no Surviving Spouse, or, if the Surviving Spouse has already consented in a manner conforming to a Qualified Election, then to the Participant's Designated Beneficiary.

                  (3) The Surviving Spouse may elect to have distribution of the Participant's Account within the 90-day period following the date of the Participant's death. The account balance will be adjusted for gains or losses occurring after the Participant's death in accordance with the provisions of the Plan governing the adjustment of account balances for other types of distributions.

                  However, this section 7.10 shall not be operative with respect to the Participant if it is determined that this Plan is a direct or indirect transferee of a defined benefit plan, money purchase pension plan (including a target benefit plan), or stock bonus or profit sharing plan which is subject to the survivor annuity requirements of section 401(a)(11) and 417 of the Code. If this section is operative, then the Joint and Survivor Annuity requirement of section 7.04 and the Preretirement Survivor Annuity requirement of section 7.05 shall be inoperative.

         (b)      The Participant may waive the spousal benefit provided in
                  section 7.10(a)(2) above at any time; provided, however, that no such waiver shall be effective unless it satisfies the conditions (other than the notice requirements referred to therein) that would apply to the Participant's Qualified Election to waive the Preretirement Survivor Annuity.

7.11     TRANSITIONAL JOINT AND SURVIVOR ANNUITY RULES:

         (a) Any living Participant not receiving benefits on August 23, 1984, who would otherwise not receive the benefits prescribed by the previous sections of this Article must be given the opportunity to elect to have the prior sections of this Article apply if such Participant is credited with at least one Hour of Service under this Plan or a predecessor plan in a Plan Year beginning on or after January 1, 1976, and such Participant had at least 10 years of vesting service when he separated from service.

         (b) Any living Participant not receiving benefits on August 23, 1984, who was credited with at least one Hour of Service under this Plan or a predecessor plan on or after September 2, 1974, and who is not otherwise credited with any service in a Plan Year beginning on or after January 1, 1976, must be given the opportunity to have his or her benefits paid in accordance with section 7.11(d) of this Article.

         (c) The opportunities to elect described in (a) and (b) above must be afforded to the appropriate Participants during the period commencing on August 23, 1984, and ending on the date benefits would otherwise commence to said Participants.

         (d) Any Participant who has elected pursuant to section 7.11(b) above and any Participant who does not elect under section 7.11(a) above or who meets the requirements of section 7.11(a) except that such Participant does not have at least 10 years of vesting service when he separates from service, shall have his benefits distributed in accordance with all of the following requirements if benefits would have been payable in the form of a life annuity.

                  (1) Automatic Joint and Survivor Annuity. If benefits in the form of a life annuity become payable to a married Participant who:

                           (i) begins to receive payments under the Plan on or after Normal Retirement Age; or

                           (ii) dies on or after Normal Retirement Age while still working for the Employer; or

                           (iii) begins to receive payments on or after the qualified early retirement age; or

                           (iv) separates from service on or after attaining Normal Retirement Age (or the Qualified Early Retirement Age) and after satisfying the eligibility requirements for the payment of benefits under the Plan and thereafter dies before beginning to receive such benefits, then such benefits will be received under this Plan in the form of a Joint and Survivor Annuity, unless the Participant has elected otherwise during the election period. The election period must begin at least 6 months before the Participant attains Qualified Early Retirement Age and end not more than 90 days before the commencement of benefits. Any election hereunder will be in writing and may be changed by the Participant at any time.

                  (2) Election of early survivor annuity. A Participant who is employed after attaining the Qualified Early Retirement Age will be given the opportunity to elect, during the election period, to have a survivor annuity payable on death. If the Participant elects the survivor annuity, payments under such annuity must not be less than the payments which would have been made to the Spouse under the Joint and Survivor Annuity if the Participant had retired on the day before his death. Any election under this provision will be in writing and may be changed by the Participant at any time. The election period begins on the later of (1) the 90th day before the Participant attains the Qualified Early Retirement Age, or (2) the date on which participation begins, and ends on the date the Participant terminates employment.

7.12     HARDSHIP WITHDRAWALS:

         (a) If so elected by the Employer in the Adoption Agreement, distribution of a Participant's Employee Elective Deferrals Account (including only those earnings accrued as of December 31, 1988) may be made to a Participant in the event of hardship. For the purposes of this section, hardship is defined as an immediate and heavy financial need of the Employee where such Employee lacks other available resources. Hardship distributions are subject to the spousal consent requirements contained in sections 401(a)(11) and 417 of the Code, unless the Employer has made the election described in section 7.10.

         (b) The following are the only financial needs considered immediate and heavy: expenses incurred or necessary for medical care described in section 213(d) of the Code, of the Employee, the Employee's spouse, children, or dependents; the purchase (excluding mortgage payments) of a principal residence for the Employee; payment of tuition and related educational fees for the next 12 months of post-secondary education for the Employee, the Employee's spouse, children or dependents; the need to prevent the eviction of the Employee from, or a foreclosure on the mortgage of, the Employee's principal residence; and any other financial need deemed by the Commissioner of the Internal Revenue Service to be immediate and heavy.

         (c) A distribution will be considered as necessary to satisfy an immediate and heavy financial need of the Employee only if:

                  (1) The Employee has obtained all distributions, other than hardship distributions, and all nontaxable loans under all plans maintained by the Employer;

                  (2) All plans maintained by the Employer provided that the Employee's Elective Deferrals (and Employee Post-Tax Voluntary Contributions) will be suspended for twelve months after the receipt of the hardship distribution;

                  (3) The distribution is not in excess of the amount of an immediate and heavy financial need (including amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution); and

                  (4) All plans maintained by the Employer provide that the Employee may not make Employee Elective Deferrals for the Employee's taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under section 401(g) of the Code for such taxable year less the amount of such Employee's Employee Elective Deferral for the taxable year of the hardship distribution.

         (d) If a distribution is made to a Participant under this section 7.12, then the following shall apply:

                  (1) The Participant's Employee Elective Deferrals and Employee Post-Tax Voluntary Contributions will be suspended for 12 months after the receipt of the hardship distribution. A Participant whose deferrals and contributions have been suspended will be deemed to have elected to stop his deferrals and contributions and will be permitted to begin deferrals and contributions pursuant to the applicable provisions of this Plan.

                  (2) The Participant may not make Employee Elective Deferrals for the Employee's taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under section 401(g)
                           of the code for such taxable year less the amount of such Participant's Employee Elective Deferral for the taxable year of the hardship distribution.

7.13     TRANSITIONAL MINIMUM DISTRIBUTION RULES:

         (a) Notwithstanding the other requirements of this article and subject to the joint and survivor annuity requirements in this article, distribution on behalf of any Employee, including a 5-percent owner, may be made in accordance with all of the following requirements (regardless of when such distribution commences):

                  (1) The distribution by the trust is one which would not have disqualified such trust under section 401(a)(9) of the Internal Revenue Code as in effect prior to amendment by the Deficit Reduction Act of 1984.

                  (2) The distribution is in accordance with a method of distribution designated by the Employee whose interest in the trust is being distributed or, if the Employee is deceased, by a Beneficiary of such Employee.

                  (3) Such designation was in writing, was signed by the Employee or the Beneficiary, and was made before January 1, 1984.

                  (4) The Employee had accrued a benefit under the Plan as of December 31, 1983.

                  (5) The method of distribution designated by the Employee or the Beneficiary specifies the time at which distribution will commence, the period over which distributions will be made, and in the case of any distribution upon the Employee's death, the Beneficiaries of the Employee listed in order of priority.

         (b) A distribution upon death will not be covered by this transitional rule unless the information in the designation contains the required information described above with respect to the distributions to be made upon the death of the Employee.

         (c) For any distribution which commences before January 1, 1984, but continues after December 31, 1983, the Employee will be presumed to have designated the method of distribution under which the distribution is being made if the method of distribution was specified in writing and the distribution satisfies the requirements in subsections 7.13(a)(1) and (5).

         (d) If a designation is revoked, any subsequent distribution must satisfy the requirements of section 401(a)(9) of the Code and the proposed regulations thereunder. If a designation is revoked subsequent to the date distributions are required to begin, the trust must distribute by the end of the calendar year following the calendar year in which the revocation occurs the total amount not yet distributed which would have been required to have been distributed to satisfy section 401(a)(9) of the Code and the proposed regulations thereunder, but for the section 242(b)(2) election. For calendar years beginning after December 31, 1988, such distributions must meet the minimum distribution incidental benefit requirements in section 1.401(a)(9)-2 of the proposed regulations. Any changes in the designation will be considered to be a revocation of the designation. However, the mere substitution or addition of another beneficiary (one not named in the designation) under the designation will not be considered to be a revocation of the designation, so long as such substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly (for example, by altering the relevant measuring life). In the case in which an amount is transferred or rolled over from one plan to another plan, the rules in Q&A J-2 and Q&A J-3 shall apply.

7.14     IN-SERVICE DISTRIBUTIONS:
         If so elected in Item 42 of the Adoption Agreement, distribution of up to 100% of the Participant's Account may be made to a Participant who is still an Employee if all of the following requirements have been met:

         (a) The Participant must have completed at least 5 years of participation in the Plan. If the Participant has not completed 5 years of participation, then only amounts which have been on deposit for at least 24 months may be withdrawn.

         (b)      The Participant has satisfied any requirements specified in
                  Item 42 of the Adoption Agreement.

         (c) If required by Item 42 of the Adoption Agreement, the Participant must have suffered a financial hardship, determined by the Administrator. Financial hardship shall include but not be limited to a deductible medical expense, a deductible casualty loss, an illness or disability which prevents employment for six weeks or more, a judgment or other extraordinary liability exceeding 10% of the Participant's taxable income, funeral expenses for a member of the Participant's family, the threatened foreclosure of a mortgage on the Participant's residence, the threatened bankruptcy of the Participant, the education of the Participant's children, or the purchase of the Participant's primary personal residence.

         Notwithstanding the above, distributions to a Participant from his Employee Elective Deferral Account, Employer Qualified Matching Account, and Employer Qualified Non-Elective Account may be made only if otherwise distributable under section 7.01.

7.15     DISTRIBUTIONS UNDER QUALIFIED DOMESTIC RELATIONS ORDER:

         (a) Distribution of all or any part of a Participant's Account pursuant to the provisions of a qualified domestic relations order as defined in section 414(p) of the Code ("QDRO") is specifically authorized. Distribution may be made to an alternate payee (as defined in section 414(p)(8) of the Code) under a QDRO prior to a Participant's earliest retirement age (as defined in section 414(p)(4)(B) of the Code) if the QDRO provides for an earlier distribution. This provision does not entitle the alternate payee to receive a form of distribution not otherwise permitted under this Plan.

         (b) Upon receipt of an order which appears to be a domestic relations order, the Plan Administrator will promptly notify the Participant and each alternate payee of the receipt of the order and provide them with a copy of the procedures established by the Plan for determining whether the order is a QDRO. While the determination is being made, a separate accounting will be made with respect to any amounts which would be payable under the order while the determination is being made. If the Plan Administrator or a court determines that the order is a QDRO within 18 months after receipt, the Plan Administrator will begin making payments, including the separately-accounted for amounts, pursuant to the order when required or as soon as administratively practical. If the Plan Administrator or court determines that the order is not a QDRO, or if no determination is made within 18 months after receipt, then the separately accounted for amounts will be either restored to the Participant's Account or distributed to the Participant, as if the order did not exist. If the order is subsequently determined to be a QDRO, such determination shall be applied prospectively to payments made after the determination.

         (c) This section does not authorize a Participant to receive a distribution at a time not otherwise permitted under the Plan.

7.16     DIRECT ROLLOVER:

                  Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this part, a Distributee may elect with respect to any distribution made on or after January 1, 1993, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan. If the Distributee's Eligible Rollover Distributions are expected to total less than $200 during the Plan Year, the Administrator is not required to remit the benefit in a Direct Rollover. If the Distributee elects to have only a portion of an Eligible Rollover Distribution paid as a Direct Rollover, the Administrator may require that portion equal or exceed $500. The Distributee may not specify more than one Eligible Retirement Plan to which a Direct Rollover is to be made.

                                  ARTICLE VIII
                          SPECIAL TOP-HEAVY PLAN RULES

8.01     APPLICABILITY OF ARTICLE:

         If the Plan is or becomes a Top-Heavy Plan in any Plan Year beginning after December 31, 1983, or is deemed to be a Top-Heavy Plan under the Adoption Agreement, the provisions of this Article VIII shall become applicable and shall supersede any conflicting provisions under the Plan or the Adoption Agreement.

8.02     MINIMUM ALLOCATIONS:

         (a) Except as otherwise provided in (c) and (d) below, the Employer Contributions and Forfeitures allocated on behalf of any Participant who is not a Key Employee shall not be less than the lesser of three percent of such Participant's Compensation, or in the case where the Employer has no defined benefit plan which designates this Plan to satisfy section 401 of the Code, the largest percentage of Employer Contributions and Forfeitures and Employee Elective Deferrals, as a percentage of the Key Employee's Compensation as limited by section 401(a)(17) of the Code, allocated on behalf of any Key Employee for that year. The minimum allocation is determined without regard to any Social Security contribution. This minimum allocation shall be made even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the year because of (i) the Participant's failure to complete 1,000 Hours of Service (or any equivalent provided in the Plan), or (ii) the Participant's failure to make mandatory employee contributions or elective contributions to the Plan, or (iii) Compensation less than a stated amount. In a Top-Heavy Plan Year in which the Employer maintains another plan or plans covering any Participant under this Plan, then the minimum allocation level as selected in
                  Item 28 of the Adoption Agreement shall be substituted for the three percent (3%) of Compensation described above.

         (b) For purposes of computing the minimum allocation, Compensation will mean Compensation as defined in Item 18 of the Adoption Agreement without regard to the exclusions from Compensation as defined in Item 18.d. of the Adoption Agreement.

         (c) Employee Elective Deferrals and Employer Matching Contributions and Employer Qualified Matching Contributions made on account of Employee Elective Deferrals may not be taken into account for the purpose of satisfying this section.

         (d) The provision in (a) above shall not apply to any Participant who was not employed by the Employer on the last day of the Plan Year.

         (e) The provision in (a) above shall not apply to any Participant to the extent the Participant is covered under any other plan or plans of the Employer and the Employer has provided in Item 28 of the Adoption Agreement that the minimum allocation or benefit requirement applicable to Top-Heavy Plans will be met in the other plan or plans.

         (f) The minimum contribution required pursuant to this section (to the extent required to be nonforfeitable under section 416(b) of the Code) may not be forfeited under sections 411(a)(3)(B) or 411(a)(3)(D) of the Code.

8.03     MINIMUM VESTING:
         For any Plan Year in which this is a Top-Heavy Plan, the minimum vesting schedule elected by the Employer in the Adoption Agreement will automatically apply to the Plan. The minimum vesting schedule applies to all benefits within the meaning of section 411(a)(7) of the Code except those attributable to Employee contributions, including benefits accrued before the effective date of section 416 and benefits accrued before the Plan became a Top-Heavy Plan. Further, no decrease in a Participant's Vested Percentage may occur in the event the Plan's status as a Top-Heavy Plan changes for any Plan Year. However, this section does not apply to the account balances of any Employee who does not have an Hour of Service after the Plan has initially become a Top-Heavy Plan and such Employee's account balance attributable to Employer Contributions and Forfeitures will be determined without regard to this section. If the Plan's status changes from a Top-Heavy Plan to a non- Top-Heavy Plan, any change to a different vesting schedule because of the change in status will be considered an amendment to the vesting schedule for purposes of Section 14.01 of the Plan.

8.04     SUPER TOP-HEAVY PLANS:
         In any Plan Year in which the Top-Heavy Ratio exceeds 90%, the denominators of the Defined Benefit Fraction and the Defined Contribution Fraction shall be computed using 100 percent of the dollar limitation instead of 125 percent.


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

                                   ARTICLE IX
                             ADMINISTRATION OF PLAN

9.01     RESPONSIBILITIES OF EMPLOYER:
         The Employer shall have the following responsibilities with respect to administration of the Plan:

         (a) The Employer shall adopt a funding policy and method consistent with the obligations of the Plan and Title I of ERISA. The Employer shall communicate such policy to the Trustee, which shall coordinate such funding policy with its investment strategy.

         (b) The Employer may in its discretion appoint an Investment Manager to manage all or a designated portion of the assets of the Plan. In such event, the Trustee shall follow the directive of the Investment Manager in investing the assets of the Plan managed by the Investment Manager.

         (c) The Employer shall appoint an Administrator to administer the Plan. In absence of such an appointment, the Employer shall serve as Administrator. The Employer may remove and reappoint an Administrator from time to time.

         (d) The Employer shall, formally or informally, review the performance from time to time of persons appointed by it or to which duties have been delegated by it, such as the Trustee, Administrator, and Committee.

         (e) The Employer shall supply the Administrator in a timely manner with all information necessary for it to fulfill its responsibilities under the Plan. The Administrator may rely upon such information and shall have no duty to verify it.

9.02     RIGHTS AND RESPONSIBILITIES OF PLAN ADMINISTRATOR:
         The Administrator shall administer the Plan according to its terms for the exclusive benefit of Participants, Former Participants, and their Beneficiaries.

         (a) The Administrator's responsibilities shall include but not be limited to the following:

                  (1) Determining all questions relating to the eligibility of Employees to participate or remain Participants hereunder.

                  (2) Computing, certifying and directing the Trustee with respect to the amount and form of benefits to which a Participant may be entitled hereunder.

                  (3) Authorizing and directing the Trustee with respect to disbursements from the Trust Fund.

                  (4) Maintaining all necessary records for administration of the Plan.

                  (5) Interpreting the provisions of the Plan and preparing and publishing rules and regulations for the Plan which are not inconsistent with its terms and provisions.


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

                  (6) Complying with all reporting, disclosure and notice requirements of the Code and ERISA.

         (b) In order to fulfill its responsibilities, the Administrator shall have all powers necessary or appropriate to accomplish his duties under the Plan, including the power to determine all questions arising in connection with the administration, interpretation and application of the Plan. Any such determination shall be conclusive and binding upon all persons. However, all discretionary acts, interpretations and constructions shall be done in a nondiscriminatory manner based upon uniform principles consistently applied. No action shall be taken which would be inconsistent with the intent that the Plan remain qualified under section 401(a) of the Code. The Administrator is specifically authorized to employ or retain suitable employees, agents, and counsel as may be necessary or advisable to fulfill its responsibilities hereunder, and to pay their reasonable compensation, which shall be reimbursed from the Trust Fund if not paid by the Employer within thirty days after the Administrator advises the Employer of the amount owed.

         (c) The Administrator shall serve as the designated agent for legal process under the Plan.

9.03     ADMINISTRATIVE COMMITTEE:
         If so provided in the Adoption Agreement, the Employer shall appoint a Committee of one or more persons to serve as the Administrator. The Employer shall make its appointments in writing, and each member of the Committee shall consent in writing to serve on the Committee. The following provisions shall govern the Committee.

         (a)      MEMBERSHIP -
                  Any Employee or member of the board of directors of the Employer is eligible to serve as a member of the Committee. The Committee members shall hold office at the pleasure of the Employer, and all vacancies shall be filled by the Employer.

         (b)      OFFICERS -
                  The Committee shall elect a Chairman, Secretary, and such other officers as it may determine from its membership, to serve at the pleasure of the Committee.

         (c)      MEETINGS -
                  The Committee shall hold meetings upon such notice, at such place or places, and at such times as it may from time to time determine. Notice shall not be required if waived in writing. A majority of the members of the Committee in office at the time shall constitute a quorum for the transaction of business. All resolutions or other actions taken by the Committee at any meeting shall be by vote of a majority of those present at such meeting and entitled to vote. Resolutions may be adopted or other action taken without a meeting upon written consent signed by a majority of the members of the Committee.

         (d)      EXPENSES AND COMPENSATION -
                  All usual and reasonable expenses of the Committee may be paid in whole or part by the Employer, and any expenses of the Committee not paid by the Employer shall be paid by the Trustee out of the principal or earnings of the Trust Fund. Any members of the Committee who are Employees shall not receive compensation with respect to their services with the Committee. The Committee and the individual members thereof shall be indemnified by the Employer, and not from the Trust Fund, against any and all liabilities arising by reason of any act


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                  or failure to act made in good faith pursuant to the
                  provisions of the Plan, including expenses reasonably incurred in the defense of any claim relating thereto.

         (e)      RECORDS -
                  Any act or determination with respect to the administration of the Plan made by the Committee and any assistant or representative appointed by it shall be duly recorded by the Committee or by the assistant or representative appointed by it to keep such records. All records, together with such other documents as may be necessary for the administration of the Plan, shall be preserved in the custody of the Committee or the assistant or representative appointed by it. The Committee shall keep on file a copy of the Plan and Trust, including any subsequent amendments, and registration statements as may be required by the laws of the United States or other jurisdiction, for examination by Participants in the Plan during reasonable business hours.

         (f)      ADMINISTRATIVE DIRECTIVES OF THE COMMITTEE -
                  Administrative directives of the Committee to the Trustee shall be delivered in writing and signed by a member of the Committee authorized by the Committee to sign on its behalf.

         (g)      DISCRETIONARY ACTS -
                  Any discretionary actions of the Committee or the Employer with respect to the administration of the Plan shall be made in a manner which does not discriminate in favor of Highly Compensated Employees. In the event the Committee exercises any discretionary authority under the Plan with respect to a Participant who is a member of the Committee, such discretionary authority shall be exercised solely and exclusively by those members of the Committee other than such Participant, or if such Participant is the sole member of the Committee, such discretionary authority shall be exercised solely and exclusively by the Board of Directors of the Employer.

         (h)      RESIGNATION -
                  A member of the Committee may resign at any time by filing a writing notice thereof with the Employer and the Committee, effective on some later date specified in the notice. If a member of the Committee ceases to be an Employee or member of the board of directors of the Employer, he shall be deemed to have resigned from the Committee on such date.

9.04     BENEFIT CLAIMS PROCEDURE:
         (a) Any claim for benefits under the Plan shall be made in writing to the Administrator. If such claim for benefits is wholly or partially denied, the Administrator shall, within thirty (30) days after receipt of the claim, notify the Participant or Beneficiary of the denial of the claim. Such notice of denial shall:

                  (1)      be in writing;

                  (2) be written in a manner calculated to be understood by the Participant or Beneficiary, and

                  (3)      contain:

                           (A) the specific reason or reasons for denial of the claim,


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                           (B)      a specific reference to the pertinent Plan
                                    provisions upon which the denial is based,

                           (C) a description of any additional material or information necessary to perfect the claim, along with an explanation of why such material or information is necessary, and

                           (D) an explanation of the claim review procedure in accordance with the provisions of this Article.

         (b) Within sixty (60) days after the receipt by the Participant or Beneficiary of a written notice of denial of the claim, or such later time as shall be deemed reasonable taking into account the nature of the benefit subject to the claim and any other attendant circumstances, the Participant or Beneficiary may file a written request with the Administrator that it conduct a full and fair review of the denial of the claim for benefits.

         (c) The Administrator shall deliver to the Participant or Beneficiary a written decision on the claim within thirty (30) days after the receipt of the aforementioned request for review, except that if there are special circumstances (such as the need to hold a hearing, if necessary) which require an extension of time for processing, the aforementioned thirty
                  (30) day period shall be extended to sixty (60) days. Such decisions shall:

                  (1) be written in a manner calculated to be understood by the Participant or Beneficiary,

                  (2) include the specific reason or reasons for the decision, and

                  (3) contain a specific reference to the pertinent Plan provisions upon which the decision is based.

         (d) The decision of the Administrator shall be final and binding on all parties, unless determined by a court of competent jurisdiction to be arbitrary and capricious.

         (e)      (1)      If after a Participant's Account becomes
                           distributable under Article VII no claim for benefit is made by the Participant within 6 months after notice by certified mail addressed to such Participant is sent to the last known address of such Participant, then the Participant's Account shall be deemed to have been forfeited, and the forfeiture shall be allocated pursuant to section 6.04 of the Plan.

                  (2) If a Participant whose Participant's Account has been forfeited pursuant to this provision at any time thereafter makes a claim for the benefit, the dollar amount of the Participant's Account which was forfeited, unadjusted for earnings or losses subsequent to the date of forfeiture, shall be restored during the Plan Year in which the claim is made. The restoration shall be made as follows: first, from any Forfeitures which would have otherwise been allocated for the Plan Year; second, from any earnings of the Trust Fund for the Plan Year; and finally, from Employer contributions allocated for the Plan Year.

9.05     MULTIPLE ROLES:


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         Nothing herein shall be interpreted to prevent the same person from serving in more than one fiduciary capacity for the Plan.


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                                    ARTICLE X
                                 TRUST AGREEMENT

10.01    TRUST AGREEMENT:
         Unless otherwise elected in the Adoption Agreement, this Trust Agreement shall form a part of the Plan, and all rights and benefits that may accrue to any persons under the Plan shall be subject to all the terms and provisions of this Article X. The Trustee hereunder agrees to take, hold, invest, administer, and distribute, in accordance with the following provisions, all contributions and assets paid or delivered to it pursuant to the Plan. The Trustee shall carry out its duties with the care, skill, prudence, and diligence under the circumstances then prevailing that a man in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. All legal right, title and interest in and to the assets of the Trust Fund shall at all times be vested exclusively in the Trustee.

10.02    BASIC RESPONSIBILITIES OF TRUSTEE:
         The Trustee shall have the following primary responsibilities:

         (a) To invest, manage and control the assets of the Plan in a manner consistent with the funding policy established by the Employer, subject, however, to the direction of an Investment Manager as to all or a portion of the assets of the Plan, if an Investment Manager has been appointed by the Employer, and subject to the direction of Participants if the Employer has so provided in the Adoption Agreement.

         (b) To maintain accounting records for all receipts, disbursements and interests of Participants, and to furnish the Employer an annual report.

         (c) To value the assets of the trust at fair market value on the Valuation Date, and to allocate the earnings and losses to each Participant's Account in the manner specified in the Adoption Agreement.

         (d) To pay benefits under the Plan to Participants and their Beneficiaries at the direction of the Administrator.

10.03    INVESTMENT:

         (a) Subject to the provisions of paragraphs (c) and (d) of this section, the Trustee is authorized to invest the Trust Fund in such bonds, notes, debentures, mortgages, investment trust certificates, preferred or common stocks, interests in real estate, leaseholds, royalties (including overriding oil and gas royalties whether measured by production or by gross or taxable income from property), oil and gas leases, oil payments or any other type of oil properties, and other forms of securities (including qualified employer securities (as defined in section 407(d)(5) of ERISA), but not exceeding the percentage, if any, of the Trust Fund specified by the Employer in the Adoption Agreement), any pooled investment funds or any common or mutual trust funds, including any pooled fund or common trust fund administered by the Trustee, or in any other property, real or personal, either within or without the State of Texas, as the Trustee may deem advisable, without being limited by a statute or rule of court regarding investments by trustees. The


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                  Trustee may hold any reasonable portion of the Trust Fund in cash pending investment or payment of expenses or benefits, without liability for interest.

         (b) Subject to the provisions of paragraphs (c) and (d) of this section, as of any valuation date of a collective trust established for the purpose of collective investment of the assets of trusts maintained with the Trustee or other trustees under qualified retirement plans (hereinafter referred to as a "Collective Trust"), the Trustee may transfer any part or all of the assets of the Trust Fund to the trustee of the Collective Trust for admission to one or more of the investment funds therein. The Trustee is expressly authorized to permit the commingling of any or all of the assets of the Trust Fund, through the medium of the Collective Trust, with the assets of other trusts eligible to participate in the Collective Trust under the terms thereof. During such time as any part or all of the assets of the Trust Fund are held in the Collective Trust, they shall be subject to all of the provisions of the declaration creating the Collective Trust as amended from time to time. The Trustee shall have with respect to the interest of the Trust Fund in the Collective Trust the powers conferred by this Trust Agreement to the extent that such powers are not inconsistent with the provisions of the declaration creating the Collective Trust. The Trustee may withdraw all or any part of any interest of the Trust Fund in the Collective Trust in accordance with the terms of the Collective Trust. To the extent of the interest of the Trust Fund in the Collective Trust, the Collective Trust shall be part of the Plan.

         (c) If the Employer so elects in the Adoption Agreement, a Participant may direct the Trustee as to the investment of the Participant's accounts specified in the Adoption Agreement. The Trustee shall maintain a segregated account for each of the accounts for which investment is directed by a Participant, except for the portion of any Participant's Account which has been invested in a commingled investment fund established by the Trustee pursuant to section 10.04(t). The Trustee is authorized to establish any reasonable rules and procedures governing Participant-directed accounts which it deems desirable. Any such rules and procedures will be applied to all Participants on a nondiscriminatory basis. The Trustee is specifically authorized to establish any rules, procedures, and investment alternatives which it deems necessary or advisable to comply with the requirements of section 404(c) of ERISA. To the extent allowed by law, the Trustee shall not be liable for any loss resulting from the Participant's direction of the investment of all or any portion of his Participant's Account.

         (d) The Employer may, in its discretion, appoint in writing one or more Investment Managers to direct the investment of all or any portion of the Trust Fund, as follows:

                  (1) The Employer shall give the Trustee copies of (A) the instrument appointing the Investment Manager, (B) an instrument evidencing the acceptance of appointment, acknowledging that the Investment Manager is a fiduciary for purposes of ERISA, and certifying the Investment Manager's registration under the Investment Adviser's Act of 1940, and (C) direction to the Trustee as to the portion of the Trust Fund to be invested at the direction of the Investment Manager.

                  (2) After receipt of the instruments described in (1) above, the Trustee shall make available to the Investment Manager the appropriate portion of the Trust Fund. The Trustee shall be under no obligation to review or question any investment decision made by the Investment Manager, and


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

                           the Trustee shall have no liability for losses with respect to such investments on account of any action directed, taken, or omitted by such Investment Manager. The Investment Manager will continue to direct the investment of the appropriate portion of the Trust Fund until the Trustee receives written notice from the Employer that the Investment Manager has resigned or has been removed.

10.04    RIGHTS AND POWERS OF THE TRUSTEE:
         The Trustee is authorized to exercise all powers conferred upon the Trustee by law which it may deem necessary or proper for the investment and protection of the Trust Fund. The Trustee, to the extent permitted by law or regulatory authority, is specifically authorized and empowered:

         (a) To purchase, or subscribe for, any securities or other property and to retain the same. In conjunction with the purchase of securities, margin accounts may be opened and maintained;

         (b) To sell, exchange, convey, transfer, grant options to purchase, or otherwise dispose of any securities or other property held by the Trustee, by private contract or at public auction. No person dealing with the Trustee shall be bound to see to the application of the purchase money or to inquire into the validity, expediency, or propriety of any such sale or other disposition, with or without advertisement;

         (c) To vote upon any stocks, bonds, or other securities; to give general or special proxies or powers of attorney with or without power of substitution; to exercise any conversion privileges, subscription rights or other options, and to make any payments incidental thereto; to oppose, or to consent to, or otherwise participate in, corporate reorganizations or other changes affecting corporate securities, and to delegate discretionary powers, and to pay any assessments or charges in connection therewith; and generally to exercise any of the powers of an owner with respect to stocks, bonds, securities, or other property;

         (d) To cause any securities or other property to be registered in the Trustee's own name or in the name of one or more of the Trustee's nominees, and to hold any investments in bearer form, but the books and records of the Trustee shall at all times show that all such investments are part of the Trust Fund;

         (e) To borrow or raise money for the purposes of the Plan in such amount, and upon such terms and conditions, as the Trustee shall deem advisable; and for any sum so borrowed, to issue a promissory note as Trustee, and to secure the repayment thereof by pledging all, or any part, of the Trust Fund; and no person lending money to the Trustee shall be bound to see the application of the money lent or to inquire into the validity, expediency, or propriety of any borrowing;

         (f) To keep such reasonable portion of the Trust Fund in cash or cash balances as the Trustee may, from time to time, deem to be in the best interests of the Plan, without liability for interest thereon;

         (g) To accept and retain for such time as the Trustee may deem advisable any securities or other property received or acquired as Trustee hereunder, whether or not such securities or other property would normally be purchased as investments hereunder;


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

         (h) To make, execute, acknowledge, and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to carry out the powers herein granted;

         (i) To settle, compromise, or submit to arbitration any claims, debts, or damages due or owing to or from the Plan, to commence or defend suits or legal or administrative proceedings, and to represent the Plan in all suits and legal and administrative proceedings;

         (j) To employ suitable agents and counsel and to pay their reasonable expenses and compensation, and such agent or counsel may or may not be agent or counsel for the Employer;

         (k) To apply for and procure from responsible insurance companies, to be selected by the Administrator, as an investment of the Trust Fund such annuity, or other Contracts (on the life of any Participant) as the Administrator shall deem proper; to exercise, at any time or from time to time, whatever rights and privileges may be granted under such annuity, or other Contracts; to collect, receive, and settle for the proceeds of all such annuity or other Contracts as and when entitled to do so under the provisions thereof;

         (l) To invest funds of the Trust in time deposits or savings accounts bearing a reasonable rate of interest in the Trustee's bank;

         (m) To invest in Treasury Bills and other forms of United States government obligations;

         (n) Except as hereinafter expressly authorized, the Trustee is prohibited from selling or purchasing stock options. The Trustee is expressly authorized to write and sell call options under which the holder of the option has the right to purchase shares of stock held by the Trustee as a part of the assets of this Trust, if such options are traded on and sold through a national securities exchange registered under the Securities Exchange Act of 1934, as amended, which exchange has been authorized to provide a market for option contracts pursuant to Rule 9B-1 promulgated under such Act, and so long as the Trustee at all times up to and including the time of exercise or expiration of any such option holds sufficient stock in the assets of this Trust to meet the obligations under such option if exercised. In addition, the Trustee is expressly authorized to purchase and acquire call options for the purchase of shares of stock covered by such options if the options are traded on and purchased through a national securities exchange as described in the immediately preceding sentence, and so long as any such option is purchased solely in a closing purchase transaction, meaning the purchase of an exchange traded call option the effect of which is to reduce or eliminate the obligations of the Trustee with respect to a stock option contract or contracts which it has previously written and sold in a transaction authorized under the immediately preceding sentence;

         (o) To deposit monies in federally insured savings accounts or certificates of deposit in banks or savings and loan associations;

         (p) To pool all or any of the Trust Fund, from time to time, with assets belonging to any other qualified employee pension benefit trust created by the Employer or an affiliated company of the Employer, and to commingle such assets and make joint or common investments and carry joint accounts on behalf of this Plan and such


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

                  other trust or trusts, allocating undivided shares or interests in such investments or accounts or any pooled assets of the two or more trusts in accordance with their respective interests;

         (q) To employ a bank or trust company pursuant to the terms of its usual and customary bank agency agreement, under which the duties of such bank or trust company shall be of a custodial, clerical and record-keeping nature;

         (r) To transfer a Participant's interest in the Plan to the trustee of another trust forming part of a plan represented by such trustee as meeting the requirements of section 401(a) of the Code, provided such trust permits such transfers to be made;

         (s) To accept funds for the account of a Participant transferred from the trustee of another plan represented by such trustee as meeting the requirements of section 401(a) of the Code, provided such trust permits such transfers to be made;

         (t) If the Employer has specified in the Adoption Agreement that Participants may direct the investment of their accounts, to establish and maintain one or more investment funds in which all or a portion of the accounts of Participants may be commingled.

         (u) To do all such acts and exercise all such rights and privileges, although not specifically mentioned herein, as the Trustee may deem necessary to carry out the purposes of the Plan.

10.05    ADMINISTRATION AND PAYMENT:

         (a) The Trustee shall be accountable for all contributions received by it but shall have no duty to require any contributions to be made to it, or to determine that the amounts received comply with the Plan, or to determine that the fund is adequate to provide the benefits payable pursuant to the Plan.

         (b) Payments shall be made from the Trust Fund by the Trustee to such persons, in such manner, at such times and in such amounts as the Administrator shall direct. The Trustee shall be fully protected in making, discontinuing or stopping payments from the Trust Fund in accordance with the directions of the Administrator. The Trustee shall have no responsibility to see to the application of payments so made or to ascertain whether the directions of the Administrator comply with the Plan. In no event, however, shall any such payment exceed the amount then credited to the respective Participant's Account. When the Administrator directs that any payment is to be made only during or until the time a certain condition exists regarding the payee, any payment made by the Trustee in good faith, without actual notice or knowledge of the changed status or condition of the payee, shall be considered to have been properly made by the Trustee and made in accordance with the direction of the Administrator.

         (c) All notices, communications, designations, certifications, orders, instructions and objections of the Administrator or Employer shall be in writing, and the Trustee shall act and shall be fully protected in acting in accordance with such notices, communications, designations, certifications, orders, instructions and objections. In the event that the Administrator fails for any reason to furnish the Trustee with any required notice, communication, designation, certification, order, instruction, or objection, the Trustee may take such action, including the making of distributions, as it in its discretion deems necessary or advisable under the


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                  circumstances, after it has been put on notice that any action on its part is required. All notices or other communications from the Trustee to the Administrator shall be in writing signed by the Trustee.

         (d) The Trustee shall be fully protected in acting in accordance with a determination by the Administrator of whether a domestic relations order received by the Plan is a qualified domestic relations order described in section 414(p) of the Code. If the Administrator for any reason fails to make such determination, the Trustee may take such action, including making distributions and segregating accounts, as it shall in its discretion deem necessary and advisable under the circumstances.

10.06    COMPENSATION AND EXPENSES:
         The Trustee shall be reimbursed for any reasonable expenses incurred by it as Trustee, including reasonable expenses of legal counsel. In addition, the Trustee shall be paid such reasonable compensation as shall be agreed upon from time to time in writing by the Employer and the Trustee. However, an individual serving as Trustee who already receives full-time pay from the Employer shall not receive compensation from this Plan. Unless paid or advanced by the Employer, such expenses and compensation shall be paid from the Trust Fund.

10.07    ACCOUNTS OF THE TRUSTEE:

         (a) The Trustee shall maintain accurate and detailed records and accounts of all transactions hereunder, which shall be available at all reasonable times for inspection or audit by any person or persons designated by the Administrator. The Trustee, at the direction of the Administrator, shall submit to auditors such valuations, reports or other information as they may reasonably require.

         (b) Within sixty days following the later of the Anniversary Date or receipt by the Trustee of the Employer's contribution for the Taxable Year, and following the effective date of the removal or resignation of the Trustee, the Trustee shall file with the Employer a written account setting forth all transactions affected by it subsequent to the end of the period covered by its last previous annual account, the assets of the Trust Fund at the close of the period covered by such account, the net income or loss of the Trust Fund, the gains or losses realized by the Trust Fund upon the sale or other disposition of assets, the increase or decrease in the value of the Trust Fund, all payments and distributions made from the Trust Fund, and such other information as the Trustee or Administrator deems appropriate.

         (c) Upon the receipt by the Trustee of the Employer's written approval of any such account, or upon the expiration of thirty days after delivery of any such account to the Employer, such account (as originally stated if no objection has been theretofore filed by the Employer, or as theretofore adjusted pursuant to agreement between the Employer and the Trustee) shall be deemed to be approved by the Employer except as to matters, if any, covered by written objections theretofore delivered to the Trustee by the Employer regarding which the Trustee has not given an explanation, or made adjustments, satisfactory to the Employer, and the Trustee shall be released and discharged as to all items, matters and things set forth in such account which are not covered by such written objections as if such account had been settled and allowed by a decree of a court having jurisdiction regarding such account and of the Trustee, the Employer, the Administrator and all persons having or claiming to have any interest in the Fund. The Trustee, nevertheless, shall have the right to have its accounts settled by


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                  judicial proceedings if it so elects, in which event the
                  Employer, the Administrator and the Trustee shall be the only necessary parties.

         10.08    CO-TRUSTEES:
                  If the Employer has designated two or more persons to serve as Co- Trustees, then the Employer and the Co-Trustees may agree in writing as to the division of fiduciary responsibilities among the Co-Trustees, which agreement may provide that certain assets or classes of assets will be held and invested by each Co-Trustee. Each Co-Trustee shall be responsible only with respect to those assets for which it is given custody and investment discretion. In absence of such an agreement, then the Co-Trustees shall be jointly responsible for the duties of the Trustee.

         10.09    RESIGNATION AND REMOVAL OF TRUSTEE:

         (a) The Trustee may resign at any time by delivering to the Employer, at least thirty (30) days before its effective date, a written notice of his resignation.

         (b) The Employer may remove the Trustee at any time by delivering or mailing by registered or certified mail, addressed to such Trustee at his last known address, at least thirty (30) days before its effective date, a written notice of his removal.

         (c) Upon the death, resignation, incapacity, or removal of any Trustee, a successor may be appointed by the Employer. Upon accepting such appointment in writing, such successor shall become vested with all the estate, rights, powers, discretions, and duties of his predecessor with like respect as if he were originally named as a Trustee herein. Until such a successor is appointed and has accepted its appointment, the remaining Trustee or Trustees shall have full authority to act under the terms of this Agreement.

         (d) The Employer may designate one or more successors prior to the death, resignation, incapacity, or removal of a Trustee. In the event a successor is so designated by the Employer and accepts such designation, the successor shall, without further act, become vested with all the estate, rights, powers, discretion, and duties of his predecessor with the like effect as if he were originally named as Trustee herein immediately upon the death, resignation, incapacity, or removal of his predecessor.

         (e) Upon resignation or removal, any Trustee hereunder shall provide the accounting required by section 10.07 within sixty days of the effective date of his resignation or removal.

10.10    SUCCESSOR TRUSTEE:

         (a) Upon resignation or removal of the Trustee and acceptance by a successor, the reigning or removed Trustee shall transfer and deliver the Trust Fund to the successor, after reserving such reasonable amount as it shall deem necessary to pay its compensation and all expenses incurred or to be incurred by it in administering or settling the accounts of the Trust Fund.

         (b) Any successor Trustee shall have all of the powers of the initial Trustee. A successor Trustee may rely on the accounting provided by its predecessors, and a successor Trustee shall not be liable for the acts or omissions of any predecessor Trustee.


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                                   ARTICLE XI
                              LOANS TO PARTICIPANTS

11.01 LOANS TO PARTICIPANTS:

         (a) If the Adoption Agreement provides that loans shall be made available under the Plan, the Trustee shall establish a participant loan program which meets the requirements of _2550.408b-1 of the DOL Regulations. The program shall delegate to the Administrator the responsibility of administering the loan program.

         (b) At the direction of the Administrator and pursuant to such program, the Trustee shall lend a Participant or beneficiary an amount of his Participant's Account not exceeding the lesser of (1) one-half (1/2) of the Vested Percentage in his Participant's Account, or (2) $50,000. In no event may the loan amount exceed $50,000 reduced by the excess (if any) of the highest outstanding balance of loans during the one year period ending on the day before the loan is made, over the outstanding balance of loans from the Plan on the date the loan is made. For purposes of the above limitation, all loans from all plans of the Employer and Affiliated Employers are aggregated.

11.02    TERMS AND CONDITIONS:
         The Administrator shall notify the Participants of the general terms and conditions under which such loans are to be made. In addition to such rules and regulations as the Trustee shall adopt, all loans shall be subject to the following terms and conditions:

         (a) An application for a loan by a Participant shall be made in writing to the Administrator. The Administrator shall investigate each such application and his action thereon shall be final. The Administrator shall make loans available to all Participants and beneficiaries on a reasonably equivalent basis. Loans shall not be made available to Highly Compensated Employees in an amount greater than the amount made available to other employees.

         (b) Loans must be adequately secured. Although it is the intention under this Plan that loans to Participants be repaid, the collateral for each loan shall be the assignment of the Participant's entire right, title and interest in and to the Trust Fund, evidenced by the Participant's promissory note for the amount of the loan (including interest), payable to the order of the Trustee, and such other security as the Administrator may require.

         (c) Unless this is an electing plan described in section 7.10, a Participant must obtain the consent of his or her spouse, if any, to use of the Participant's Account as security for the loan. Such Participant's Spouse's consent must be obtained within the 90 day period immediately preceding the date of the loan. The consent must be in writing, must acknowledge the effect of the loan, and must be witnessed by a plan representative or notary public. Such consent shall thereafter be binding with respect to the consenting spouse or any subsequent spouse with respect to that loan. A new consent shall be required if the Participant's Account is used for renegotiation, extension, renewal, or other revision of the loan.


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

         (d)      (1)      The period of repayment for any loan shall be by
                           agreement between the Administrator and the Participant, but in no event shall it exceed five (5) years.

                  (2) Notwithstanding the provisions of section 11.02(d)(1) of the Plan, any loan used to acquire any dwelling unit which within a reasonable time (determined at the time the loan is made) is to be used as a principal residence of the Participant, shall not be required to be repaid within five (5) years, but shall be repaid within a reasonable period of time to be determined by the Administrator.

                  (3) The provisions of section 11.02(d)(1) and (2) shall not apply to loans, assignments, and pledges made prior to August 13, 1982. In the case of such loans, the period of repayment shall be by agreement between the Administrator and the Participant, but in no event shall it exceed ten (10) years.

                  (4) For purposes of this section 11.02, the outstanding balance of any loan which is renegotiated, extended, renewed, or revised after such date shall be treated as an amount received as a loan on the date of such renegotiation, extension, renewal, or revision.

         (e) The loan by its terms shall require substantially level amortization with payments not less frequently than quarterly over the term of the loan.

         (f) Each loan shall bear interest at a reasonable rate to be fixed by the Administrator and, in determining the interest rate, the Administrator shall take into consideration interest rates being charged at the time of the loan. The Administrator shall not discriminate among Participants in the matter of interest rates, but loans granted at different times may bear different interest rates and terms, if, in the opinion of the Administrator, the differences are justified by changes in the general economic condition.

         (g) No distribution shall be made to any Participant, Former Participant or to a Beneficiary of such a person, unless and until all unpaid loans, including accrued interest thereon, have been liquidated.

         (h) No Participant loan shall exceed the present value of the Participant's Vested Percentage in his Participant's Account.

         (i) In the event of default, foreclosure on the note and attachment of security will not occur until a distributable event occurs under the Plan.

         (j) No loans will be made to any Owner-Employee or shareholder-employees, unless approval for such loan is obtained from the U.S. Department of Labor. For purposes of this requirement, a shareholder-employee means an employee or officer of an S corporation who owns (or is considered as owning within the meaning of section 318(a)(1) of the Code), on any day during the taxable year of such corporation, more than 5% of the outstanding stock of the corporation.

         (k) If a valid spousal consent has been obtained in accordance with (c), then, notwithstanding any other provision of this plan, the portion of the Participant's vested account balance used as a security interest held by the Plan by reason of a loan outstanding to the Participant shall be taken into account for purposes of determining the amount of the account balance payable at the time of death or


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

                  distribution, but only if the reduction is used as repayment of the loan. If less than 100% of the Participant's vested account balance (determined without regard to the preceding sentence) is payable to the surviving spouse, then the account balance shall be adjusted by first reducing the vested account balance by the amount of the security used as repayment of the loan, and then determining the benefit payable to the surviving spouse.

11.03    PROTECTION OF TRUSTEE:
         Notwithstanding the provisions of section 11.01, the Trustee shall not be obligated to make any loan to any Participant if it determines that the rate of interest fixed by the Administrator is not reasonable as required by section 408(b)(1) of ERISA, or if the loan or the terms of the loan violate ERISA or any other statute or regulation. Any promissory note given to the Trustee under section 11.01 shall constitute an asset of the Trust Fund, but the Trustee shall have no responsibility with respect to holding, investing or administering the note except upon the written direction of the Administrator. The Employer shall indemnify and hold the Trustee harmless against any expense, loss, liability or obligation resulting from any loan made to any Participant at the written direction of the Administrator.


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

                                   ARTICLE XII
                               INSURANCE CONTRACTS

12.01    INVESTMENT IN INSURANCE CONTRACTS:
         If the Employer chooses in the Adoption Agreement to allow insurance as an investment of the Trust Fund, the Administrator or an individual Participant may direct that part or all of the contributions by or for any Participant be allocated to such Participant's insurance account and used to purchase and pay premiums for appropriate annuity Contracts or life insurance Contracts on the life of the Participant from such legal reserve insurance companies as shall be designated by the Administrator or Participant from time to time. Any amounts not used for premium payment because of small differences between premium amounts and the percentage of contributions actually allocated may be applied against future premiums or returned to the account from which allocated as directed by the Participant.

12.02    INVESTMENT LIMITATIONS:
         Purchases of life insurance Contracts pursuant to section 12.01 shall be subject to the following investment limitations:

         (a)      ORDINARY LIFE -
                  For purposes of these incidental insurance provisions, ordinary life insurance Contracts are Contracts with both non-decreasing death benefits and non-increasing premiums. If such Contracts are purchased, less than one-half (1/2) of the aggregate Employer Contributions allocated to any Participant shall be used to the pay premiums attributable to ordinary life insurance Contracts.

         (b)      TERM AND UNIVERSAL LIFE -
                  No more than one-fourth (1/4) of the aggregate Employer Contributions allocated to any Participant shall be used to pay the premiums on term life insurance Contracts, universal life insurance Contracts, and all other life insurance Contracts which are not ordinary life.

         (c)      COMBINATION -
                  The sum of one-half (1/2) of the ordinary life premiums and the term premiums shall not exceed one-fourth (1/4) of the aggregate Employer Contributions allocated to any Participant.

12.03    GENERAL PROVISIONS:
         The investment and administration of a Participant's insurance account shall be subject to the following provisions:

         (a) All Contracts and the insurers issuing such Contracts shall be authorized to act in the state of the situs of the Trust.

         (b) Any life insurance Contract shall be of the type commonly known as "ordinary life", "endowment", "retirement income", "universal life", or "term life" Contract. No life insurance Contract shall provide a higher death benefit per dollar of premium than that provided by a Contract of ordinary life insurance, except for any "term life" Contract. If retirement income Contracts are purchased on the life of any Participant, the insurance factor will be considered to be incidental only if


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

                  the death benefit under the Contract does not exceed one hundred times the monthly annuity provided under the Contract.

         (c) Any annuity Contract shall provide for the payment, commencing at the Participant's Normal Retirement Date, of at least $25.00 per month, or a benefit of equivalent actuarial value.

         (d) Any life insurance Contract shall provide a death benefit in the face amount of not less than $1,000.

         (e) The Participant on whose life a Contract may be issued shall sign the application for such Contract and submit to any physical examination as may be required by the insurer.

         (f) All Contracts shall provide that they are not transferable except by the Trustee; and that in the case of any other holder, they may not be sold, assigned, discounted or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose except to the insurer. All annuity Contracts which are distributed must be nontransferable.

         (g) All Contracts must provide that the Trustee will be the beneficiary; however, the Trustee shall be required to pay over all Contract proceeds to the Participant's designated Beneficiary in accordance with the distribution provisions of the Plan.

         (h) All Contracts shall be purchased and held by the Trustee as owner thereof. The Trustee shall exercise the incidents of ownership in such Contracts at the direction of the Participant in accordance with the Plan subject to the following conditions:

                  (1) Dividends payable on such Contracts shall be applied to reduce the premiums thereon unless the Administrator shall, by notice in writing to the Trustee at the time of the first direction of a contribution under the Plan to the insurance account, direct that all dividends payable on all Contracts to be purchased for the account of all Participants thereafter should accumulate to increase the benefits provided thereunder.

                  (2) If at any time the amount of contributions by or on behalf of any Participant which is allocated to the insurance account shall be inadequate to pay the premiums then due on any Contract held by the Trustee for the account of such Participant, after reduction of such premiums by any dividends available for premium reduction pursuant to subsection (1) above, the Trustee shall reduce the amount of such Contracts so that the premiums then due shall equal the amount which is available for the payment thereof. The reduction may be made by surrendering a Contract or a portion thereof for its cash surrender value (which shall be transferred by the Trustee to the investment account) or by putting all or a portion of any Contract on a paid-up basis. No extended term coverage shall be elected upon any reduction of premiums.

         (i) Directions of monies to the insurance account must be accompanied or preceded by written instructions from the Administrator or Participant designating the insurer and selecting the Contracts to be purchased. In the absence of such instructions, no monies shall be allocated to the insurance account. Amounts allocated to the insurance account with respect to each Participant shall, in the absence of express instructions by the Participant to the contrary, be first used to pay the premiums then due on any Contracts then in effect under the Plan for the account of such Participant. If the amount directed to the insurance account for the account of any Participant should, after the application of the portion thereof (if any) required to pay premiums on any Contracts previously purchased for him, be less than or in excess of the amount required to purchase an initial or additional Contract for his account, the amount which cannot be applied to such purchase shall be allocated to the regular Employer Contribution Account within sixty (60) days after the end of the Plan Year.

         (j) At or before retirement, and subject to the joint survivor annuity requirements, any life insurance on the life of a Participant shall be either distributed to the Participant or converted to cash to provide retirement income for the Participant. Any benefits arising from such distribution or conversion shall be paid in accordance with the Plan.

         (k) The terms of any annuity Contract purchased and distributed by the Plan to a Participant or Spouse shall comply with the requirements of this Plan. In the event of any conflict between the terms of the Plan and the provisions of any Contract hereunder, the terms of the Plan shall control.

12.04    INSURANCE AS GENERAL INVESTMENT:
         If directed by the Administrator, the Trustee shall have the authority to apply for and pay premiums on life insurance policies for the benefit of the Trust Fund as a whole, and such Contracts may be on the lives of any person in whom there is an insurable interest, including Participants. Any such Contracts held for the benefit of the Trust Fund as a whole shall be treated as investments of the Trust and the cash value thereof shall be used in valuing the Trust and all premiums paid thereon by the Trustee shall be charged to the trust assets as a whole and not to any specific accounts. All dividends, death benefits and other payments actually received by the Trustee by reason of such Contracts shall be credited to the Trust and allocated the same as proceeds derived from the sale of any other assets held thereunder.

12.05    INSURANCE COMPANY NOT A PARTY:
         If the Trustee shall be directed to purchase a life insurance, retirement income or annuity Contract from an insurance company, no such insurance company shall be deemed a party to this Plan and Trust, nor shall such insurance company have any obligation to determine that any person with respect to whom the Trustee makes an application for a Contract is, in fact, eligible for benefits or participation under this Plan. The insurance company shall have no obligation to determine any fact, the determination of which is necessary or desirable for the proper issuance of such Contracts, and shall be fully protected in acting upon any advice, representation or other instrument executed by the Trustee. In no event shall the insurance company be responsible for any lack or failure of proper authority in the establishment of the Plan or Trust, or for any acts of any person or of the Employer in the establishment or maintenance thereof.


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

                                  ARTICLE XIII
                                EXCLUSIVE BENEFIT

13.01    EXCLUSIVE BENEFIT:
         Except as provided in this Article, the assets of this Plan shall not inure to the benefit of the Employer and shall be held for the exclusive purpose of providing benefits to Participants, Former Participants, and their Beneficiaries, and defraying the reasonable expenses of administering the Trust Fund.

13.02    MISTAKE OF FACT:
         Any contribution which is made by the Employer under a mistake of fact shall be returned to the Employer within one year of the contribution.

13.03    REQUIREMENT OF QUALIFICATION:

         (a) All contributions made by the Employer under this Plan are conditioned upon the initial qualification of the Plan under section 401 of the Code. In the event that the Commissioner of Internal Revenue determines that the Plan is not initially qualified under the Code, any contribution made incident to that initial qualification by the Employer must be returned to the Employer within one year after the date the initial qualification is denied, but only if the application for the qualification is made by the time prescribed by law for filing the Employer's return for the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe.

         (b) If the Employer's plan fails to attain or retain qualification, such plan will no longer participate in this prototype plan and will be considered an individually designed plan.

13.04    REQUIREMENT OF DEDUCTIBILITY:
         All contributions made by the Employer under this Plan are conditioned upon the deductibility of such contributions under section 404 of the Code, as amended. To the extent that a deduction of any contribution is disallowed, such contribution (to the extent disallowed) shall be returned to the Employer within one year after the date of disallowance.


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

                                   ARTICLE XIV
                        AMENDMENT, TERMINATION AND MERGER

14.01 AMENDMENT:

         (a) Plan Data, Inc., as the Sponsor of this regional prototype plan, may amend any part of the plan document or the Adoption Agreement.

         (b) The Employer reserves the right at any time, and from time to time, to discontinue making contributions to the Trust Fund, or to amend any and all of the provisions of this Plan and Trust, or to terminate or partially terminate the Plan and Trust. The Employer may (1) change the choice of options in the Adoption Agreement, (2) add overriding language in the Adoption Agreement when such language is necessary to satisfy section 415 or section 416 of the Code because of the required aggregation of multiple plans, and (3) add certain model amendments published by the Internal Revenue Service which specifically provide that their adoption will not cause the Plan to be treated as individually designed. An Employer that amends the Plan for any other reason, including a waiver of the minimum funding requirement under section 412(d) of the Code, will no longer participate in this regional prototype plan and will be considered to have an individually designed plan.

         (c) No part of the Trust Fund shall, by reason of any suspension, amendment, termination or partial termination, be used for or diverted to purposes other than the exclusive benefit of the Participants, Former Participants and Beneficiaries. No suspension, amendment, termination or partial termination may retroactively change or deprive any Participant, Former Participant or Beneficiary of rights already accrued under the Plan or eliminate an optional form of benefit, except insofar as such amendment is necessary to preserve the qualification and tax exemption of the Trust pursuant to sections 401(a) and 501(a) of the Code, or to the extent permitted under section 412(c)(8) of the Code, or to comply with any applicable provision of law. For purposes of this paragraph, a Plan amendment which has the effect of decreasing a Participant's account balance or eliminating an optional form of benefit with respect to service before the amendment shall be treated as reducing an accrued benefit. If the vesting schedule of the Plan is amended, in the case of an Employee who is a Participant as of the later of the date such amendment is adopted or the date it becomes effective, the Vested Percentage (determined as of such date) of such Employee's Employer-derived accrued benefit will not be less than the percentage computed under the Plan without regard to such amendment. No amendment shall affect the terms of payment or the value of any life insurance policies already issued as computed to the date of such amendment, and no such amendment shall deprive the insurer of any of its exemptions with respect to its policies and annuities. No amendment shall increase the duties of the Trustee or otherwise adversely affect the Trustee unless the Trustee agrees thereto in writing.

         (d) If the Plan's vesting schedule is amended, or the Plan is amended in any way which directly or indirectly affects the computation of the Participant's Vested Percentage, each Participant with at least three (3) Years of Service with the Employer may elect, within a reasonable period after the adoption of the amendment, to have his Vested Percentage computed under the Plan without regard to such amendment or change. For Participants who do not have at least 1 hour of service in any Plan Year beginning after December 31, 1988, the preceding sentence shall be applied by substituting "5 Years of Service" for "3 Years of Service" where such language appears. If a Participant fails to make such election, then such Participant shall be subject to the amended vesting provisions. The period during which the election may be made shall commence with the date the amendment is adopted and shall end on the later of:

                  (1)      Sixty (60) days after the amendment is adopted;

                  (2) Sixty (60) days after the amendment becomes effective; or

                  (3) Sixty (60) days after the Participant is issued written notice of the amendment by the Employer.

14.02    PLAN TERMINATION:
         Upon complete discontinuance of Employer contributions or termination of the Plan, each Participant's Account shall become fully vested and nonforfeitable. Upon termination of the Plan with respect to a group of Employees which constitutes a partial termination of the Plan, the Participant's Account of each Employee affected shall be fully vested and nonforfeitable.

14.03    DISTRIBUTION UPON PLAN TERMINATION:
         Upon termination, partial termination, or complete discontinuance of contributions, the Administrator shall instruct the Trustee to determine the value of the Trust Fund and to adjust the Participants' Accounts. The Administrator shall thereupon instruct the Trustee whether currently to distribute the entire amount of each Participant's Account required to be fully vested as a result of such termination, partial termination, or discontinuance; or whether to distribute therefrom as if the Plan had continued; or whether currently to distribute the balance of certain of those accounts, and distribute the balance of others as if the Plan had continued; or whether to make distributions after the complete discontinuance of contributions, or termination, or partial termination of the Plan, but prior to the time when distributions would have been made had the Plan continued. The Administrator shall, in all events, exercise its discretion under this section 14.03 in a non-discriminatory manner. Any distribution hereunder shall be made in accordance with the provisions of Article VII as if the Participant had terminated employment. The Trust shall continue in effect until the Trustee shall have completed the distribution of the assets of the Trust Fund, and the accounts of the Trustee have been settled.

14.04    MERGER:
         In the event that the Plan is merged or consolidated with, or the assets or liabilities of the Trust Fund are transferred to any other plan, each Participant shall have a benefit immediately after such merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before such merger, consolidation or transfer. The amount of such benefit shall be determined by comparing the benefit to which the Participant would have been entitled had the Plan terminated immediately prior to the merger, consolidation or transfer to the benefit to which the Participant would have been entitled had the Plan terminated immediately after the merger, consolidation or transfer. However, the Plan is not considered terminated as a result of the merger, consolidation or transfer and the full vesting requirement of section 14.02 does not apply solely because of the merger, consolidation or transfer unless the Plan is merged with, consolidated with or transferred to a defined benefit pension plan.


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

                                   ARTICLE XV
                                  MISCELLANEOUS

15.01    THIS PLAN IS NOT AN EMPLOYMENT CONTRACT:
         Neither the adoption of the Plan by the Employer, nor any action of the Employer or the Trustee under this Plan, nor the issuance of any insurance policy, nor the payment of any benefits, shall be construed to confer upon any person any legal right to be continued as an Employee of the Employer or any affiliated or related employer. All Employees shall be subject to discharge to the same extent as they would have been had this Plan never been adopted.

15.02    LIMITATIONS ON THE OBLIGATIONS OF THE EMPLOYER:
         The Employer assumes no obligations under the Plan, except those specifically stated in this Plan. No person shall have any right to participate in profits by reason of this Plan, except to the extent expressly set forth herein. The Employer shall be under no legal obligation to make any contributions to the Trust Fund, except as expressly provided herein.

15.03    AGREEMENT BINDING:
         The Plan (including any and all amendments hereto) shall be binding upon the Employer, its successors and assigns, and upon the Participants and their Beneficiaries and their respective heirs, executors, administrators, personal representatives and all persons claiming by, under, or through any of them.

15.04    ASSIGNMENT, ALIENATION, OR ENCUMBRANCE:
         No interest, right or claim in or to any part of the Trust Fund or any payment therefrom may be assigned, alienated or encumbered, either voluntarily or involuntarily, and any attempt to do so shall be null and void. The preceding sentence shall also apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order, unless such order is determined to be a qualified domestic relations order as defined in section 414(p) of the Code. A domestic relations order which is entered into before January 1, 1985, shall be treated as a qualified domestic relations order if payment of benefits pursuant to the order has commenced as of such date, and may be treated as a qualified domestic relations order if payment of benefits has not commenced as of such date, even though the order does not satisfy the requirements of section 414(p). The Administrator shall determine whether any domestic relations order received by the Plan is a qualified domestic relations order described in section 414(p) of the Code and shall advise the Trustee in writing of its determination within a reasonable time after the receipt of the order.

15.05    RETROACTIVE EFFECT:
         The Employer may adopt this Plan to restate an existing plan to comply with any requirements of the Tax Reform Act of 1986 (Pub. L. 99-514), the Omnibus Budget Reconciliation Act of 1986 (Pub. L. 99-509), and the Omnibus Budget Reconciliation Act of 1987 (Pub. L. 100-23) that are effective for Plan Years beginning before January 1, 1989. In such case, notwithstanding the retroactive effective date of this Plan specified in the Adoption Agreement, the provisions of such existing plan shall remain operative for Plan Years beginning before January 1, 1989, and only those provisions of this Plan required to be effective for such prior Plan Years shall be retroactively effective.

15.06    CONSTRUCTION:
         Whenever in the language of the Plan the masculine gender is used, it shall be deemed equally to refer to the feminine gender. Unless otherwise indicated, the words "hereof," "herein," and other similar compounds of the word "here" shall mean and refer to the entire Plan, and not to any particular provision or section.

15.07    HEADINGS:
         The headings of Articles and sections are included solely for convenience of reference, and if there be any conflict between such headings and the text of the Plan, the text shall control.

15.08    GOVERNING LAW:
         Except as superseded by federal law, this Plan shall be governed by the laws of the State of Texas as to all matters of construction, validity, effect and performance.


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                                   ARTICLE XVI
                             PARTICIPATING EMPLOYERS

16.01    ADOPTION BY OTHER EMPLOYERS:
         Notwithstanding anything herein to the contrary, with the consent of the Employer and Trustee, any other corporation or entity (provided an Owner-Employee of such entity does not participate in the Plan for Plan Years beginning before January 1, 1984), whether an affiliate or subsidiary or not, may adopt this Plan and all of the provisions hereof, and participate herein and be known as a Participating Employer, by signing a duplicate of the signature page of the Adoption Agreement, which will then be attached to the Adoption Agreement.

16.02    REQUIREMENTS OF PARTICIPATING EMPLOYERS:

         (a) Each such Participating Employer shall be required to use the same Trustee as provided in this Plan.

         (b) The Trustee may, but shall not be required to, commingle, hold and invest as one Trust Fund all contributions made by Participating Employers, as well as all increments thereof.

         (c) The transfer of any Participant from or to an Employer participating in this Plan, whether he be an Employee of the Employer or a Participating Employer shall not affect such Participant's rights under the Plan, and all amounts credited to such Participant's Account as well as his accumulated service time with the transferor or predecessor, and his length of participation in the Plan, shall continue to his credit.

         (d)      (1)      Money Purchase Pension Plan - All rights and values
                           forfeited by termination of employment shall inure only to the benefit of the Participating Employer by which the forfeiting Participant was employed, except if the Forfeiture is for an Employee whose Employer is a member of an affiliated or controlled group, then said Forfeiture shall be apportioned to the Participating Employers who are members of the affiliated or controlled group and be used to reduce contributions to the Plan. Should an Employee of one
                           ("First") Employer be transferred to an associated
                           ("Second") Employer (the Employer, an affiliate or subsidiary), such transfer shall not cause his Participant's Account balance (generated while an Employee of "First" Employer) in any manner, or by an amount to be forfeited. Such Employee's Participant's
                           Account balance for all purposes of the Plan, including length of service, shall be considered as though he had always been employed by the "Second"
                           Employer and as such had received contributions, Forfeitures, earnings or losses, and appreciation or depreciation in value of assets totaling amount so transferred.

                  (2) Profit Sharing Plan - All rights and values forfeited by termination of employment shall inure only to the benefit of the Participants of the Participating Employer by which the forfeiting Participant was employed, except if the Forfeiture is for an Employee whose Employer is a member of an affiliated or controlled group, then said Forfeiture shall be allocated to all Employer Profit Sharing Contribution Accounts of Participating Employers who are members of the affiliated or controlled group. Should an Employee of one ("First") Employer be transferred to an associated ("Second") Employer (the Employer, an affiliate or subsidiary), such transfer shall not cause his Participant's Account balance (generated while an Employee of "First" Employer) in any manner, or by any amount to be forfeited. Such Employee's Participant's Account balance for all purposes of the Plan, including length of service, shall be considered as though he had always been employed by the "Second" Employer and as such had received contributions, Forfeitures, earnings or losses, and appreciation or depreciation in value of assets totaling amount so transferred.

         (e) Any expenses of the Trust which are to be paid by the Employer or by the Trust Fund shall be paid by each Participating Employer in the same proportion that the total amount standing to be credit of all Participants employed by such Employer bears to the total standing to the credit of all Participants.

16.03    DESIGNATION OF AGENT:
         Each Participating Employer shall be deemed to be a part of this Plan; provided, however, that with respect to all of its relations with the Trustee and Administrator for the purpose of this Plan, each Participating Employer shall be deemed to have designated irrevocably the Employer as its agent. Unless the context of the Plan clearly indicates the contrary, the word "Employer" shall be deemed to include each Participating Employer as related to its adoption of the Plan.

16.04    EMPLOYEE TRANSFERS:
         It is anticipated that an Employee may be transferred between Participating Employers, and in the event of any such transfer, the Employee involved shall carry with him his accumulated service and eligibility. No such transfer shall effect a termination of employment hereunder, and the Participating Employer to which the Employee is transferred shall thereupon become obligated hereunder with respect to such Employee in the same manner as was the Participating Employer from whom the Employee was transferred.

16.05    PARTICIPATING EMPLOYERS CONTRIBUTION:
         Any contribution or Forfeiture subject to allocation during each Plan Year shall be allocated among all Participants of all Participating Employers in accordance with the provisions of this Plan. On the basis of the information furnished by the Administrator, the Trustee shall keep separate books and records concerning the affairs of each Participating Employer hereunder and as to the accounts and credits of the Employees of each Participating Employer. The Trustee may, but need not, register Contracts so as to evidence that a particular Participating Employer is the interested Employer hereunder, but in the event of an Employee transfer from one Participating Employer to another, the employing Employer shall immediately notify the Trustee thereof.

16.06    AMENDMENT:
         Amendment of this Plan by the Employer at any time when there shall be a Participating Employer hereunder shall only be by the written action of each and every Participating Employer and with the consent of the Trustee where such consent is necessary in accordance with the terms of this Plan.

16.07    DISCONTINUANCE OF PARTICIPATION:
         Any Participating Employer shall be permitted to discontinue or revoke its participation in the Plan. At the time of any such discontinuance or revocation, satisfactory evidence thereof and of any applicable conditions imposed shall be delivered to the Trustee. The Trustee shall thereafter transfer, deliver and assign Contracts and other Trust Fund assets allocable to the Participants of such Participating Employer to such new Trustee as shall have been designated by such Participating Employer, in the event that it has established a separate qualified plan for its Employees. If no successor is designated, the Trustee shall retain such assets for the Employees of said Participating Employer pursuant to the provisions of Article X hereof. In no such event shall any part of the corpus or income of the Trust as it relates to such Participating Employer be used for or diverted for purposes other than for the exclusive benefit of the Employees of such Participating Employer.

16.08    ADMINISTRATOR'S AUTHORITY:
         The Administrator shall have authority to make any and all necessary rules or regulations, binding upon all Participating Employers and all Participants, to effectuate the purpose of this Article.

                            AMENDMENT NUMBER ONE

                                   to the

                     PLAN DATA, INC. REGIONAL PROTOTYPE
                        PROFIT SHARING PLAN AND TRUST
                         WITH EMPLOYEE CONTRIBUTIONS
                         ---------------------------
                                 (PLAN 001)

WHEREAS, Plan Data, Inc. is the Sponsor of the Plan Data, Inc. Regional Prototype Profit Sharing Plan and Trust With Employee Contributions (Plan 001) (the "Plan"), and

WHEREAS, Section 14.01(a) of the Plan provides that the Sponsor may amend any part of the Plan, and

WHEREAS, recent federal regulations have required certain amendments to the Plan,

NOW, THEREFORE, the Plan is amended as follows:

1. The in-service distribution provisions are amended by adding a new paragraph to section 7.14 as follows:

       The provisions of this paragraph are effective as of the first day of the first plan year beginning on or after December 12, 1994, or, if later, 90 days after December 12, 1994. Notwithstanding any provision of this Plan to the contrary, to the extent that any optional form of benefit under this Plan permits a distribution prior to the Employee's retirement, death, Disability, or severance from employment, and prior to plan termination, the optional form of benefit is not available with respect to benefits attributable to assets (including the post-transfer earnings thereon) and liabilities that are transferred, within the meaning of section 414(l) of the Internal Revenue Code, to this Plan from a money purchase pension plan qualified under section 401(a) of the Internal Revenue Code (other than any portion of those assets and liabilities attributable to voluntary employee contributions).

2. The provisions for eligibility upon reemployment are amended, effective December 12, 1994, by adding a new section 2.03(g) as follows:

       (g) Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with 414(u) of the Internal Revenue Code.

3. The provisions for loans to participants are amended, effective December 12, 1994, by adding a new section 11.02(l) as follows:

       (l) Loan repayments will be suspended under this Plan as permitted under section 414(u) of the Internal Revenue Code for any period during which the Participant performs services in the uniformed services (as defined in chapter 43 of title 38, United States
              Code).

Signed this 16 day of June, 1997.

                                       PLAN DATA, INC.

                                       By:         /s/ John McGlothlin
                                          -------------------------------------
                                               John McGlothlin, President

                       PLAN DATA, INC. REGIONAL PROTOTYPE
                          PROFIT SHARING PLAN AND TRUST

                           WITH EMPLOYEE CONTRIBUTIONS

                                   (PLAN 001)

                       NON-STANDARDIZED ADOPTION AGREEMENT

The undersigned Employer hereby adopts a profit sharing plan in the form of the Plan Data, Inc. Regional Prototype Profit Sharing Plan and Trust With Employee Contributions, which is attached hereto, and agrees that the following definitions, elections and terms shall be part of such Plan and Trust:

1.       Name and address of Employer:

         Pinnacle Global Group, Inc.
         ______________________________________________________________________
         5599 San Felipe, Suite 555
         ______________________________________________________________________
         Houston, TX  77056
         ______________________________________________________________________

2.       Employer Identification Number:   76-0583569
                                         ______________________________________
         Plan Number:   001
                     __________

3.       Other employers authorized to adopt the same Plan:

         Pinnacle Management & Trust Co.; Spires Financial, L.P.; Sanders, Morris, Harris, Inc.; Energy Recovery Resources, Inc.
         ______________________________________________________________________

         ______________________________________________________________________

4.       Name of Plan:  Pinnacle Global Group, Inc. 401(k) Plan
                       ________________________________________________________

         ______________________________________________________________________

5. Name(s) and address(es) of Trustee(s):

         ( X )   a.  The following person(s) or entity is (are) named as
                     Trustee(s) (enter name and address):

                     Pinnacle Management & Trust Co.
                     __________________________________________________________
                     5599 San Felipe, Suite 300
                     __________________________________________________________
                     Houston, Texas  77056
                     __________________________________________________________

         (   )   b. The Employer names Founders Trust Company as Trustee
                    and elects that the Trust will be the Founders Trust Company Prototype Plan Collective Trust and hereby accepts all the terms and provisions thereof. The provisions of the trust agreement in Article X of the plan document will not apply with respect to this Plan unless the Employer elects below to appoint a second Trustee for this Plan:

         (  )    i. No second Trustee is appointed. Article X of the plan
                    document does not apply.

         (  )   ii. The Employer designates that the assets of the Trust
                    will be divided with a portion to be determined by the Employer held in the Founders Trust Company Prototype Plan Collective Trust and a portion held by the following person(s) or entity as a second Trustee under the provisions of Article X of the plan document (enter name and address of second Trustee):

                    __________________________________________________________

                    __________________________________________________________

                    __________________________________________________________

         (  )    c. The following person(s) or entity is (are) named as
                    Trustee(s) (enter name and address), the provisions of the trust agreement in Article X of the plan document will not apply with respect to this Plan, and the provisions of the trust shall be set forth in a separate trust document:

                    __________________________________________________________

                    __________________________________________________________

                    __________________________________________________________

6.       Plan Administrator:

         ( X )   a.  Employer

         (   )   b. A Committee appointed by the Employer pursuant to the
                    provisions of section 9.03 of the Plan

         (   )   c.
                   ____________________________________________________________

7.       Employer has completed and signed this Adoption Agreement in order to:

         (   )   a. establish a new plan. The effective date of the Plan is
                    ______________________________ , __________.

         (   )   b. restate a plan previously adopted by the Employer in
                    the form of this Plan. The effective date of this restatement is ______________, ________. The original effective date of the plan was _______________, ________.

         (   )   c. restate a plan previously adopted by the Employer as a
                    master or prototype plan, thereby canceling participation in such master or prototype plan. The effective date of this restatement is _____________________, _______. The original effective date of the plan was
                    ______________________________, ________.

         (   )   d. amend a plan previously adopted by the Employer by
                    making a different choice in the Adoption Agreement. The effective date of this amendment is ______________, _______. The original effective date of the plan was ___________________, _________ .

         ( X ) e. merge, amend and restate the Sanders Morris Mundy, Inc.
               401(k) Plan and the Pinnacle Global Group, Inc. 401(k) Plan into the Pinnacle Global Group, Inc. 401(k) Plan.

               The effective date of the merger is May 1, 2000, and the effective date of the restatement is May 1, 2000. The original effective date of the surviving plan was January 1, 1993.

         (   ) f. restate a plan previously adopted by the Employer as a wasting trust to which no further contributions will be allowed or required. The effective date of this restatement is ____________, ________. The original effective date of the plan was _______________, ________.

8.       The Employer's Taxable Year is:

         ( X )   a.  the calendar year.

         (   )   b.  the twelve-consecutive month period beginning on __________
                     and ending on _____________.

9.       a.       The Plan Year is:

         ( X )    i.  the calendar year.

         (   )    ii. the twelve-consecutive month period beginning on
                      ______________ and ending on _____________________.

         b.       The initial/amended Plan Year is:

         ( X )    i.  the period specified in Item 9.a.

         (   )    ii. the shorter period beginning on ____________________, ____
                      and ending on _________________________, _______.

10.      a.       The Limitation Year is:

         ( X )   i.  the calendar year.

         (   )   ii. the twelve-consecutive month period beginning on __________
                     and ending on __________.

         b.       The initial/amended Limitation Year is:

         ( X )    i.  the period specified in Item 10.a.

         (   )    ii. the shorter period beginning on ____________, ________, and ending on ___________, ________.

11. Valuation Date(s) is (are):

         (   )     a. The last day of the Plan Year.

         (   )     b. The last day of the sixth and twelfth months of
                      the Plan Year.

         (   )   c. The last day of the third, sixth, ninth, and twelfth months of the Plan Year.

         (   )   d. The last day of the following months of the Plan Year: .
                    ________________________________________________________.

         ( X )   e. Each business day (daily).

12.      ELIGIBLE EMPLOYEES

         The Employer extends eligibility under the Plan to all Employees except:

         (   )   a. Employees included in a unit of Employees covered by a
                    Collective Bargaining Agreement.

         ( X )   b.  Nonresident Aliens.

         (   )   c. employees of the following employer(s) aggregated with
                    Employer under section 414(b), (c) or (m) of the Code:
                    ________________________________________________________.


         ( X  )   d.  other [SPECIFY]:  leased employees.

         (    )   e.  No exclusions.

13.      ELIGIBILITY REQUIREMENTS

         An otherwise eligible Employee must complete the following minimum age and service requirements before becoming eligible to participate in the
         Plan:

         a. If elected below, the age and service requirements specified must be satisfied for an Employee to become eligible for any and all types of benefits under this Plan:

              (   )   i.   An Employee must have attained age _____________.**
              (   )   ii.  An Employee must have completed ____________
                           Year(s) of Service.*
              (   )   iii. No age or service requirement.
              ( X )   iv.  Not applicable (see b. below).

         b. If a general eligibility requirement has not been selected in a. above, then an Employee must satisfy the following age and service requirements for purposes of eligibility to share in each of the contributions listed:

                                                               SERVICE*            AGE**
                  CONTRIBUTION                                REQUIREMENT       REQUIREMENT
                  ------------                                -----------       -----------
              Employee Elective Deferral and
                 Employer Qualified Non-Elective                    0                 21
              Employee Post-Tax Voluntary                          N/A                N/A
              Employer Profit Sharing                              N/A                N/A
              Employer Matching and
                 Employer Qualified Matching                        0                 21
              Employee Rollover/Transfer                            0                  0

              * THE SERVICE REQUIREMENT FOR EMPLOYEE ELECTIVE DEFERRAL CONTRIBUTIONS AND EMPLOYER QUALIFIED NON-ELECTIVE CONTRIBUTIONS CANNOT EXCEED 1 YEAR OF SERVICE. THE SERVICE REQUIREMENT FOR ANY OTHER PURPOSE CANNOT EXCEED 1 YEAR UNLESS THE PLAN PROVIDES A NONFORFEITABLE RIGHT TO 100% OF THE PARTICIPANT'S ACCOUNT BALANCE DERIVED FROM EMPLOYER CONTRIBUTIONS AFTER NOT MORE THAN 2 YEARS OF SERVICE IN WHICH CASE UP TO 2 YEARS IS PERMISSIBLE. IF THE YEAR(S) OF SERVICE SELECTED IS OR INCLUDES A FRACTIONAL YEAR, AN EMPLOYEE WILL NOT BE REQUIRED TO COMPLETE ANY SPECIFIED NUMBER OF HOURS OF SERVICE TO RECEIVE CREDIT FOR SUCH FRACTIONAL YEAR.

              **  THE AGE REQUIREMENT CANNOT EXCEED AGE 21.

         c. If elected below, the age and service requirements described for each purpose above are waived for Employees in the employ of the Employer on the later of the Effective Date or the Entry Date selected in item 17.b.i. (if applicable) and who are members of the eligible class of Employees.

              i.  Service requirements:

                  (   )    A.  are waived initially.
                  ( X )    B.  are not waived initially.

              ii. Age requirements:

                  (   )    A.  are waived initially.
                  ( X )    B.  are not waived initially.

14.      SERVICE

         Service under the Plan shall be computed on the basis of the method selected below:

         ( X  )   a.  on the basis of Hours of Service completed.
         (    )   b.  on the basis of Regular Time Hours completed.
         (    )   c.  on the basis of elapsed time, as provided for in section
                      1.121(b) of the Plan.

15.      HOURS OF SERVICE

         If Item 14.a. or 14.b. is elected, Hours of Service shall be credited on the basis of the method indicated below. The method selected will be applied to all Employees.

         ( X  )   a.  on the basis of Hours of Service for which an Employee is paid or entitled to payment.

         (    )   b.  on the basis of Regular Time Hours for which an Employee is paid or entitled to payment.

         (    )   c.  on the basis of days worked:  An Employee shall be
                      credited with ten (10) Hours of Service if, under section
                      1.71 of the Plan, such Employee would be credited with at least one Hour of Service during the day.

         (    )   d.  on the basis of weeks worked:  An Employee shall be
                      credited with forty-five (45) Hours of Service if, under
                      section 1.71 of the Plan, such Employee would be credited with at least one Hour of Service during the week.

         (    )   e.  on the basis of semi-monthly payroll periods:  An
                      Employee shall be credited with ninety-five (95) Hours of Service if, under section 1.71 of the Plan, such Employee would be credited with at least one Hour of Service during the semi-monthly payroll period.

         (    )   f.  on the basis of months worked:  An Employee shall be
                      credited with one hundred-ninety (190) Hours of Service if, under section 1.71 of the Plan, such Employee would be credited with at least one Hour of Service during the month.

         (    )   g.  Not applicable (elapsed time only).

16.      PREDECESSOR EMPLOYER SERVICE
         Service for eligibility and vesting purposes will include:

         ( X  )   a.  All Years of Service with the following named predecessor employer(s): Sanders Morris Mundy, Inc.; Harris, Webb &
                      Garrison, Inc.; Tanknology Corporation International;
                      Ustman Industries, Inc.; Tanknology Worldwide, Inc.;
                      Tanknology Environmental Services, Inc.; Mankuff, Inc.;
                      Tanknology Engineered Systems, Inc.; TEI, Inc.

         (    )   b.  Years of Service with the following named predecessor
                      employer(s) during the time a qualified plan was maintained.

                      --------------------------------------------------------
         (    )   c.  No predecessor employer service credit.

         (    )   d.  Not applicable (no predecessor employer).

17.      ENTRY DATE

         a. Entry Date for an eligible Employee (as determined under 12. above) who has completed the eligibility requirements) as determined under 13. above) will be:

              (   )   i.   the first day of the Plan Year or the first day of
                           the seventh month of the Plan Year, coincident with or next following the date the Employee satisfies the eligibility requirements.

              (   )   ii.  the first day of the Plan Year coincident with or
                           next following the date the Employee satisfies the eligibility requirements. [THE AGE REQUIREMENT OF
                           ITEM 13 MAY NOT EXCEED 20 1/2.  THE SERVICE
                           REQUIREMENT OF ITEM 13 MAY NOT EXCEED 6 MONTHS.]

              ( X )   iii. the first day of the month coincident with or next
                           following the date the Employee satisfies the eligibility requirements.

              (   )   iv.  the first day of the Plan Year in which the Employee
                           satisfies the eligibility requirements.

              (   )   v.   the Employee's date of employment.

              (   )   vi.  the first day of each of the following months of the
                           Plan Year:

                           ---------------------------------------------------.

         b. Notwithstanding the option selected in a. above, the following exception(s) apply with respect to the Entry Date:

              (   )   i.   an employee who has completed the eligibility
                           requirements as of______________________ will be eligible to begin participation on that date.

              ( X )   ii.  notwithstanding the option selected above, if an
                           Employee is eligible to make a Rollover/Transfer
                           Contribution, his Entry Date will be the earlier of the date the Rollover/Transfer Contribution is made or the Entry Date selected above.

              (   )   iii. No exceptions.

18.      COMPENSATION

         a.   Compensation for a Participant will be all of the Participant's:

              (   )   i.   Compensation as defined for the Wages, Tips and
                           Other Compensation Box on Form W-2, except for any
                           Self-Employed individual covered under the plan, in which case Compensation shall mean Earned Income.

              ( X )   ii.  Compensation as defined in Section 3401(a).

              (   )   iii. Compensation as defined for the section 415 safe
                           harbor.

         b. If elected below, Compensation shall include Employer contributions made pursuant to a salary reduction agreement which are not includable in the gross income of the employee under the following sections of the Code:

              ( X )   i.   Section 125 (Cafeteria plan deferrals).
              ( X )   ii.  Section 402(a)(8) (401(k) deferrals).
              (   )   iii. Section 402(h) (government pick-up contributions).
              (   )   iv.  Section 457.
              (   )   v.   403(b).
              (   )   vi.  no amounts included.

         c. Compensation paid prior to the date the Employee's participation under this Plan commenced:

              ( X )   i.   will be included.
              (   )   ii.  will not be included.

         d. The following amounts are excluded from Compensation:

              (   )   i.   Overtime.
              (   )   ii.  All bonuses.
              (   )   iii. Discretionary bonuses only.
              (   )   iv.  Taxable employee benefits.
              (   )   v.   Compensation in excess of $ ______________________.
              (   )   vi.  Other  __________________________________________.
              ( X )   vii. No exclusions (must be elected if allocation is
                           integrated with Social Security).

         NOTE: If exclusions are elected, the special nondiscrimination rule described in the last paragraph of section 1.19(a) of the Plan must be satisfied annually.

         e. The Compensation Determination Period is as selected below:

              ( X )   i.   The Plan Year.
              (   )   ii.  The calendar year ending with or within the Plan
                           Year.

19.      EMPLOYEE ELECTIVE DEFERRALS

         (    )   a.  Employee Elective Deferrals are not permitted.

         ( X  )   b.  Employee Elective Deferrals are permitted subject to the following [THE PROVISION TO PERMIT EMPLOYEE ELECTIVE
                      DEFERRALS CANNOT BE MADE EFFECTIVE PRIOR TO THE FIRST DAY
                      OF THE PLAN YEAR IN WHICH THE PROVISION IS ADOPTED]:

                 i.   The minimum allowable deferral per Participant is:

                      ( X  )  A.    No minimum amount.
                      (    )  B.    $_____________per___________(week, etc.).
                      (    )  C.    ____________ % of Compensation.

                 ii.  The maximum allowable deferral is:

                      ( X  )  A.    Maximum permitted under the Code.
                      (    )  B.    $ ___________ per___________  (week, etc.)
                      (    )  C.    ______________% of Compensation.

                 iii. The Participant will be permitted to change the amount of his deferral election effective the beginning of the pay period coincident with or next following the Change Date(s) elected below:

                      (    )  A.    First day of the first month of the Plan
                                    Year.

                      (    )  B.    First day of the first or the seventh month
                                    of the Plan Year.

                      ( X  )  C.    First day of the first, fourth, seventh and
                                    tenth months of the Plan Year.

                      (    )  D.    First day of each month.

                      (    )  E.    Each:__________________________________

                  iv. If a Participant elects to stop his Employee Elective
                      Deferrals at a time other than on a Change Date, he will be permitted to start again on:

                      ( X  )  A.    The Change Date next following the date
                                    Employee Elective Deferrals were stopped.
                      (    )  B.    The Change Date following__________________
                                    after Employee Elective Deferrals were
                                    stopped.

20.      EMPLOYEE POST-TAX VOLUNTARY CONTRIBUTIONS

         ( X  )   a.  Employee Post-Tax Voluntary Contributions are not
                      permitted.

         (    )   b.  Employee Post-Tax Voluntary Contributions are permitted subject to the following:

                  i.  The minimum contribution per Participant is:

                      (    )  A.    No minimum amount.
                      (    )  B.    $ _________ per_________(week, month, etc.)
                      (    )  C.    _____________% of Compensation.

                  ii. The maximum contribution is % of Compensation [NOT TO
                      EXCEED 10%].

                 iii. The Participant will be permitted to change the amount of his Employee Post-Tax Voluntary Contribution election effective the beginning of the pay period coincident with or next following the:

                      (    )  A.    First day of the first month of the Plan
                                    Year.

                      (    )  B.    First day of the first or the seventh month
                                    of the Plan Year.

                      (    )  C.    First day of the first, fourth, seventh and
                                    tenth months of the Plan Year.

                      (    )  D.    First day of each month.

                      (    )  E.    Each: ________________________________

                 iv. If elected below, a Participant will be permitted to withdraw all or a portion of his Employee Post Tax Voluntary Contribution Account in accordance with the provisions of 7.01(c) of the Plan.

                      (    )  A.    Withdrawals from the Employee Post-Tax
                                    Voluntary Contribution Account are
                                    permitted.

                      (    )  B.    Withdrawals from the Employee Post-Tax
                                    Voluntary Contribution Account are not
                                    permitted.

         (    )   c.  Employee Post-Tax Voluntary Contributions are no longer permitted, but Employee Post-Tax Voluntary Contribution
                      Accounts may be maintained on behalf of Participants who have previously made such contributions. If elected below, a Participant will be permitted to withdraw all or a portion of his Employee Post-Tax Voluntary
                      Contribution Account in accordance with the provisions of 7.01(c) of the Plan.

                  (   )   i.  Withdrawals from the Employee Post-Tax Voluntary
                              Contribution Account are permitted.

                  (   )   ii. Withdrawals from the Employee Post-Tax Voluntary
                              Contribution Account are not permitted.

21.      EMPLOYER QUALIFIED NON-ELECTIVE CONTRIBUTIONS

         a. Employer Qualified Non-Elective Contributions will be allocated as of the final Valuation Date in a Plan Year on behalf of the following Participants:

              (   ) i.   All eligible Participants.

              (   ) ii.  Only eligible Nonhighly Compensated Participants.

              (   ) iii. Only eligible Participants who are not Self-Employed individuals, shareholders or owners (or considered one of these under section 318 of the Code) of the Employer.

              (   ) iv.  Only eligible Participants who are not Self-Employed individuals, shareholders or owners (or considered one of these under section 318 of the Code) of the Employer having an ownership interest of at least
                         _____________% at any time during the Plan Year.

              ( X ) v. Not applicable (No Employer Qualified Non-Elective Contributions).

         b. Employer Qualified Non-Elective Contributions for a Plan Year will be allocated to all eligible Participants as elected in 21.a above except as provided below:

              (   )  i.   Participants who terminated employment during the
                          Plan Year for reasons other than retirement on or after attainment of Normal Retirement Age, death or Disability shall not share in the allocation.

              (   )  ii.  Participants employed on the Valuation Date who did not complete a minimum of Hours of Service during the Plan Year shall not share in the allocation.

              (   )  iii. Participants who terminated employment before the
                          Valuation Date for reasons other than death, Disability or attainment of Normal Retirement Age who did not complete a minimum of_________Hours of Service during the Plan Year shall not share in the allocation.

              (   )  iv.  Participants who terminated employment during the
                          Plan Year for reasons other than retirement on or after attainment of Normal Retirement Age, death or Disability and who had not more than 500 Hours of Service during the Plan Year shall not share in the allocation.

              (   )  v.   No exceptions.

                NOTE: IF 21.b.i, 21.b.ii, OR 21.b.iii HAS BEEN ELECTED AND THE PLAN FAILS TO SATISFY THE MINIMUM COVERAGE REQUIREMENTS OF CODE SECTION 410(B) OR THE MINIMUM PARTICIPATION REQUIREMENTS OF CODE SECTION 401(a)(26) FOR A GIVEN PLAN YEAR BECAUSE OF THE OPERATION OF THESE EXCEPTIONS, THE PROVISIONS OF SECTION 4.06 OF THE PLAN SHALL APPLY.

22.      EMPLOYER MATCHING CONTRIBUTIONS

         a. If elected below, Employer Matching Contributions will be permitted:

              ( X ) i.  Employer Matching Contributions are permitted.
              (   ) ii. Employer Matching Contributions are not permitted.

         b. If Employer Matching Contributions are permitted, contributions to the following accounts will be eligible to be matched:

              ( X ) i.  Employee Elective Deferral Contributions.
              (   ) ii. Employee Post-Tax Voluntary Contributions.

         c. If Employer Matching Contributions are permitted:

              i. The amount of the Matching Contribution to be allocated on behalf of any Participant eligible to share in the Employer Matching Contribution will be determined as follows:

                  (   )  A.  _________% of each Participant's Contribution as
                             elected in b. above.

                  ( X )  B.  Declared annually at the discretion of the
                             Employer.

                  (   )  C.  Declared annually at the discretion of the
                             Employer, but with a minimum of______% and a maximum of ______% of each Participant's contribution as elected in b. above.

                  (   )  D.  Declared annually at the discretion of the
                             Employer as a percentage of Compensation to be allocated on behalf of any Participant eligible to share in the Employer
                             Matching Contribution.

             ii. The Employer Matching Contribution to be made on behalf of any Participant is limited as follows:

                  ( X )  A.  Maximum Employer Matching Contribution per
                             Participant is to be declared annually at the discretion of the Employer.

                  (   )  B.  No limitation.

                  (   )  C.  Employer Matching Contribution to be applied with
                             respect to only the first ______ % of Compensation contributed by the Participant as described in 22.b above.

                  (   )  D.  Employer Matching Contribution not to exceed
                             $_______per Participant.

             iii. The Employer Matching Contribution will be allocated as of:

                  (   )  A.  Each Valuation Date.

                  ( X )  B.  The final Valuation Date in the Plan Year.

                  (   )  C.  Each ____________ (Quarter, etc.).

                  (   )  D.  The date the contribution is made to the Trust.

              iv. The Employer Matching Contribution will be allocated on behalf of:

                  ( X )  A.  All eligible Participants.

                  (   )  B.  Only eligible Nonhighly Compensated Participants.

                  (   )  C.  Only eligible Participants who are not sole
                             proprietors, partners, shareholders or owners
                             (or considered one of these under Section 318 of the Code) of the Employer.

                  (   )  D.  Only eligible Participants who ___________________

                             __________________________________________________

         d. Employer Matching Contributions for a Plan Year shall be allocated as of the Valuation Date (as elected in 22.c.iii above) to all eligible Participants (as elected in 22.c.iv above) except as provided below:

              (   )  i.   Participants who terminated employment during the
                          Plan Year for reasons other than retirement on or after attainment of Normal Retirement Age, death or Disability shall not share in the allocation.

              (   )  ii.  Participants employed on the Valuation Date who did not complete a minimum of _____ Hours of Service during the Plan Year shall not share in the allocation.

              (   )  iii. Participants who terminated employment before the
                          Valuation Date for reasons other than death, Disability or attainment of Normal Retirement Age who did not complete a minimum of _________Hours of Service during the Plan Year shall not share in the allocation.

              (   )  iv. Participants who terminated employment during the
                         Plan Year for reasons other than retirement on or after attainment of Normal Retirement Age, death or Disability and who had not more than 500 Hours of Service during the Plan Year shall not share in the allocation.

              ( X )   v.  No exceptions.

                NOTE: IF 22.d.i, 22.d.ii, OR 22.d.iii HAS BEEN ELECTED AND THE PLAN FAILS TO SATISFY THE MINIMUM COVERAGE REQUIREMENTS OF CODE SECTION 410(B) OR THE MINIMUM PARTICIPATION REQUIREMENTS OF CODE SECTION 401(a)(26) FOR A GIVEN PLAN YEAR BECAUSE OF THE OPERATION OF THESE EXCEPTIONS, THE PROVISIONS OF SECTION 4.06 OF THE PLAN SHALL APPLY.

23.      EMPLOYER QUALIFIED MATCHING CONTRIBUTIONS

         Employer Qualified Matching Contributions will be allocated as of the final Valuation Date in a Plan Year on behalf of the following Participants who are otherwise eligible to share in the allocation of Employer Matching Contributions:

         (    )   a.  All eligible Participants.

         (    )   b.  Only eligible Nonhighly Compensated Participants.

         (    )   c.  Only eligible Participants who are not Self-Employed
                      individuals, shareholders or owners (or considered one of these under section 318 of the Code) of the Employer.

         (    )   d.  Only eligible Participants who are not Self-Employed
                      individuals, shareholders or owners (or considered one of these under section 318 of the Code) of the Employer, and who had an ownership interest of at least ______% at any time during the Plan Year.

         (    )   e.  Only eligible Participants who are not _________________.

                      ________________________________________________________

         ( X  )   f.  Not Applicable (no Employer Qualified Matching
                      Contributions).

24.      EMPLOYER PROFIT SHARING CONTRIBUTIONS

         a. If elected below, Employer Profit Sharing Contributions will be permitted:

              (   )   i.  Employer Profit Sharing Contributions are permitted.
              ( X )   ii. Employer Profit Sharing Contributions are not
                          permitted.

         b. If Employer Profit Sharing Contributions are permitted, the allocation of Employer Profit Sharing Contributions and
              Forfeitures:

              (   )  i.   shall be integrated with Social Security.

              (   )  ii.  shall not be integrated with Social Security and
                          shall be allocated in the ratio that each Participant's Compensation bears to the total
                          Compensation of all Participants.

              (   )  iii. shall not be integrated with Social Security and
                          shall be an equal dollar amount for each Participant.

         c. If Employer Profit Sharing Contributions are permitted and the allocation of Employer Profit Sharing Contributions and Forfeitures is integrated with Social Security:

              i.  The Integration Level will be:

                  (   )   A.  $ _________ [MAY NOT EXCEED TAXABLE WAGE BASE].

                  (   )   B.  the Taxable Wage Base in effect on the first day
                              of the Plan Year.

                  (   )   C.  ___________ % of the Taxable Wage Base in effect
                              on the first day of the Plan Year [MAY NOT
                              EXCEED 100%].

              ii. The maximum Excess Compensation Percentage will be:

                  (   )   A.  the statutory maximum as described in section
                              1.63 of the Plan.

                  (   )   B.  declared annually at the discretion of the
                              Employer [MAY NOT EXCEED THE STATUTORY
                              MAXIMUM AS DESCRIBED IN SECTION 1.63 OF THE PLAN].

         d. Employer Profit Sharing Contributions for a Plan Year shall be allocated as of the final Valuation Date of the Plan Year to all eligible Participants except as provided below:

              (   )  i.  Participants who terminated employment during the
                         Plan Year for reasons other than retirement on or after attainment of Normal Retirement Age, death or Disability shall not share in the allocation.

              (   ) ii.  Participants employed on the Valuation Date who
                         did not complete a minimum of __ Hours of Service during the Plan Year shall not share in the allocation.

              (   ) iii. Participants who terminated employment before the
                         Valuation Date for reasons other than death, Disability or attainment of Normal Retirement Age who did not complete a minimum of Hours of Service during the Plan Year shall not share in the allocation.

              (   ) iv.  Participants who terminated employment during the
                         Plan Year for reasons other than retirement on or after attainment of Normal Retirement Age, death or Disability and who had not more than 500 Hours of Service during the Plan Year shall not share in the allocation.

              (   )  v.  No exceptions.

                 NOTES:

                      (1) ITEM 24.d.ii ABOVE MAY NOT BE CHECKED IF ITEM 27.a.
                          BELOW IS ELECTED. IF ITEM 27.b. BELOW IS ELECTED, THEN
                          ITEM 24.d.ii SHALL APPLY ONLY DURING PLAN YEARS IN WHICH THE PLAN IS NOT TOP-HEAVY.

                      (2) IF 24.d.i, 24.d.ii, OR 24.d.iii HAS BEEN ELECTED AND
                          THE PLAN FAILS TO SATISFY THE MINIMUM COVERAGE REQUIREMENTS OF CODE SECTION 410(b) OR THE MINIMUM PARTICIPATION REQUIREMENTS OF CODE SECTION 401(a)(26) FOR A GIVEN PLAN YEAR BECAUSE OF THE OPERATION OF THESE EXCEPTIONS, THE PROVISIONS OF SECTION 4.06 OF THE PLAN SHALL APPLY.

25.      FORFEITURES

              ( X )   a. Forfeitures not used to restore Participants'
                         Accounts will first be used to reduce Employer Matching Contributions and the balance, if any, will be allocated according to the method elected for the allocation of Employer Profit Sharing Contributions as described in 24. above. If no election has been made in 24., forfeitures will be allocated in accordance with section 4.02 of the Plan and will not be integrated with Social Security.

              (   )   b. Forfeitures not used to restore Participants'
                         Accounts will be allocated by the same method as that described for Employer Profit Sharing Contributions. If no election has been made in 24., forfeitures will be allocated in accordance with section 4.02 of the Plan and will not be integrated with Social Security.

26.      EMPLOYEE ROLLOVER/TRANSFER CONTRIBUTIONS

         a.   Employee Rollover Contributions:

              ( X )   i.  will be permitted.
              (   )   ii. will not be permitted.

         b.   Employee Transfer Contributions:

              ( X )   i.  will be permitted.
              (   )   ii. will not be permitted.

27.      TOP-HEAVY STATUS

         Applicability of Top-Heavy Plan provisions:

         (    )  a.   The Plan is deemed to be a Top-Heavy Plan and Article
                      VIII shall apply at all times while this provision is effective.

         ( X  )  b.   Article VIII shall apply only if the Plan is or becomes
                      a Top-Heavy Plan.

28.      TOP-HEAVY MINIMUM ALLOCATION

         a. If the Employer maintains another plan or plans covering any Participant under this Plan, the minimum allocation or benefit requirements applicable to Top-Heavy Plans:

              (   )   i. will be met in this Plan. The total of Employer
                         Profit Sharing Contributions, Employer Qualified Non-Elective Contributions and Forfeitures (other than Forfeitures used to reduce Employer Matching Contributions) shall be a minimum of the percentage of Compensation selected below (or such lesser amount as determined under section 8.02 of the Plan): [CHECK ONE]

                    (  ) 3% [IF ALL OTHER PLANS ARE DEFINED CONTRIBUTION PLANS
                            INCLUDED IN A REQUIRED AGGREGATION GROUP].

                    (  ) 4% [IF ANOTHER PLAN IS A DEFINED BENEFIT PLAN
                            INCLUDED IN A REQUIRED AGGREGATION GROUP AND THE HIGHER LIMITATION OF CODE SECTION 415 IS DESIRED WHEN THIS PLAN IS NOT SUPER TOP-HEAVY: NOT SAFE HARBOR].

                    (  ) 5% [IF ANOTHER PLAN IS A DEFINED BENEFIT PLAN
                            INCLUDED IN A REQUIRED AGGREGATION GROUP: SAFE HARBOR].

                    (  ) 7.5% [IF ANOTHER PLAN IS A DEFINED BENEFIT PLAN
                              INCLUDED IN A REQUIRED AGGREGATION GROUP AND
                              THE HIGHER LIMITATION OF CODE SECTION 415 IS
                              DESIRED WHEN THIS PLAN IS NOT SUPER TOP-HEAVY:
                              SAFE HARBOR].

              (   )   ii.  will not be met in this Plan but will be met in the
                           following plan or plans:
                           ____________________________________________________

                           ____________________________________________________

                           There shall be no (0%) required minimum allocation level under this option for this Plan.

              ( X ) iii. Employer does not maintain another Plan. The
                         minimum allocation applicable to a Top-Heavy plan will be 3% (or such lesser amount as determined under section 8.02 of the Plan) and will be allocated to the Participants elected in b. below.

         b. The minimum allocation selected above will be made to the following Participants who are otherwise eligible to share in the allocation of the Employer Profit Sharing Contribution:

              (   )   i.  All Participants.
              ( X )   ii. Only Participants who are not Key Employees.
              (   )   iii. Not Applicable (28.a.ii. elected).

29.      TOP-HEAVY ASSUMPTIONS

         ( X  )   a.  Employer has never maintained another plan and the
                      Top-Heavy Valuation Date will be the Determination Date under this Plan.

         (    )   b.  Employer currently maintains or has previously
                      maintained another plan and makes the following selections for purposes of determining the Top-Heavy
                      Ratio:

                      i. For purposes of establishing present value to compute the Top-Heavy Ratio, any benefit shall be discounted only for mortality and interest based on the following:

                          A.  Interest rate:  ___________ %.
                          B.  Mortality Table: ___________ .

                      ii. For purposes of computing the Top-Heavy Ratio, the Top-Heavy Valuation Date shall be _____ of each year.

30.      ALLOCATION OF TRUST EARNINGS

         Trust earnings (other than segregated account earnings) shall be allocated to the Participants' Accounts as of each Valuation Date according to the following basis:

         (   )   a. Participant's Account balance as of the preceding
                    Valuation Date less subsequent distributions, withdrawals, Forfeitures from the account, loans (only if 38.b.i.A. is selected) and insurance premium payments, plus one-half of Employee Rollover/Transfer Contributions if such Employee Rollover/Transfer Contribution was deposited prior to the mid-point of the period commencing on the immediately preceding Valuation Date and ending on the current Valuation Date.

         (   )   b. Participant's Account balance as of the preceding
                    Valuation Date less subsequent distributions, withdrawals, Forfeitures from the account, loans (only if 38.b.i.A. is selected) and insurance premium payments plus one-half of Employee Elective Deferrals, one-half of Employee Post-Tax Voluntary Contributions and one-half of Employee Rollover/Transfer Contributions if such Employee Rollover/Transfer Contribution was deposited prior to the mid-point of the period commencing on the immediately preceding Valuation Date and ending on the current Valuation Date.

         (   )   c. Participant's Account balance as of the preceding
                    Valuation Date less subsequent distributions, withdrawals, Forfeitures from the account, loans (only if 38.b.i.A. is selected) and insurance premium payments plus one-half of Employee Elective Deferrals, one-half of Employee Post-Tax Voluntary Contributions, one-half of Employer Matching Contributions and one-half of Employee Rollover/Transfer Contributions if such Employee Rollover/Transfer Contribution was deposited prior to the mid-point of the period commencing on the immediately preceding Valuation Date and ending on the current Valuation Date.

         ( X )  d. Time-weighted basis which recognizes the
                    Participant's Account balance as of the most recent Valuation Date and the actual dates of any increases or decreases (other than trust earnings) in the Participant's Account.

         (    )   e.  Not applicable (Plan consists of only segregated
                      accounts).

31.      EMPLOYER PROFIT SHARING CONTRIBUTION ACCOUNT VESTING SCHEDULE

         Each Participant's Vested Percentage in his Employer Profit Sharing Account shall be determined under the following schedule:

         (    )   a.  Schedule 1:  100% vested at all times.

         (    )   b.  Schedule 2:  100% vested after ______ [NOT TO EXCEED
                      FIVE] Years of Service.

         (    )   c.  Schedule 3:

                      Years of Service          Vested Percentage
                      ----------------          -----------------
                      Less than 2                        0%
                             2                          20%
                             3                          40%
                             4                          60%
                             5                          80%
                             6                         100%

         (    )   d.  Schedule 4:

                      Years of Service          Vested Percentage
                      ----------------          -----------------
                      Less than 3                        0%
                             3                          20%
                             4                          40%
                             5                          60%
                             6                          80%
                             7                         100%


                                       16

         ( X  )   e.  Schedule 5:

                      Years of Service          Vested Percentage
                      ----------------          -----------------
                      Less than 1                           0  %
                             1                             20  %
                             2                             40  %
                             3                             60  %
                             4                             80  %
                             5                            100  %
                             6                            100  %
                             7                            100  %

                  IF THIS 31.e. IS SELECTED, THE VESTED PERCENTAGE IN ANY YEAR CANNOT BE LESS THAN THE SCHEDULES PROVIDED IN 31.b. OR
                  31.d ABOVE.

         (    )   f.  Notwithstanding the schedule selected above, all
                      Participants as of_______(specify date) will be 100% vested.

         (    )   g.  Pre-Amendment Vesting Schedule:
                      If the vesting schedule has been changed, the vesting schedule prior to amendment as of _____________ was as follows:

                      Years of Service                    Vested Percentage
                      ----------------                    -----------------

32.      EMPLOYER MATCHING CONTRIBUTION ACCOUNT VESTING SCHEDULE
         The Employer Matching Contribution Account shall:

         ( X  )   a.  vest in accordance with the schedule selected in 31.
                      above.
         (    )   b.  be 100% vested at all times.
         (    )   c.  N/A (no Employer Matching Contribution).

33.      TOP-HEAVY VESTING

         Notwithstanding the vesting schedule selected in Item 31 and 32, the following vesting schedule shall apply in any Plan Year in which the Plan is a Top-Heavy Plan:

         ( X  )   a.  The schedule selected in Item 31 and 32 which already
                      meets the top-heavy requirements (Items 31.a, 31.c, and 31.b with 3 or fewer years elected will satisfy the top-heavy requirements).

         (    )   b.  Schedule 2:  100% vested after______[NOT TO EXCEED THREE]
                      Years of Service.

         (    )   c.  Schedule 3:

                      Years of Service           Vested Percentage
                     ------------------         -------------------
                      Less than 2                         0%
                             2                           20%
                             3                           40%
                             4                           60%
                             5                           80%
                             6                          100%


                                       17

         (    )   d.  Schedule 4:

                      Years of Service           Vested Percentage
                     ------------------         -------------------
                      Less than 1                         ______% (minimum   0%)
                             1                            ______% (minimum   0%)
                             2                            ______% (minimum 20%)
                             3                            ______% (minimum 40%)
                             4                            ______% (minimum 60%)
                             5                            ______% (minimum 80%)
                             6                             100  %

34.      VESTING SERVICE

         For purposes of computing a Participant's Vested Percentage, the following Years of Service shall not be taken into account:

         (    )  a. Years of Service before an Employee attains age 18.
                    (For a Participant terminating in a Plan Year beginning prior to January 1, 1985, and who performs no service in Plan Years beginning after December 31, 1984, Years of Service before an Employee attains age 22.)

         (    )   b.  Years of Service before the Employer maintained this
                      Plan or a predecessor plan.

         ( X  )   c.  No exclusions.

35.      NORMAL RETIREMENT AGE

         Normal Retirement Age for each Participant shall be age 65 [NOT TO EXCEED 65].

36.      BENEFIT FORM

         The benefit options under the Plan:

         (    )   a.  shall include a life annuity, which shall be the normal form of retirement benefit.

         (    )   b.  shall include a life annuity, which shall be the normal form of retirement benefit, but only with respect to the following participants:

         ( X  )   c.  shall not include a life annuity.

37.      DISTRIBUTIONS

         If a Participant terminates employment for a reason other than retirement on or after the Participant's Normal Retirement Date, death or Disability of the Participant, the Participant shall be eligible for payment of benefits:

         (    )   a.  as soon as administratively feasible following the first
                      Valuation Date coincident with or next following the date of termination.

         (    )   b.  as soon as administratively feasible following the first
                      Valuation Date after the Participant incurs______ [UP TO
                      FIVE] consecutive one-year Breaks in Service.

         (    )   c.  as soon as administratively feasible following the date of termination.

         ( X  )   d.  as soon as administratively feasible following the end of the month (quarter, etc) in which the date of termination occurs.

38.      PARTICIPANT LOANS

         (    )   a.  The Trustee shall not be authorized to make loans to
                      Participants.

         ( X  )   b.  The Trustee shall, in accordance with the terms of the
                      Plan, be authorized to make loans to Participants subject to the following:

                      i. Interest paid by a Participant on a loan will be
                         credited as follows:

                          ( X )   A. directly to the Participant's Account.
                          (   )   B. Loan interest credited to general trust
                                     fund.

                      ii. The minimum amount for any loan will be:

                          (   )   A. No minimum amount.
                          ( X )   B. $  1,000 ________(not to exceed $1,000).

39.      LIFE INSURANCE OPTION

         a. If elected below, the Trustee shall be authorized to purchase life insurance Contracts on the lives of the Participants.

              (   )   i.  Life insurance purchases shall be authorized.
              ( X )   ii. Life insurance purchases shall not be authorized.

         b. If authorized under Item 39.a., the Trustee shall purchase insurance only at the direction of:

              (   )   i.  the Plan Administrator.
              (   )   ii. the individual Participant.

40.      DIRECTED INVESTMENTS

         (    )   a.  Participants shall not have the authority to direct the
                      Trustee as to investment of any portion of the Participant's Account.

         ( X  )   b.  Each Participant shall have the authority to direct the
                      Trustee as to investment of the accounts named below in accordance with the guidelines established by the Trustees and the Plan Administrator.

                  ( X )   i.  the entire Participant's Account
                  (   )   ii. the Participants' accounts selected below:

                      (    )   A.     Employer Profit Sharing Account.
                      (    )   B.     Employer Matching Account.
                      (    )   C.     Employer Qualified Matching Account.
                      (    )   D.     Employer Qualified Non-Elective Account.
                      (    )   E.     Employee Elective Deferral Account.
                      (    )   F.     Employee Post-Tax Voluntary Account.
                      (    )   G.     Employee Rollover/Transfer Account.
                      (    )   H.     Employee VDEC Account.

41.      HARDSHIP WITHDRAWALS OF ELECTIVE DEFERRAL CONTRIBUTIONS

         If elected below, the Trustee shall be authorized to make distributions to a Participant from the Participant's Employee Elective Deferral Account in the event of financial hardship as described in section 7.12.a. of the Plan.

         (    )   a.  Hardship withdrawals are authorized.
         ( X  )   b.  Hardship withdrawals are not authorized.

42.      IN-SERVICE DISTRIBUTIONS

         If elected below, the Trustee shall be authorized to distribute to any Participant in any one Plan Year up to 100% of the Vested Interest in the Participant's Account if the Participant has completed at least 5 years of participation in the Plan or the balance in the Participant's Account has accumulated for at least 2 years. However, under no circumstance may any amount from the Employee Elective Deferral Account, the Employer Qualified Non-Elective Account, or the Employer Qualified Matching Account be distributed pursuant to this provision prior to attainment of age 59 1/2.

         a.   In-service withdrawal election.

              (   )   i.  In-service distributions are not permitted.

              ( X )   ii. In-service distributions are permitted.  If elected
                          below, a Participant must satisfy the requirement(s) specified to become eligible to receive an in-service distribution:

                  (   )    A.  A Participant must have attained age _________.

                  (   )    B.  A Participant must have completed _______Year(s)
                               of Service.

                  (   )    C.  A Participant must have________________________.

         b. If elected below, a Participant who is otherwise eligible to receive an in-service distribution must have a financial hardship as described in section 7.14 of the Plan before the in-service withdrawal is permitted.

              (   )   i.  Financial hardship is required for in-service
                          distributions.
              ( X )   ii. Financial hardship is not required for in-service
                          distributions.

43.      MULTIPLE PLAN REDUCTION

         a. If the Employer maintains or ever maintained another qualified plan in which any Participant in this Plan is (or was) a participant or could become a participant, one of the following must be completed. The Employer must also complete this section if it maintains a welfare benefit fund, as defined in section 419(e) of the Code, or an individual medical account, as defined in section 415(1)(2) of the Code, under which amounts are treated as Annual Additions with respect to any Participant in this Plan.

              ( X )   i.  Employer has never maintained another qualified plan.

              (   )   ii. The provisions of section 5.01.b.1 through 5.01.b.6.
                          will apply as if the other plan were a master or prototype plan.

              (   )   iii.    The method described below will limit total
                              annual additions to the maximum permissible
                              amount and will properly reduce any excess
                              amounts in a manner that precludes Employer
                              discretion.
                              ________________________________________________

                              ________________________________________________

                              ________________________________________________

         b. If the Participant is or has ever been a Participant in a defined benefit plan maintained by the Employer:

              ( X )   i.  [NO OTHER PLAN]

                          Employer has never maintained a defined benefit plan.

              (   )   ii. [DEFINED CONTRIBUTION PLAN REDUCTION]

                          In any Limitation Year, the Annual Additions credited under this Plan to the Participant may not cause the sum of the Defined Benefit Fraction and Defined Contribution Fraction to exceed 1.0. If the Employer's contribution that would otherwise be made on the Participant's behalf during the Limitation Year would cause the 1.0 limitation to be exceeded, the rate of contribution under this Plan will be reduced so that the sum of the fractions equals 1.0. If the 1.0 limitation is exceeded because of an Excess Amount, such Excess Amount will be reduced in accordance with
                          Section 5.01(h) of Article V.

              (   )   iii.    [DEFINED BENEFIT PLAN REDUCTION]

                          In any Limitation Year if the sum of the Defined Benefit Fraction and the Defined Contribution Fraction shall exceed 1.0 for any Participant in this Plan, the Plan Administrator shall adjust the numerator of the Defined Benefit Fraction so that the sum of both fractions shall not exceed 1.0 in any Limitation Year for such Participant.

44.      QUALIFIED EMPLOYER SECURITIES

         If elected below, the Trustee is authorized to invest an amount not to exceed the percentage of plan assets specified in qualified employer securities (as defined in section 407(d)(5) of ERISA).

         (    )   a.  Investment in qualified employer securities is not
                      permitted.

         ( X  )   b.  Investment in qualified employer securities is permitted in an amount not to exceed 25% of plan assets.

45.      DETERMINATION OF HIGHLY COMPENSATED EMPLOYEES

         ( X  )   a.  No exceptions with respect to the Plan's regular method for determination of Highly Compensated Employees.

         (    )   b.  The exclusions used to determine the Top-paid Group will be modified as follows:

              (   )   i.  No employees identified in 414(q)(8) of the Code will
                          be excluded.

              (   )   ii. Employees who have not completed _____ months of
                          service will be excluded (MAY NOT EXCEED 6 MONTHS OF SERVICE).

              (   )   iii.    Employees who normally work less than ____ hours
                              per week will be excluded (MAY NOT EXCEED 17-1/2
                              HOURS PER WEEK).

              (   )   iv. Employees who normally work less than ___ months
                          during any year will be excluded (MAY NOT EXCEED 6
                           MONTHS).

              (   )   v.  Employees who are less than age______ as of the end
                          of such year will be excluded (MAY NOT EXCEED AGE 21).

              (   )   vi. Employees subject to a Collective Bargaining
                          Agreement will be excluded subject to the regulations of section 414(q) of the Code.

         (    )   c.  Highly Compensated Employees will be determined using the method contained in section 414(q)(12) of the Code.

46.      EFFECTIVE DATES

         Notwithstanding the effective date elected in item 7., the effective date of the items selected below are as follows:

         ( X  )   a.  Not applicable.  All items are effective as elected in item 7.

         (    )   b.  The Plan Year election of item 9. is effective
                      ____________________________.

         (    )   c.  The Eligibility Requirements of item 13. are effective
                      ____________________________.

         (    )   d.  The Entry Date Requirements of item 17. are effective
                      ____________________________.

         (    )   e.  The Employer Matching Contribution provisions of item 22.
                      are effective ____________________________.

         (    )   f.  The Employer Profit Sharing provisions of item 24. are effective ____________________________.

         (    )   g.  The Employer Profit Sharing Contribution Account Vesting
                      Schedule of item 31 is effective _______________________.

         (    )   h.  The provisions of item ____are effective _______________.

         (    )   i.  The provisions of item ____are effective _______________.

         (    )   j.  The provisions of item ____are effective _______________.

         (    )   k.  The provisions of item ____are effective _______________.

         (    )   l.  The provisions of item ____are effective _______________.

         (    )   m.  The provisions of item ____are effective _______________.

         (    )   n.  The provisions of item ____are effective _______________.

         (    )   o.  The provisions of item ____are effective _______________.

47.      PLAN SPONSOR

         This regional prototype plan is sponsored by:

                                 Plan Data, Inc.
                        11130 Jollyville Road, Suite 100
                            Austin, Texas 78759-5599
                                 (512) 345-5833

          Plan Data, Inc. will inform the adopting employer of any amendments made to the Plan or of the discontinuance or abandonment of the Plan.

48.      EMPLOYER AND TRUSTEE SIGNATURES

NOTICE: Failure to properly complete this Adoption Agreement may result in disqualification of the Plan. The adopting employer may not rely on a notification letter issued by a Key District Office of the Internal Revenue Service as evidence that the plan is qualified under section 401 of the Internal Revenue Code. In order to obtain reliance with respect to plan qualification, the employer must apply to the appropriate key district office for a determination letter.

Signed this 28 day of April, 2000

                                   EMPLOYER:

                                    Pinnacle Global Group, Inc.
                                    -------------------------------------------
                                                  (Name of Employer)

ATTEST:

/s/ Pat Howles
---------------
                                   By:  /s/ R.E. Garrison II
                                       ----------------------------------------
                                        Authorized Signature

                                       President & CEO
                                       ----------------------------------------
                                       (Name and title of Signer)

The undersigned Trustee(s) hereby accepts its/their appointment as Trustee(s) under the Plan and agree(s) to serve in accordance with its terms.

         Signed this 2 day of May, 2000

                                           PINNACLE MANAGEMENT & TRUST CO.

                                                  /s/ Stephen D. Strake
                                           ------------------------------------

47.      PLAN SPONSOR

         This regional prototype plan is sponsored by:

                                 Plan Data, Inc.
                        11130 Jollyville Road, Suite 100
                            Austin, Texas 78759-5599
                                 (512) 345-5833

          Plan Data, Inc. will inform the adopting employer of any amendments made to the Plan or of the discontinuance or abandonment of the Plan.

48.      EMPLOYER AND TRUSTEE SIGNATURES

NOTICE: Failure to properly complete this Adoption Agreement may result in disqualification of the Plan. The adopting employer may not rely on a notification letter issued by a Key District Office of the Internal Revenue Service as evidence that the plan is qualified under section 401 of the Internal Revenue Code. In order to obtain reliance with respect to plan qualification, the employer must apply to the appropriate key district office for a determination letter.

Signed this 28 day of April, 2000

                                   EMPLOYER:

                                    Pinnacle Management & Trust Co
                                    -------------------------------------------
                                                  (Name of Employer)

ATTEST:

/s/ Linda K. Martin
--------------------
                                   By:  /s/ Stephen D. Strake
                                       ----------------------------------------
                                        Authorized Signature

                                       Stephen D. Strake President/COO
                                       ----------------------------------------
                                       (Name and title of Signer)

The undersigned Trustee(s) hereby accepts its/their appointment as Trustee(s) under the Plan and agree(s) to serve in accordance with its terms.

         Signed this 28th day of April, 2000

                                           PINNACLE MANAGEMENT & TRUST CO.

                                                  /s/ Stephen D. Strake
                                           ------------------------------------

47.      PLAN SPONSOR

         This regional prototype plan is sponsored by:

                                 Plan Data, Inc.
                        11130 Jollyville Road, Suite 100
                            Austin, Texas 78759-5599
                                 (512) 345-5833

          Plan Data, Inc. will inform the adopting employer of any amendments made to the Plan or of the discontinuance or abandonment of the Plan.

48.      EMPLOYER AND TRUSTEE SIGNATURES

NOTICE: Failure to properly complete this Adoption Agreement may result in disqualification of the Plan. The adopting employer may not rely on a notification letter issued by a Key District Office of the Internal Revenue Service as evidence that the plan is qualified under section 401 of the Internal Revenue Code. In order to obtain reliance with respect to plan qualification, the employer must apply to the appropriate key district office for a determination letter.

Signed this 1 day of May, 2000

                                   EMPLOYER:

                                    Spires Financial, L.P.
                                    -------------------------------------------
                                                  (Name of Employer)

ATTEST:

/s/ Pat Howles
--------------------
                                   By:  /s/ Peter W. Badeer
                                       ----------------------------------------
                                        Authorized Signature

                                       Peter W. Badeer
                                       ----------------------------------------
                                       (Name and title of Signer)

The undersigned Trustee(s) hereby accepts its/their appointment as Trustee(s) under the Plan and agree(s) to serve in accordance with its terms.

         Signed this 2 day of May, 2000

                                           PINNACLE MANAGEMENT & TRUST CO.

                                                  /s/ Stephen D. Strake
                                           ------------------------------------

47.      PLAN SPONSOR

         This regional prototype plan is sponsored by:

                                 Plan Data, Inc.
                        11130 Jollyville Road, Suite 100
                            Austin, Texas 78759-5599
                                 (512) 345-5833

          Plan Data, Inc. will inform the adopting employer of any amendments made to the Plan or of the discontinuance or abandonment of the Plan.

48.      EMPLOYER AND TRUSTEE SIGNATURES

NOTICE: Failure to properly complete this Adoption Agreement may result in disqualification of the Plan. The adopting employer may not rely on a notification letter issued by a Key District Office of the Internal Revenue Service as evidence that the plan is qualified under section 401 of the Internal Revenue Code. In order to obtain reliance with respect to plan qualification, the employer must apply to the appropriate key district office for a determination letter.

Signed this 1 day of May, 2000

                                   EMPLOYER:

                                    Sanders Morris Harris
                                    -------------------------------------------
                                                  (Name of Employer)

ATTEST:

/s/ Sandy Williams
--------------------
                                   By:  /s/ Ben T. Morris,
                                       ----------------------------------------
                                        Authorized Signature

                                       Ben T. Morris Pres.
                                       ----------------------------------------
                                       (Name and title of Signer)

The undersigned Trustee(s) hereby accepts its/their appointment as Trustee(s) under the Plan and agree(s) to serve in accordance with its terms.

         Signed this 2 day of May, 2000

                                           PINNACLE MANAGEMENT & TRUST CO.

                                                  /s/ Stephen D. Strake
                                           ------------------------------------

47.      PLAN SPONSOR

         This regional prototype plan is sponsored by:

                                 Plan Data, Inc.
                        11130 Jollyville Road, Suite 100
                            Austin, Texas 78759-5599
                                 (512) 345-5833

          Plan Data, Inc. will inform the adopting employer of any amendments made to the Plan or of the discontinuance or abandonment of the Plan.

48.      EMPLOYER AND TRUSTEE SIGNATURES

NOTICE: Failure to properly complete this Adoption Agreement may result in disqualification of the Plan. The adopting employer may not rely on a notification letter issued by a Key District Office of the Internal Revenue Service as evidence that the plan is qualified under section 401 of the Internal Revenue Code. In order to obtain reliance with respect to plan qualification, the employer must apply to the appropriate key district office for a determination letter.

Signed this 1 day of May, 2000

                                   EMPLOYER:

                                    Energy Recovery Resources, Inc.
                                    -------------------------------------------
                                                  (Name of Employer)

ATTEST:

/s/ Pat Howles
--------------------
                                   By:  /s/ Donald R. Campbell
                                       ----------------------------------------
                                        Authorized Signature

                                       Donald R. Campbell, Secretary/Treasurer
                                       ----------------------------------------
                                       (Name and title of Signer)

The undersigned Trustee(s) hereby accepts its/their appointment as Trustee(s) under the Plan and agree(s) to serve in accordance with its terms.

         Signed this 2 day of May, 2000

                                           PINNACLE MANAGEMENT & TRUST CO.

                                                  /s/ Stephen D. Strake
                                           ------------------------------------